UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material Pursuant to §240.14a-12

KBW, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KBW, Inc.

787 Seventh Avenue

New York, New York 10019

April 27, 2012

Dear Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of KBW, Inc. The meeting will be held at 10:00 a.m., New York time, on Tuesday, June 12, 2012, at the AMA New York Executive Conference Center, located at 1601 Broadway (between 48th and 49th streets), New York, New York 10019.

The accompanying Notice of Our 2012 Annual Meeting of Stockholders and the 2012 Proxy Statement describe the items to be considered and acted upon by stockholders at the Annual Meeting.

Please note our procedures for admission to the Annual Meeting, which are described in the Notice of Our 2012 Annual Meeting of Stockholders.

If you are a stockholder of record and received printed proxy materials, you will find enclosed a proxy card or cards and an envelope in which to return the card(s). If you are a stockholder of record and elected to receive the proxy materials electronically, you will receive an e-mail message with instructions on how to vote. Similarly, if you are a stockholder of record and received a notice of the Internet availability of the proxy materials in the mail, such notice also contains instructions on how to vote. If you are not a stockholder of record but are a beneficial owner of shares held in “street name,” you must follow the instructions provided by the broker, bank, trust or similar entity holding your shares to direct them how to vote your shares, which are similar to the voting procedures for stockholders of record.

Additional information regarding the distinction between stockholders of record and “street name” holders, as well as the various available voting procedures, are described further under the questions “What is the difference between a ‘record’ holder and a ‘street name’ holder?” and “How do I submit my proxy and vote my shares?” on pages 2 and 3, respectively. Whether or not you plan to attend the Annual Meeting, please sign, date and return your enclosed proxy card(s), or vote over the phone or Internet, as soon as possible so that your shares can be voted in accordance with your instructions.

You can revoke your proxy before the Annual Meeting and issue a new proxy as you deem appropriate. You will find the procedures to follow if you wish to revoke your proxy under the question “Can I change my vote after I have submitted my proxy?” on page 6 of this Proxy Statement.

Your vote is very important. We look forward to seeing you at the Annual Meeting.

This Proxy Statement, along with our 2011 annual report and the proxy, is being distributed to stockholders on or about April 27, 2012.

Sincerely,

THOMAS B. MICHAUD	ANDREW M. SENCHAK
Chief Executive Officer	Chairman of the Board

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF KBW, INC.

TO BE HELD ON TUESDAY, JUNE 12, 2012

NOTICE OF OUR 2012 ANNUAL MEETING OF STOCKHOLDERS	1
QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING AND VOTING	2
PROPOSAL 1 — Election of Class I Directors	7
Composition of Our Board and Director Biographies	7
CORPORATE GOVERNANCE	11
Our Corporate Governance Guidelines and Codes of Ethics	11
Director Independence	11
Our Board’s Leadership Structure	12
Our Presiding Director and Meetings of Our Non-Management Directors	13
Our Board’s Role in Risk Oversight	14
Relationship of Our Compensation Policies and Practices to Risk Management	14
Nominations for Directors	15
Communications with Our Board	16
MEETINGS AND COMMITTEES OF OUR BOARD	17
Our Board	17
Our Board Committees	17
Compensation Committee Interlocks and Insider Participation	20
EXECUTIVE COMPENSATION	21
Compensation Discussion and Analysis	21
Introduction to Our Compensation Program	21
Our 2011 Executive Summary	21
Our Compensation Philosophy and Objectives	23
Our Process for Determining Compensation	29
Our 2011 Executive Compensation Components	33
Deductibility of Executive Compensation	38
Compensation Committee Report	38
Summary Compensation Table	39
2011 Grants of Plan-Based Awards	41
Outstanding Equity Awards at Fiscal Year-End 2011	42
Option Exercises and Stock Vested for 2011 Fiscal Year	43
AGREEMENTS WITH THE NAMED EXECUTIVE OFFICERS	44
Overview of the Executive Agreements	44
Termination and Change of Control Provisions in the Executive Agreements	46
Other Change of Control Provisions	49
Other Termination Provisions	49
Potential Payments Upon Termination or Change of Control	50
PROPOSAL 2 — Advisory Vote on Executive Compensation (“Say on Pay” Vote)	54
PROPOSAL 3 — Approval of an Amendment to the KBW, Inc. 2009 Incentive Compensation Plan to Increase the Aggregate Number of Shares of Common Stock Authorized for Issuance	55
Overview	55

KBW, Inc.

787 Seventh Avenue, New York, New York, 10019

NOTICE OF OUR 2012 ANNUAL MEETING OF STOCKHOLDERS

Date:	Tuesday, June 12, 2012.

Time:	10:00 a.m., New York time.

Place:	AMA New York Executive Conference Center, 1601 Broadway (between 48th and 49th streets), New York, New York, 10019.

Purposes:	1. To elect three Class I directors to serve on the Board of Directors until the annual meeting in 2015.

2.     To hold an advisory vote on executive compensation (“say on pay” vote).

3.     To approve an amendment the KBW, Inc. 2009 Incentive Compensation Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,000,000 shares.

4.     To ratify the appointment of KPMG LLP, the Company’s independent registered public accounting firm (independent auditors), for the year ending December 31, 2012.

5. To transact such other business that may properly come before the meeting and any adjournments thereof.

Who Can Vote:	Stockholders at the close of business on April 17, 2012.

How You Can Vote:

You may vote your proxy by marking, signing and dating the enclosed proxy card and returning it as soon as possible using the enclosed envelope. You may also vote over the Internet as described on the proxy card or voting instruction card or on the notice of Internet availability of proxy materials, or you may vote over the telephone as described on the proxy card or voting instruction card. If you are receiving these proxy materials electronically, the e-mail message you received contains instructions for voting.

Who May Attend:

Only persons with either an admission ticket, evidence of stock ownership or who are guests of the Company may attend the meeting. Photo identification will be required (a driver’s license or passport is preferred).

•      If your shares are registered in your name:  If you received printed proxy materials, you must bring the admission ticket attached to your proxy card. If you only received the notice of Internet availability of proxy materials or you elected to receive your proxy materials electronically, please contact Alan Oshiki with Investor Relations at (866) 529-2339 and request an admission ticket.

•      If your shares are registered in the name of a broker, trust, bank or other nominee:  You must bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares on the record date. If you do not have either an admission ticket or proof that you own shares, you will not be admitted to the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 12, 2012:

The 2012 Notice and Proxy Statement and the 2011 annual report are available at www.proxyvote.com

By Authorization of the Board of Directors,

MITCHELL B. KLEINMAN
General Counsel and Corporate Secretary

New York, New York

April 27, 2012

Your Vote Is Important.
Whether You Own One Share Or Many, Your Prompt Cooperation In Voting Your Proxy Is Greatly Appreciated.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING AND VOTING

The Board of Directors (the “Board”) of KBW, Inc. (which we refer to as the “Company,” “KBW,” “we,” “our” or “us” in this Proxy Statement) is soliciting your proxy to vote your shares of common stock at our 2012 Annual Meeting of Stockholders (the “Meeting”).

Why did I receive this Proxy Statement?

You received this Proxy Statement because you were a stockholder at the close of business on April 17, 2012, the record date, and are therefore entitled to vote at the Meeting. This Proxy Statement, the 2011 annual report and the accompanying proxy card or voting instruction card are being distributed to stockholders beginning on April 27, 2012. The Board is soliciting your proxy to give all stockholders on the record date the opportunity to vote on matters that will be presented at the Meeting. This Proxy Statement provides you with, among other things, information on these matters to assist you in voting your shares.

What is the purpose of the Meeting?

At the Meeting, stockholders will vote upon the matters outlined in the Notice of Our 2012 Annual Meeting of Stockholders. These are expected to be:

•                  the election of three Class I directors,

•                  an advisory vote on executive compensation, also known as a “say on pay” vote,

•                  the approval of an amendment to the KBW, Inc. 2009 Incentive Compensation Plan (the “2009 Incentive Plan”) to increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,000,000 shares, and

•                  the ratification of the appointment of KPMG LLP (“KPMG”), our independent registered public accounting firm.

What is a proxy?

It is your designation of another person to vote stock you own. That other person is called a proxy. When you designate a proxy, you also may direct the proxy how to vote your shares. Andrew M. Senchak, Robert Giambrone and Mitchell B. Kleinman, three of our executive officers, have been appointed by the Board as proxies for the Meeting. By completing and returning the enclosed proxy card or submitting your proxy by telephone or the Internet, you are giving the proxies the authority to vote your shares in the manner you indicate.

What is a proxy statement?

It is a document that we are required to give you, in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), when we ask you to designate proxies to vote your shares of common stock at a meeting of our stockholders. The proxy statement includes information regarding the matters to be acted upon at the Meeting and certain other information required by the rules and regulations of the SEC and the New York Stock Exchange (the “NYSE”).

What is the difference between a “record” holder and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare Shareowner Services, our stock transfer agent, you are a “stockholder of record,” or the “record” holder of those shares. As the record holder, you have the right to vote your shares in person or by proxy at the Meeting.

If your shares are held in an account at a brokerage firm, bank, trust or similar entity, then you are the beneficial owners of shares held in “street name.” The entity holding your account is considered the record holder for purposes of voting at the Meeting. As a street name holder, you usually cannot vote your shares directly. However, since you are the beneficial owner of the shares, you have the right to direct the entity on how to vote the shares held in your account, as described below under “How do I submit my proxy and vote my shares?”

Who pays the cost of this proxy solicitation?

We pay the costs of soliciting proxies. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of common stock.

Who is qualified to vote?

You are qualified to receive notice of and to vote at the Meeting if you own shares of common stock at the close of business on our record date, which is Tuesday, April 17, 2012.

How many shares must be present to hold the Meeting?

In accordance with the amended and restated bylaws of the Company, shares equal to a majority of the voting power of the outstanding shares of common stock entitled to vote as of the record date must be present at the Meeting in order to hold the Meeting and conduct business. This is called a quorum. Your shares are counted as present at the Meeting if:

•              you are present and vote in person at the Meeting, or

•              you have properly and timely submitted your proxy.

How many shares of common stock may vote at the Meeting?

As of April 17, 2012, there were 34,776,678 shares of common stock outstanding and entitled to vote.  Each share of common stock is entitled to one vote on each matter presented.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of materials?

SEC rules enable us to provide access to our proxy materials over the Internet, as long as we mail a brief notice of Internet availability of proxy materials to stockholders that have not already requested printed copies of a full set of materials. Using a notice of Internet availability reduces our costs and the environmental impact of the Meeting.

Why did I receive multiple proxy cards or multiple Notices of Internet Availability of Proxy Materials?

You may receive more than one proxy card or more than one notice of Internet availability of proxy materials because you hold your shares in different ways (i.e., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held in “street name” by more than one entity or in multiple accounts, you will receive these documents or other voting information from the entities holding your shares, and you will return your proxy cards to them or otherwise follow their instructions for voting. In order to ensure that all of your shares are voted, you should vote with respect to all your accounts by completing and signing each proxy card, or by voting over the Internet or telephone using the control or authentication numbers provided for each account, as described below under “How do I submit my proxy and vote my shares?”

How do I submit my proxy and vote my shares?

The notice of Internet availability of proxy materials contains instructions on how to access and view our proxy materials online, describes the methods through which you may vote your shares and provides instructions on how to request printed materials if you prefer them.

If you are a stockholder of record, you may submit your proxy and vote in any of the following ways:

•              if you received a printed set of proxy materials by mail, by completing and mailing the paper copy of the proxy card,

•              over the telephone by calling the toll free number that is listed on the proxy card, or

•              via the Internet using the website that is listed on either the proxy card or the notice of Internet availability.

The Internet and telephone voting procedures require you to authenticate your identity as a stockholder. If you are a stockholder of record and would like to submit your proxy by Internet, please refer to the instructions contained in the proxy card or the notice of Internet availability, and if you would like to submit your proxy by telephone, please refer to the instructions in the proxy card only. If you vote via telephone or the Internet, please do not return a completed proxy card. Note that if you elected to receive these materials electronically you did not receive a proxy card, and the e-mail message accompanying the materials contains instructions for voting.

If you hold your shares in “street name,” you must follow the instructions provided by your broker, bank, trust or similar entity holding your shares to direct them how to vote your shares, which are similar to the voting procedures for stockholders of record. If you received the notice of Internet availability from the entity holding your shares and subsequently requested a printed set of materials in the mail, you will receive from them a voting instruction card (not a proxy card) to use in directing them how to vote your shares.

How can I attend the Meeting?

Our stockholders are invited to attend the Meeting. To help us plan for the Meeting, please let us know whether you expect to attend, by responding affirmatively if prompted during Internet or telephone voting or by marking the attendance box on the proxy card. You will be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the Meeting.

If you are a stockholder of record, you must bring the admission ticket that is attached to your proxy card. If you only received the notice of Internet availability of proxy materials or you have elected to receive your proxy materials electronically and therefore did not receive a physical admission ticket, please contact Alan Oshiki with Investor Relations at (866) 529-2339 and request an admission ticket.

If you hold your shares in “street name,” instead of an admission ticket you will need to bring a proxy or a letter from your broker, bank or other entity holding your shares, or your most recent brokerage account statement that confirms that you are the beneficial owner of those shares on the April 17, 2012 record date. If you do not have either an admission ticket or evidence that you own shares, you will not be admitted to the Meeting.

Can I vote my shares in person at the Meeting?

If you are a stockholder of record, you may vote your shares in person at the Meeting by completing a ballot at the Meeting. Even if you currently plan to attend the Meeting, we recommend that you also submit your proxy as described so your vote will be counted if you later decide not to attend. If you submit your vote by proxy and later decide to vote in person at the Meeting, the vote you submit at the Meeting will override your proxy vote.

If you are a “street name” holder, you may not vote your shares in person at the Meeting unless you obtain a legal proxy from the brokerage firm, bank or other entity holding your shares, giving you the right to vote the shares at the Meeting. A legal proxy is a written document from such entity authorizing you to vote the shares it holds for you in its name.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

•                  FOR the election of each nominee for Class I director with a term expiring at the 2015 annual meeting of stockholders.

•                  FOR the advisory resolution approving the Company’s executive compensation.

•                  FOR the approval of the amendment to the 2009 Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,000,000 shares.

•                  FOR the ratification of the appointment of KPMG as our independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2012.

What vote is required to approve each proposal?

Proposal 1 requires a plurality of the votes cast to elect each director, meaning that the three director nominees who receive the most votes cast at the Meeting in person or by proxy will be elected.

Proposals 2, 3 and 4 require the affirmative vote of a majority of those shares of common stock present in person or represented by proxy and entitled to vote thereon at the Meeting.

What is the impact of a non-binding advisory vote of stockholders?

A vote on Proposal 2, which concerns our executive compensation, is a non-binding advisory vote intended to solicit the input of our stockholders on such matter. Please refer to the description of such proposal on page 54 for more information on the advisory nature of such proposal.

What are my choices when voting?

As to Proposal 1, with respect to each nominee for director, you may cast your vote in favor of electing such nominee or withhold your vote for any or all nominees. As to Proposals 2, 3 and 4, you may cast your vote for or against such proposal, or you may abstain from voting your shares.

How would my shares be voted if I do not specify how they should be voted?

If you sign and return your proxy card or submit your proxy by telephone or the Internet without indicating how you want your shares to be voted, the proxies appointed by the Board will vote your shares as follows:

•                  FOR the election of each nominee for Class I director with a term expiring at the 2015 annual meeting of stockholders.

•                  FOR the advisory resolution approving the Company’s executive compensation.

•                  FOR the approval of the amendment to the 2009 Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,000,000 shares.

•                  FOR the ratification of the appointment of KPMG as our independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2012.

The persons identified in “What is a proxy?” above, and each of them, have been appointed as proxies by the Board.

How are votes withheld and abstentions treated?

Your vote is important. We urge you to vote, or to instruct your broker, bank, trust or other entity how to vote, on all matters before the Meeting.  If you do not submit your proxy or voting instructions and do not vote by ballot at the Meeting, your shares will not be counted as present at the Meeting, unless you hold your shares in “street name” and the broker, bank, trust or other entity has discretion to vote your shares (as described under “How are broker non-votes treated?” below) and does so.

If you properly submit your proxy but either withhold authority to vote or choose to abstain from voting on one of more of the proposals, your shares will be deemed “present” at the Meeting and will be counted both for quorum purposes and to calculate the vote on the particular proposal or proposals on which you abstained or withheld authority to vote. With respect to Proposal 1, votes withheld and abstentions will have no effect on the outcome of the vote. With respect to Proposals 2, 3 and 4, votes withheld and abstentions will have the same effect as a vote against the matter.

How are broker non-votes treated?

If you are a “street name” holder and fail to instruct the broker, bank, trust or other entity holding your shares how to vote your shares on a particular proposal, those shares are considered to be “uninstructed.” NYSE rules determine the circumstances under which NYSE member-brokers have discretion to vote uninstructed shares held by them on behalf of their clients who are street name holders. To the extent shares are uninstructed and a broker, bank, trust or other entity does not have discretionary voting power with respect to a proposal, or if it has discretionary voting power but does not exercise it, the uninstructed shares are referred to as “broker non-votes.”

Without voting instructions from beneficial owners, NYSE member-brokers cannot vote shares held in their clients’ accounts on any of Proposals 1, 2 or 3, as they are all considered to be non-routine matters under the NYSE rules. Uninstructed shares will therefore not be voted on these proposals. For Proposal 4, the rules permit member-brokers (other than Keefe, Bruyette & Woods, Inc., our wholly-owned broker-dealer subsidiary (“Keefe”), for the reasons described below) to vote uninstructed shares.

If a broker submits a proxy for shares held in street name, but does not vote such shares due to lack of instruction from the beneficial owner and the absence of discretionary voting power (or failure to exercise such power), such broker non-votes will still be counted as “present” for the purpose of determining a quorum at the Meeting. However, for each of Proposals 1, 2, 3 or 4, broker non-

votes will not be counted for the purpose of determining the final vote on such proposal. Therefore, broker non-votes will not impact our ability to obtain a quorum and will not otherwise affect the voting outcome on any of the proposals scheduled to be voted on at the Meeting.

Keefe is a member-broker of the NYSE and a stockholder of record with respect to shares of our common stock held in street name on behalf of our clients. Because Keefe is our affiliate, NYSE rules prohibit it from voting uninstructed shares, even on routine proposals. Keefe may vote uninstructed shares on any proposals only in the same proportion as the votes cast by all record holders on such matters.

Can I change my vote after I have submitted my proxy?

If you are the record holder of your shares, you may revoke your proxy at any time before your proxy is voted at the Meeting by doing one of the following:

•                  submitting a later-dated proxy by Internet or telephone before 11:59 p.m., New York time, on June 11, 2012,

•                  submitting a later-dated proxy to our Office of the General Counsel at our principal executive offices located at 787 Seventh Avenue, New York, New York 10019, which must be received by us prior to the time of the Meeting,

•                  sending a written notice of revocation to our Office of the General Counsel at our principal executive offices, which must be received by us prior to the time of the Meeting, stating that you revoke your proxy, or

•                  attending the Meeting and voting your shares in person.

If your shares are held in “street name,” you may change your vote by submitting new voting instructions to your brokerage firm, bank, trust or similar entity. Depending on the method such entity chooses to vote your shares, the new vote must be received from the entity by the deadlines described above. However, if you have obtained a legal proxy from such entity giving you the right to vote your shares as described under “Can I vote my shares in person at the Meeting?” above, you may change your vote by attending the meeting and voting in person.

Who will count the votes?

Representatives from Broadridge Financial Solutions, Inc. will count the votes and serve as our Inspectors of Election. The Inspectors of Election will be present at the Meeting.

If you have any further questions about voting your shares or attending the Meeting, please call Alan Oshiki with Investor Relations at (866) 529-2339.

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

Composition of Our Board and Director Biographies

Our Board currently consists of seven directors, divided into three classes, with Class I having three directors and Classes II and III each having two directors. The directors in each class serve a three-year term. The terms of each class expire at successive annual meetings so that the stockholders elect one class of directors at each annual meeting. The current composition of our Board is as follows:

Class I Directors (term expiring at this Meeting)	John G. Duffy
Daniel M. Healy
Michael J. Zimmerman

Class II Directors (serving until the 2014 Meeting)	Andrew M. Senchak
Christopher M. Condron

Class III Directors (serving until the 2013 Meeting)	Thomas B. Michaud
James K. Schmidt

The election of Class I directors will take place at the Meeting. At its meeting held on February 21, 2012, the Board approved the recommendation of the Corporate Governance and Nominations Committee (the “CG&N Committee”) that the current Class I directors each be nominated for election to a new three-year term.

If elected, each Class I director nominee will serve on the Board until the 2015 annual meeting of stockholders, or until his successor is duly elected and qualified in accordance with the amended and restated bylaws of the Company. If any nominee should become unable to accept election, Messrs. Senchak, Giambrone and Kleinman, and each of them, as designated proxies, may vote for other person(s) selected by the Board or the named proxies. Management believes that the nominees for election at the Meeting will, if elected, be able to serve as directors for their designated term.

Your Board Recommends a Vote FOR
Each Class I Director Nominee Listed Below

Nominees for Election as Class I Directors with Terms, if Elected, Expiring at the 2015 Annual Meeting:

John G. Duffy.  Mr. Duffy, 62, has been a director of KBW, Inc. since its formation in August 2005. He served as Chairman and CEO from its formation until October 2011 and currently serves as Vice Chairman, a position he has held since October 2011. He joined us in 1978 as manager of our Bank Watch Department evaluating credit ratings for financial institutions nationwide. He became a director of Keefe in 1990, was named its Co-CEO and President in 1999 and served as Chairman and CEO from 2001 until October 2011. Prior to that, Mr. Duffy was Executive Vice President in charge of Keefe’s Investment Banking Department. Mr. Duffy is also Chairman of Keefe, Bruyette & Woods Asia Limited, our wholly-owned subsidiary in Hong Kong (“KBW Asia”) and a director of Keefe, Bruyette & Woods Limited, our wholly-owned subsidiary in the United Kingdom (“KBWL”). He is a graduate of the City College of New York. Mr. Duffy serves on the U.S. Advisory Board of Trustees of the UCD Michael Smurfit Graduate School of Business in Dublin, Ireland. In addition, he is a trustee of The Ursuline School in New Rochelle, New York, Cardinal Hayes High School in Bronx, New York and the Cardinal and Gold Fund. He is also a director of the American Ireland Fund and of JBJ Holdings, a privately-held food distribution company in Walnut Creek, California. He also serves on the Advisory Council of the Weissman Center for International Business at Baruch College.

With almost 40 years of experience in the investment banking industry and a career with us spanning over three decades, Mr. Duffy served as our Chairman and CEO for the past several years because of his deep institutional knowledge and understanding of our business and our strategy, his years of demonstrated leadership and his commitment to our Company.  During his tenure in such roles, he was instrumental in enhancing our franchise, promoting our brand, selectively expanding our operations and increasing our market presence. It was under Mr. Duffy’s direction and leadership that we recovered from the devastating impact to our Company and our employees of the terrorist attacks on September 11, 2001, that we successfully completed our initial public offering in November 2006 (the “IPO”), and that we emerged relatively healthy from the 2008 global economic crisis that debilitated or consumed many of our competitors. The Board believes that Mr. Duffy’s extensive investment banking experience, longstanding client relationships and proven set of key attributes and skills make him well suited to continue to serve not only as a senior investment banker, but also as a director and Vice Chairman of our Company.

Daniel M. Healy.  Mr. Healy, 69, has been a director of KBW, Inc. since October 2006. He has been the Chief Executive Officer and a director of Florida Community Bank, N.A. (formerly Premier American Bank, N.A.) since its acquisition in January 2010 by Bond Street Holdings, Inc., where he has served as CEO and a director since May 2009. Mr. Healy served as Executive Vice President and Chief Financial Officer of North Fork Bancorporation, Inc., a New York-based bank holding company formerly listed on the NYSE, from 1992 until its acquisition by Capital One Financial Corporation in December 2006. Mr. Healy had also been a member of the Board of Directors of North Fork since 2000. He currently serves as a member of the board of directors and chairman of the audit committee of Hiscox LTD (“Hiscox”), a public company (LSE: HSX.L) and as a senior advisor to Permira Advisors, a private equity firm headquartered in London. He served as Executive Chairman of the board of directors of Herald National Bank, a publicly-held commercial bank in New York (NYSE Alternext US: HNB) from January 2008 until his resignation in May 2009 and as a director of Harlem RBI, a not-for-profit organization, from October 2002 to April 2010.

Mr. Healy was selected for the Board because of his extensive experience and longstanding reputation in the banking sector. His background as the Chief Financial Officer and a director of North Fork for many years, as a board member of several financial services institutions including several publicly-held companies, and his current role as a Chief Executive Officer of a full-service community bank, combine to give him a depth of experience and a specialized understanding of the commercial banking industry. The Board believes that these qualities enable Mr. Healy to provide the Board with valuable insights and knowledge both from a client as well as a public company perspective, as he is able to help the Board analyze the complexities and trends within the banking industry, including its participants, customers and regulators, and identify the factors motivating and affecting corporate strategy. As our longest-tenured independent director, Mr. Healy serves as our presiding non-management director and as a member of our Audit Committee and our CG&N Committee. Furthermore, his significant financial and accounting experience resulted in the Board’s determination that he is our designated “audit committee financial expert” under the applicable rules of the SEC and is best-qualified to serve as Chairman of our Audit Committee.

Michael J. Zimmerman.  Mr. Zimmerman, 61, has been a director of KBW, Inc. since October 2007. Mr. Zimmerman is Executive Vice President and Chief Financial Officer of the Continental Grain Company and a member of the Investment Committee of Arlon Group, LLC, its investment subsidiary. Continental Grain is a diversified international agribusiness and investment firm, headquartered in New York City. Mr. Zimmerman is responsible for the financial and strategic initiatives within Continental Grain’s established operations, as well as investment activities in new and related areas. Prior to joining Continental Grain in 1996, Mr. Zimmerman was a Managing Director at Salomon Brothers, where he held numerous senior-level positions in the company’s investment banking and firm investment areas. Mr. Zimmerman is a Director and Chairman of Overseas Shipholding Group, Inc., a public company (NYSE: OSG), and a Director of Continuum Health Partners, a not-for-profit organization. He is active in several educational, religious and philanthropic organizations. From May 1998 until April 2007 he was a Director and Chairman of Premium Standards Farms, Inc. He also served as a Director of Financial Federal Corporation, a company formerly listed on the NYSE, from June 2004 until its acquisition in February 2010, where he also served as a member of the audit committee, and as an Advisory Director of Smithfield Foods, Inc. from May 2007 until September 2009. He holds a Bachelor of Arts degree from Trinity College and is a graduate of the Harvard Business School, where he received a Master of Business Administration degree.

As a member of our Board, our Audit Committee and our Compensation Committee, Mr. Zimmerman’s expertise in analyzing, selecting and managing various investment activities, his prior experience at another Wall Street firm in a variety of leadership positions, and his broad understanding of investment banking both as an industry and a culture all provide valuable judgment and insights, including those relevant to the recent economic climate. This background, together with the perspectives applied from his past and present service on other boards, including as an independent director and audit committee member of a publicly-held company, bring a knowledge and a skill set that are integral to Board deliberations regarding our growth, strategic vision and risk management and to the fulfillment of its responsibilities to our Company and our stockholders.

Continuing Class II Directors with Terms Expiring at the 2014 Annual Meeting:

Andrew M. Senchak.  Mr. Senchak, 65, has been Chairman of KBW, Inc. since October 2011 and a director since its formation in August 2005. He previously served as President and Vice Chairman from its formation until October 2011. He has been with our Investment Banking Department since 1985. In 1997, he became a director of Keefe as well as head of the Investment Banking Department, and was elected its Vice Chairman and its President in 2001. Mr. Senchak stepped down as President of Keefe in 2006 and as co-head of Investment Banking in January 2011. Mr. Senchak is also a director of KBWL and KBW Asia. Prior to joining our firm, Mr. Senchak taught Economics at Rutgers University and spent two and a half years in Brazil with the Peace Corps. He received a B.A. in Liberal Arts from Lafayette College and earned a Ph.D. in Economics from Columbia University. Mr. Senchak is a member of the Board of Trustees of the National September 11 Memorial & Museum at the World Trade Center, the KBW Family Fund and the MacDowell Colony. He was on the board of WeatherWise USA, Inc., a private company, from 1996 to 2011.

Mr. Senchak has been with our Company for over 25 years, which together with his background in academia, brings to the Board decades of experience and knowledge regarding finance, capital markets, and the banking and financial services industry, including in both the public and private sectors. As our former co-head of investment banking and in his continuing role as a senior banker, his deep client relationships and extensive capital raising, merger and acquisitions and strategic advisory experience provide the Board with crucial detail and an intimate familiarity with a key component of our business, which is especially important in the current environment.

Christopher M. “Kip” Condron.  Mr. Condron, 64, has been a director of KBW, Inc. since February 2007. He was the President, CEO and a director of AXA Financial, Inc., a multinational provider of diversified financial services, from May 2001 until his retirement in January 2011. He was also Chairman of the Board, President and CEO of AXA Financial’s principal insurance subsidiary, AXA Equitable Life Insurance Company, and of MONY Life Insurance Company and MONY Life Insurance Company of America. In addition, Mr. Condron was a member of the Management Board and Global Head of Life & Savings and Health of AXA Financial’s parent, AXA (Euronext Paris: CS and OTCQX Platform: AXAHY), a worldwide leader in financial protection and wealth management. He is currently a director of AllianceBernstein Corporation, AXA’s subsidiary and asset management affiliate, which in turn is the General Partner of AllianceBernstein Holding, L.P. (NYSE: AB). He also serves as Chairman of the Compensation Committee and a member of each of the Corporate Governance and Executive Committees of AllianceBernstein Corporation. Prior to joining AXA Financial in 2001, Mr. Condron was President and Chief Operating Officer of Mellon Financial Corporation and Chairman and Chief Executive Officer of its subsidiary, the Dreyfus Corporation. He is a director of Central Supply Corp., was a director of the Financial Services Roundtable from October 2004 to January 2011, where he served as chairman, and was a director of the American Council of Life Insurers from January 2007 to January 2011. He is a director of the American Ireland Fund and serves as its Treasurer and Chairman of its Executive Committee, and is Chair of the Board of Trustees of the University of Scranton.

With his extended tenure as the CEO of a highly-regulated financial services organization that is part of a global enterprise, Mr. Condron brings the perspective of an experienced leader and a unique understanding of the elements necessary to lead and manage a large and complicated organization. These attributes have been integral to the Board’s efforts at shaping our culture and navigating the financial markets as a public company in a heavily regulated industry, evaluating various domestic and international expansion opportunities, providing guidance regarding our business focus and strategic direction, pursuing internal leadership development initiatives and maintaining positive relations with our executives and employees. He serves as a member of all our independent Board committees, and his extensive experience with detailed and complex compensatory matters and his awareness of trends and shifts in the executive compensation landscape, resulting not only from his background as a Chief Executive Officer but also as the chairman of another public company’s compensation committee, make him uniquely qualified to serve as Chairman of our Compensation Committee.

Continuing Class III Directors with Terms Expiring at the 2013 Annual Meeting:

Thomas B. Michaud.  Mr. Michaud, 48, has been the Chief Executive Officer and President of KBW, Inc. since October 2011 and a Vice Chairman and director since its formation in August 2005. He previously served as Chief Operating Officer from August 2005 until October 2011. As the Chairman, CEO and President of Keefe, he oversees all components of the firm’s coordinated brokerage operations, including sales and trading, capital markets and research. He began his career with us in 1986 as a credit trainee in the Bank Watch Department and transferred to the Research Department before joining our Equity Sales Team in 1988. He was named Director of Equity Sales and Executive Vice President in 1999. He became a director of Keefe in 1999, its Vice Chairman and Chief Operating Officer in 2001, its President in 2006 and its Chairman and CEO in October 2011. He is also the Chairman of KBWL and a director of KBW Asia. Mr. Michaud is a graduate of Middlebury College and earned an M.B.A. from the Stern School of Business at New York University. From 1994 until 2001, he was an elected member of the Representative Town Meeting of the Town of Greenwich, Connecticut. The Representative Town Meeting is the legislative body for the Town of Greenwich. He is also a member of the Board of Advisors of the Greenwich Chapter of the American Red Cross, a member of the board of directors of the Foreign Policy Association, a non-profit organization, and serves on the Middlebury College Capital Campaign Committee.

Having spent his entire career with us, Mr. Michaud brings to the Board a detailed perspective and core understanding of the critical business lines responsible for the generation of a significant portion of our overall revenues. He plays a primary leadership role in all major facets of our business and our strategic initiatives and has been integrally involved in leading our international expansion efforts. His lead role in our key operations and understanding of our full range of services, his reputation and relationships with our clients and in the industry, his expertise in the financial and trading markets, and his extensive knowledge of the banking sector all serve to provide the Board with valuable institutional insights regarding our customer relationships, strategic development and direction, execution of our business plan and the opportunities and challenges faced by our industry and make him best-suited to continue to serve as our Chief Executive Officer and President, as well as being a director and Vice Chairman.

James K. Schmidt.  Mr. Schmidt, 61, has been a director of KBW, Inc. since June 2007. From 1998 until April 2007, Mr. Schmidt was an Executive Vice President of MFC Global Investment Management and its predecessor organizations. Mr. Schmidt joined MFC as Vice President and Portfolio Manager in 1985. He was named to the Investment Policy Committee in 1994 and was named Senior Investment Strategist in 2006. He served as the portfolio manager of the John Hancock Regional Bank Fund from its inception in 1985 until his retirement in April 2007. From 1991 until April 2007, Mr. Schmidt was a Vice President of the John Hancock Financial Trends Fund. Prior to joining MFC, Mr. Schmidt was a Portfolio Manager at the Hartford Insurance Group. Mr. Schmidt serves as a director of Vinfen Corporation, a not-for-profit organization and as a director of Boston Private Bank and Trust Company (“Boston Private”), a private banking and investment management firm. He also served as a director and member of the audit committee of Herald National Bank (“Herald”), a publicly-held commercial bank in New York (NYSE Alternext US: HNB), from January 2008 until his resignation in March 2011. Mr. Schmidt is a Chartered Financial Analyst and a past President of the BancAnalysts Association of Boston. Mr. Schmidt received a B.S. from Brown University and an S.M. from the M.I.T. Sloan School of Management.

In his career as a portfolio manager, Mr. Schmidt was widely-recognized as a leading authority on bank and financial stocks. The John Hancock Regional Bank Fund, which he managed from inception until his retirement, was the largest financial services sector fund in the Lipper Universe and one of the highest ranking of all mutual funds in cumulative performance during his tenure. His responsibilities extended considerably beyond portfolio management and included marketing, product management, public relations and investment and corporate strategy. The Board believes that Mr. Schmidt’s professional background and proven track record in analyzing and identifying strategic and investment opportunities, as well as his service as a board member at several public and private financial services companies, provide him with an acute understanding of the key and often complex issues faced by our Company. These qualities make him a valuable asset and contributor to the Board and our management, and as a member of our Compensation Committee and Chairman of our CG&N Committee.

CORPORATE GOVERNANCE

Our Corporate Governance Guidelines and Codes of Ethics

The Board has adopted Corporate Governance Guidelines which are available at www.kbw.com by first clicking “Investor Relations” and then “Corporate Governance.” Our Corporate Governance Guidelines, along with the charters of the Board committees, our Code of Business Conduct and Ethics (the “Code of Ethics”) and the supplement to the Code of Ethics applicable to the Chief Executive Officer and Senior Financial Officers (the “Supplemental Code of Ethics”), provide the framework for the corporate governance of the Company.

The Board also adopted the Code of Ethics, which applies to all employees, officers and directors of the Company and its subsidiaries, as well as the Supplemental Code of Ethics. As of the date of this Proxy Statement, since their adoption no amendments to or waivers from either the Code of Ethics or the Supplemental Code of Ethics have been approved by the Board. The full text of each such code is available at www.kbw.com by first clicking “Investor Relations” and then “Corporate Governance.” We intend to disclose amendments to, or waivers from, each such code in accordance with the rules and regulations of the SEC and make such disclosures available on our web site. The CG&N Committee is responsible for reviewing each of our Corporate Governance Guidelines, Code of Ethics and Supplemental Code of Ethics at least annually, and recommending changes to the Board for approval.

Director Independence

In compliance with the NYSE corporate governance and listing standards (the “NYSE Listing Rules”) and, in the case of the Audit Committee of the Board, Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the Board’s Audit Committee, Compensation Committee and CG&N Committee is comprised solely of independent members.

The Board affirmatively determines, at least annually, the independence of each director and nominee for election as a director. To determine that a director or director nominee is independent the Board will, among other things, determine that no material relationship exists with the Company or management, and that none of the express disqualifications contained in the NYSE Listing Rules, and in the case of Audit Committee members Rule 10A-3 of the Exchange Act, apply to such person. The Board has determined that, under the NYSE Listing Rules, each of Daniel M. Healy, Christopher M. Condron, James K. Schmidt and Michael J. Zimmerman is an independent director. In reaching such a determination, the Board concluded that none of such persons:

•                  had any material relationship with our Company (other than as a director), either directly or as a partner, stockholder or officer of another organization that has a relationship with our Company,

•                  is or within the last three years has been an employee of us, or has an immediate family member who is or within the last three years has been an executive officer of us,

•                  has received or has an immediate family member who has received, during any twelve month period over the last three years, more than $120,000 in direct compensation from us (other than director and committee fees and bona fide expense reimbursements),

•                  is a partner or employee of our internal or external auditor, or within the last three years was a partner or employee of such a firm and personally worked on our audit within that time,

•                  has an immediate family member who is a partner of our internal or external auditor, or who is an employee of such a firm and personally works on our audit, or who within the last three years was a partner or employee of such a firm and personally worked on our audit within that time,

•                  is employed or within the last three years has been employed, or has an immediate family member who is employed or within the last three years has been employed, as an executive officer of another company where any of our present executives at the same time serves or served on the compensation committee of that other company,

•                  is an employee of, or has an immediate family member who is an executive officer of, another company that has made payments to us or has received payments from us, for property or services in an amount which, in any of the last three fiscal years of such other company, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues corresponding to such fiscal year, or

•                  is an executive officer of any charitable or tax exempt organization to which we have contributed an amount, in any of the last three fiscal years of such organization, in excess of the greater of $1 million or 2% of such organization’s consolidated gross revenues corresponding to such fiscal year.

The Board has further determined that each of Messrs. Healy, Condron, Schmidt and Zimmerman (i) satisfies the independence requirements for audit committee members set forth in Rule 10A-3 of the Exchange Act, (ii) qualifies as an “outside” director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and (iii) qualifies as a “non-employee” director within the meaning of Rule 16b-3 of the Exchange Act. Messrs. Michaud, Senchak and Duffy are not considered independent directors because they are employees of our Company.

As described in the summary of his business experience on page 8, Mr. Healy serves as an independent member of the board of directors of Hiscox. In reviewing Mr. Healy’s independence, the Board considered the Company’s purchase in November 2010 of an insurance policy from an affiliate of Hiscox. The aggregate premium for such policy over a three-year term, which was based on market rates, is approximately $20,000.

As described in the summary of his business experience on page 9, Mr. Condron served in certain senior executive positions at AXA, a publicly-traded company, and various affiliates of AXA, until his retirement in January 2011. In considering Mr. Condron’s independence, the Board reviewed several business relationships between the Company and AXA-affiliated entities. AXA Financial’s subsidiary, 787 Holdings, LLC, is the owner of the property at which the Company rents its New York office space pursuant to a lease that was entered into in an arm’s length transaction in 2001. In past years, Company subsidiaries have also been paid and may continue to be paid, by or on behalf of various AXA-affiliated entities, for research and brokerage-related services, including payment of brokerage and trading commissions and sales credits that were earned trading fixed income bonds in the secondary market. Such payments relate primarily to the execution of transactions on behalf of such AXA affiliates or to the execution of portfolio transactions for funds currently or formerly sponsored by such entities. In addition, KBWL maintains private healthcare insurance for its employees through an AXA subsidiary. In each of AXA’s last three fiscal years, the total payments from us to AXA, as well as the total payments from AXA to us, each constituted less than 2% of AXA’s publicly-disclosed consolidated gross revenues corresponding to such fiscal year. Separately, the Board noted that Mr. Condron is Treasurer and Chairman of the Executive Committee of the American Ireland Fund, a not-for-profit charitable organization, and serves on its board of directors along with Mr. Duffy. The Company has in the past made charitable contributions to such organization, which contributions have not exceeded $120,000 in any of such organization’s last three fiscal years or since the beginning of the Company’s 2011 fiscal year, and may make such contributions in the future.

As described in the summary of his business experience beginning on page 10, Mr. Schmidt served as an independent member of the board of directors of Herald until his resignation in March 2011. In reviewing Mr. Schmidt’s independence, the Board considered commissions and sales credits paid to Keefe by Herald for sales of fixed income securities that were not owned by Keefe. No margin credit was extended to Herald in connection with such sales, and such commissions have not exceeded $120,000 in the aggregate since the beginning of the Company’s 2011 fiscal year. The Board also considered the business relationships between the Company and Boston Private, for which Mr. Schmidt serves as an independent member of the board of directors. Keefe has been paid minimal brokerage commissions from sales of equity securities to Boston Private and its affiliates since the beginning of the Company’s 2011 fiscal year. No margin credit was extended to Boston Private in connection with such sales, and such commissions have not exceeded $120,000 in the aggregate during such period.

The Board did not identify any transactions, relationships or arrangements requiring review or consideration with respect to a determination of Mr. Zimmerman’s independence.

The Board has not adopted categorical standards in order to establish immaterial director relationships or to otherwise assist it in making determinations of independence, other than to the extent necessary to be in compliance with the NYSE Listing Rules and Item 407 of Regulation S-K. In reaching its independence and other determinations with respect to each of Messrs. Healy, Condron, Schmidt and Zimmerman, the Board reviewed all the relevant facts and circumstances related to the business relationships described above, including but not limited to the amounts involved, the nature of the director’s relationship with the involved entities and the fact that none of such directors received any special benefit from any of such relationships. The Board concluded that such directors did not have a direct or indirect material interest in such relationships and that such relationships were not otherwise material.

Our Board’s Leadership Structure

The CG&N Committee is primarily charged with reviewing and assessing the Board’s appropriate leadership structure and analyzing the merits of different potential governance arrangements, which it does on at least an annual basis. From our formation in August 2005 until October 2011, our Chairman and Chief Executive Officer positions were unified. In connection with certain changes in senior management that occurred in October 2011, the CG&N Committee, together with the Board, reviewed this leadership structure and determined that a separation of the Chairman and CEO roles was in the best interests of our Company and our stockholders. As a result of these changes, which are described further under “Our Management Succession” beginning on page 22, Thomas Michaud became our Chief Executive Officer and Andrew Senchak became our Chairman.

Recognizing the differences between the CEO and Chairman roles and the significant commitments required to fulfill the duties attendant to such appointments, the Board felt that such a separation and allocation of responsibilities would allow Messrs. Michaud and Senchak, as new appointees to these positions amid a period of significant challenges for our Company and our industry, to focus on the core responsibilities associated with their new roles and would also enable us to most effectively capitalize on their knowledge, expertise and experience with our firm. The CEO is responsible for setting our strategic direction, for the overall management and leadership of our business and, ultimately, for our performance. The Chairman, in conjunction with our presiding non-management director, provides guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the full Board. This separation of roles enables Mr. Michaud to guide our Company and manage the day-to-day complexities of our business, while enabling Mr. Senchak to provide leadership and set overall protocols at the Board level and to ensure adequate communication among Board members.

In reaching its conclusion, the CG&N Committee and the Board noted the existence of several factors which provide significant and effective oversight of our management, our strategic plans and our operations. These factors include the extensive involvement of our majority independent directors in Board decisions, the powers and authority of the Board’s independent committees, the influence of the presiding non-management director and his long tenure and effective leadership in such role, the effectiveness of our governance practices, and the depth of Mr. Michaud’s and Mr. Senchak’s working relationship and coordination with the Board. The Board believes this overall structure provides for strong and dynamic leadership, yet also provides for the full engagement of our independent directors, which ensures the presence of robust and open channels of communication between management and the Board, allows for an ongoing flow of input, guidance and instruction from our independent Board members, and supports the overall risk oversight function of the Board and its committees. These risk oversight functions are described further under “Our Board’s Role in Risk Oversight” and “Relationship of Our Compensation Policies and Practices to Risk Management,” each beginning on page 14.

There is no fixed policy regarding the separation of the offices of Chairman and Chief Executive Officer and the Board believes it should maintain the flexibility to determine its leadership structure based on criteria and factors that it deems to be appropriate and in the best interests of our Company and our stockholders, in light of then-existing circumstances. The Board therefore retains the authority to combine the positions of CEO and Chairman in the future if it determines such action to be appropriate.

Our Presiding Director and Meetings of Our Non-Management Directors

The non-management directors meet in executive session at least twice a year in regularly scheduled executive sessions and more often as appropriate or necessary. By the unanimous decision solely of the non-management directors, Mr. Healy has been appointed as presiding non-management director for all executive sessions. As the longest-tenured of our independent directors, Mr. Healy is an independent and active presiding director, with significant leadership authority and responsibilities. He is also Chairman of the Audit Committee and a member of the CG&N Committee. As presiding non-management director, his responsibilities include:

•                  setting the agenda for and leading the non-management directors’ executive sessions,

•                  providing regular feedback and briefing the Chairman and CEO and other senior executives on any issues arising from those sessions or from other discussions among the non-management directors,

•                  acting as the ongoing, principal, and non-exclusive liaison to the Chairman and CEO and other senior executives for the views, and any concerns or issues, of the non-management directors,

•                  providing oversight and advice to the CEO regarding corporate strategy, direction and implementation of initiatives, on behalf of the non-management directors or the full Board,

•                  being available for consultation or direct communications with stockholders and other interested parties,

•                  interacting with external advisors retained by either the non-management directors or the full Board and serving as a lead point of contact with such advisors,

•                  providing input regarding the performance review of the CEO, along with the Compensation Committee, and

•                  performing such other duties as the Board or the non-management directors may delegate to him from time to time.

Stockholders and other interested parties can communicate with the presiding non-management director and other members of the Board through the communications process referred to in “Communications with Our Board” on page 16.

Our Board’s Role in Risk Oversight

On a day-to-day basis, senior management (including all Board members who are also our employees) is principally responsible for defining and managing the risks facing our Company, creating risk management policies and managing our risk exposures. The Board’s responsibility is to monitor our risk management processes by informing itself of our material risks and evaluating whether management has reasonable controls in place to address such risks. The Board is not responsible for defining or managing our various risks. Matters pertaining to financial and operational risk oversight generally fall within the purview of the Audit Committee. As described below under “Relationship of Our Compensation Policies and Practices to Risk Management,” the Compensation Committee primarily determines the impact of our compensation policies on sound risk management and whether they are reasonably likely to have a material adverse effect on our results.

Although the Board does not have a formalized process through which it exercises risk oversight, several factors contribute to the Board’s ability to get direct access and insight into our risk profile, risk management strategies and the principal issues we face on an ongoing basis. Such factors include the small size of our Board, the general attendance of all independent directors at all committee meetings (not just at the meetings of committees of which they are a member), and their extensive individual backgrounds in the financial services industry and related experience at understanding, participating in and supervising key revenue-generating business activities. In addition, the Board meets from time to time with managers of specific business departments to understand our business activities and risks on a more granular level.

Our Chief Financial Officer, as well as our Senior Internal Auditor and General Counsel, who oversees our legal and compliance departments, attend Board and Audit Committee meetings and review with directors the categories of significant risk that we face, as well as the potential impact of those risks and the steps taken to monitor, mitigate and control such exposures. The Chairman of the Audit Committee also receives periodic reports from such officers and meets regularly with them to discuss risk management issues, which may then be reviewed and discussed at Audit Committee and Board meetings.

While all matters requiring official Board approval, adoption or similar action are addressed using formal Board procedures, for the purpose of expediency and in order to effectively capitalize on new opportunities or address significant unexpected matters, management will also occasionally communicate and discuss certain business strategies which may involve new or unusual risk with Board members outside of formal Board meetings, such as in group conversations and conference calls. These alternate means of communication enable the Board to rapidly receive new information and stay apprised of changes in circumstances. Such flexibility allows the Board to deliberate with management and provide meaningful input and guidance, all without impeding the Company’s ability to act decisively and address unanticipated issues or take advantage of opportunities when they arise.

Relationship of Our Compensation Policies and Practices to Risk Management

Our compensation policies are intended to ensure that our compensation structure is responsible and does not encourage excessive risk-taking, focuses our executives on creating long-term, sustainable value for our stockholders, and provides appropriate levels of realized rewards over time. The Compensation Committee is primarily charged with reviewing and discussing with management whether our compensation arrangements are consistent with effective controls and sound risk management. The Compensation Committee has in the past used, and is likely to continue to use, the services of an outside compensation consultant directly retained by the committee to assist it in these efforts. Accordingly, the Compensation Committee, together with the Board, has reviewed and discussed whether our compensation policies are reasonably likely to have a material adverse effect on our results. The role of the outside compensation consultant is described further in “Use of Independent Compensation Consultant” beginning on page 19.

In setting discretionary annual bonuses, we utilize a combination of individual, business unit and overall Company performance. Payout ratios for revenue producers are generally set at a level where fee proceeds after accounting for such payouts are expected to be sufficient to absorb related administrative costs and identifiable litigation and regulatory risk and other related resources and expenses. Furthermore, because bonus compensation is generally discretionary and paid after the end of a fiscal year, the Compensation Committee and management retain the ability to adjust fee-based compensation downward if a transaction were deemed to include any unusual or long-term risk.

For many employees, a significant portion of compensation is provided in the form of restricted stock awards that vest over a multi-year period, and the more highly paid the employee the greater is this stock component as a percentage of overall compensation. In addition, our senior executives, who generally have a substantial portion of their net worth already invested in our common stock,  are subject to minimum stock ownership guidelines. Select senior leaders have also been granted incentive awards that will only be paid upon the achievement of established performance goals over multi-year horizons, and a substantial component of any such payments would be in the form of shares of common stock. Together, these initiatives have the effect of tying the individual employee’s long-term financial interest to the firm’s overall success and serve to limit the incurrence of excessive risk in order to generate short-term compensation payments. Our stock ownership guidelines and the use of equity as a significant element of compensation are described further in “Align Executive and Stockholder Interests” beginning on page 26 and outstanding incentive-based awards are described further in “Pay for Performance” beginning on page 24.

Most of our revenues are generated from sales and trading activities, participation in capital markets transactions and advisory fees, each of which generally do not involve significant principal risk. We do not have long-term borrowings and, with the exception of borrowings incurred in the ordinary course of our sales and trading activities, we do not enter into long-term borrowing relationships for purposes of levering our investment activities. Principal trading positions for market making, customer facilitations or otherwise, are conducted using established trading limits. Furthermore, due to our relatively flat overall management structure, senior managers are intimately involved in decisions to incur any unusual risk. Private or other illiquid investments are first reviewed and approved by senior management, and to the extent such investments constitute part of an engagement related to a capital markets transaction, will also be reviewed in connection with our capital commitment review process. Members of senior management also continuously monitor our various business groups, the level of risk being taken and the efficacy of potential risk mitigation strategies. Adherence to pre-approved trading limits is continually monitored by our compliance and finance departments, and the holding of any positions outside of such pre-established limits first requires department head approval.

As a result, the Compensation Committee and the Board believe that employees and business units are appropriately motivated to seek maximum revenue-enhancing opportunities while managing the firm’s (and their individual or group’s) exposure to risk, and therefore did not determine that our compensation policies are reasonably likely to have a material adverse effect on our results.

Nominations for Directors

Identifying Candidates

The CG&N Committee is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. The CG&N Committee will consider qualifications of nominees properly recommended by our stockholders, as described below. Written notice submitted by stockholders recommending the nomination of a person to the Board should be delivered to our Corporate Secretary at our principal executive offices as follows: KBW, Inc., Attn: Corporate Secretary, 787 Seventh Avenue, New York, New York 10019.

Such stockholder must be a stockholder of record at the time notice is delivered to our Corporate Secretary and be entitled to vote at the meeting for the election of such director. For a stockholder nomination to be properly brought before the 2013 annual meeting of stockholders, the stockholder’s notice must be delivered to our Corporate Secretary in accordance with the procedures and no later than deadline set forth in the amended and restated bylaws of the Company, which is not less than 60 days nor more than 90 days before the first anniversary of June 12, 2012. If the notice is delivered within this period and contains the requisite information set forth in the following paragraph, such notice will be forwarded to the CG&N Committee for review and consideration.

In accordance with the Company’s bylaws and the nominating policy adopted by the CG&N Committee, the notice must set forth, as to each person whom the stockholder proposes to nominate for election as a director:

•                  the name, age, business address and residential address of such person,

•                  the principal occupation or employment of such person,

•                  the class and number of shares of our capital stock that are beneficially owned by such person, if any,

•                  any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the Exchange Act, and

•                  the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected;

and as to the stockholder giving the notice:

•                  the name, and business address and residential address, as they appear on our stock transfer books, of such stockholder,

•                  a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice,

•                  the class and number of shares of our capital stock beneficially owned by such stockholder, and

•                  a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (who must be named) pursuant to which the nomination or nominations are to be made by such stockholder.

The CG&N Committee may require any nominee to furnish additional information that may be needed in order to determine the eligibility of the nominee or the propriety of his or her nomination. In addition to the recommendations of our stockholders, the CG&N Committee may also consider director candidates recommended by our current or former directors or existing management. While it has not done so in the past, the CG&N Committee may also retain third party search firms to identify or evaluate potential nominees. The CG&N Committee will consider the attributes of candidates and the needs of the Board and, subject to the discussion below regarding incumbent directors, will review all candidates in the same manner, regardless of the source of the recommendation.

Qualifications and Selection Process

In assessing each potential candidate, the CG&N Committee will review the nominee’s financial literacy or financial expertise (as contemplated by applicable rules and regulations), age, career, experience and expertise in the investment banking and financial services industries, relevant technical skills, strength of character, ability to work collegially and such other factors the CG&N Committee determines are pertinent in light of the needs of the Board and the size and diversity of the Board and its committees. The CG&N Committee may modify these minimum qualifications from time to time.

Each nominee or Board member will be evaluated not only individually, but in the context of the Board as a whole, in order to compose a Board comprised of members that complement each other’s skills and experience and promote a diversity of background, perspective and viewpoints. While the CG&N Committee does not have any fixed policy regarding diversity, it views diversity broadly, encompassing differing professional experience and expertise, industry background, education and particular skill sets, as well as race and gender. The CG&N Committee will endeavor to achieve a mix of Board members that best implements our business plan, perpetuates our business and represents the interests of our stockholders. Therefore, depending on the then-current composition of the Board and its combination of director attributes, the CG&N Committee may focus on particular skills, attributes or other selection criteria in order to meet specific Board needs that evolve or arise from time to time.

The CG&N Committee will conduct the appropriate and necessary inquiries with respect to the backgrounds and qualifications of all director nominees, which may include a review of an appropriate questionnaire completed by the nominee, as well as personal interviews. The CG&N Committee will also review the independence of each candidate and other qualifications, as well as consider questions of possible material conflicts of interest between nominees and the Company. After the CG&N Committee has completed its review of a nominee’s qualifications and conducted the appropriate inquiries, it will make a determination whether to recommend the nominee for approval to the Board.

It is the CG&N Committee’s policy, and is reflected in our Corporate Governance Guidelines, that the continuing service of qualified incumbent directors generally promotes stability and continuity and gives us the benefit of the familiarity and insight into our affairs that our directors accumulate during their tenure. Therefore, in considering candidates for election at annual meetings of stockholders, the CG&N Committee will first identify the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board. The committee will then evaluate the qualifications and performance of the incumbents that desire to continue their service. In this regard, it will determine if the director continues to satisfy the minimum qualifications for director candidates and whether there exist any considerations against re-nomination. If the committee determines that an incumbent director continues to be qualified and has satisfactorily performed his or her duties during the preceding term, and there are otherwise no facts or circumstances that in the committee’s reasonable discretion should preclude such nominee from serving on the Board, then absent any special circumstances, the committee will propose the incumbent director for re-election. Employment agreements with Messrs. Michaud, Senchak and Duffy provide that such executive may resign for “good reason” if, without his consent, he is not nominated or re-nominated for election to the Board and we do not remedy such circumstance promptly after notification, as described under “Termination by the Company without Cause or by the Executive for Good Reason” beginning on page 47.

Communications with Our Board

The Board maintains procedures for stockholders and other interested parties to communicate by email, letter, or in certain circumstances, by telephone with any of the Board, the Board’s committees, the independent directors of the Board or the presiding non-management director. Generally under these procedures, the Company will initially receive and process communications and such communications will be forwarded to the Board, to any committee or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. These communication procedures are more fully described on our website at www.kbw.com by first clicking “Investor Relations” and then “Corporate Governance.”

MEETINGS AND COMMITTEES OF OUR BOARD

Our Board

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board meetings and meetings of the Board committees on which they serve. The Board met eight times during the 2011 fiscal year, all of which were regularly scheduled meetings, and approved several other actions by unanimous consent. All directors attended at least 75% of the total number of meetings of the Board and of the committees on which they served during fiscal 2011.

It is our policy that directors are encouraged to attend each annual meeting of stockholders.

Our Board Committees

The Board has three separately-designated standing committees to facilitate and assist the Board in the execution of its responsibilities. These committees are the Audit Committee, the Compensation Committee and the CG&N Committee. In accordance with NYSE Listing Rules, each committee is comprised entirely of non-employee, independent directors. The table below shows current membership for each of these Board committees:

Audit Committee	Corporate Governance and Nominations Committee	Compensation Committee
Daniel M. Healy*	James K. Schmidt*	Christopher M. Condron*
Christopher M. Condron	Christopher M. Condron	James K. Schmidt
Michael J. Zimmerman	Daniel M. Healy	Michael J. Zimmerman

* Committee Chairperson

In addition to the three standing committees mentioned above, the Board has established the following:

•      an executive committee, consisting of Messrs. Michaud, Senchak and Duffy, which has been empowered by the Board to advise the Company on strategic matters and to exercise the authority of the Board between meetings of the full Board (other than such authority as is reserved for the other Board committees or the full Board itself), and

•      the non-executive compensation evaluation committee (the “Non-Executive Compensation Committee”), consisting of Messrs. Michaud, Senchak and Duffy, which has been authorized and empowered by the Compensation Committee and the Board (i) to determine and approve cash and non-cash bonuses and other non-cash incentive opportunities solely for employees and employee candidates that are neither senior officers nor earn or are expected to earn $1.5 million or more in total annual compensation (such employees are referred to as the “Non-Executive Employees”) and (ii) to approve, on an interim basis, cash-only adjustments to the compensation of executive employees up to specified limits, which adjustments are subject to review, modification, nullification or other alteration by the Compensation Committee in its sole discretion.

Audit Committee

The Audit Committee met eight times during 2011 and approved several other actions by written consent. The Audit Committee is comprised of Messrs. Healy, Condron and Zimmerman, all of whom the Board has determined are independent pursuant to the NYSE Listing Rules and Rule 10A-3 of the Exchange Act. Mr. Healy also serves as chairman of the audit committee of Hiscox. Mr. Zimmerman also served as a member of the audit committee of Financial Federal Corporation until its acquisition in February 2010. Mr. Condron does not serve on the audit committee of any other public company.

The Board has determined that all the members of the Audit Committee are financially literate pursuant to the NYSE Listing Rules. The Board also has determined that Mr. Healy, the Chairman of the Audit Committee, is an “audit committee financial expert” within the meaning stipulated by the SEC. The Board has adopted a charter for the Audit Committee which is available on our website at www.kbw.com by first clicking “Investor Relations” and then “Corporate Governance.”

The Audit Committee assists the Board in monitoring (i) the integrity of our financial statements, (ii) our independent registered public accounting firm’s qualifications, performance and independence, (iii) the performance of our internal audit function and (iv) compliance by us with certain legal and regulatory requirements. The Audit Committee also plays an important role in the Board’s oversight of risk, as described under “Our Board’s Role in Risk Oversight” beginning on page 14. The Audit Committee’s additional responsibilities, discussed in detail in its charter, include among other things:

•      compensation and oversight of, and appointment or replacement of, the independent registered public accounting firm,

•      pre-approving all auditing, internal control-related and permitted non-audit services to be performed for us, including the scope and the terms thereof,

•      reviewing and discussing with management and the independent registered public accounting firm the adequacy and effectiveness of reporting, internal controls, risk assessment and compliance with our policies,

•      reviewing consolidated financial statements and related public disclosures and discussing with management and the independent registered public accounting firm the accounting policies and practices used and judgments made in connection therewith, and

•      performing other functions or duties deemed appropriate by the Board.

Corporate Governance and Nominations Committee

The CG&N Committee met three times during 2011. The CG&N Committee is comprised of Messrs. Schmidt, Condron and Healy, all of whom the Board has determined are independent pursuant to the NYSE Listing Rules. The Board has adopted a charter for the CG&N Committee, which is available on our website at www.kbw.com by first clicking “Investor Relations” and then “Corporate Governance.”

The CG&N Committee (i) assists the Board by identifying individuals qualified to become Board members, (ii) recommends to the Board changes to any of our Corporate Governance Guidelines, Code of Ethics and Supplemental Code of Ethics, (iii) leads the Board in its annual review of the Board and management’s performance, (iv) considers, and if necessary recommends, different arrangements with respect to the leadership structure and overall structure of the Board and (v) recommends nominees for membership on Board committees. The CG&N Committee’s additional responsibilities, discussed in detail in its charter, include among other things:

•      developing qualifications and criteria for selecting and evaluating director nominees and evaluating current directors,

•      considering and proposing director nominees for election at each annual meeting of stockholders,

•      monitoring developments in corporate governance principles and standards in conjunction with its assessments of our Corporate Governance Guidelines, Code of Ethics and Supplemental Code of Ethics, and

•      performing other functions or duties deemed appropriate by the Board.

The policies and procedures of the CG&N Committee with regard to the selection, evaluation and nomination of directors and director candidates is described further under “Nominations for Directors” beginning on page 15.

Compensation Committee

The Compensation Committee met eight times during 2011. The Compensation Committee is comprised of Messrs. Condron, Schmidt and Zimmerman, all of whom the Board has determined are independent pursuant to the NYSE Listing Rules. The Board has also determined that each of Messrs. Condron, Schmidt and Zimmerman qualifies as an “outside” director within the meaning of Section 162(m) of the Code, and as a “non-employee” director within the meaning of Rule 16b-3 of the Exchange Act. The Board has adopted a charter for the Compensation Committee, which is available on our website at www.kbw.com by first clicking “Investor Relations” and then “Corporate Governance.”

The Compensation Committee (i) discharges the Board’s responsibilities relating to compensation of the Chief Executive Officer and our other executive officers, (ii) has responsibility for approving, evaluating and primarily administrating all of our compensation plans, policies and programs as they affect our executive officers, including the delegation of awards to such individuals under the 2009 Incentive Plan, and (iii) engages in succession planning practices with respect to the Chief Executive Officer position and reports the results of such deliberations to the Board. The Compensation Committee is also principally responsible for reviewing and monitoring our compensation practices and the impact of such practices on sound risk management, as described further under “Relationship of Our Compensation Policies and Practices to Risk Management” beginning on page 14. The Compensation Committee’s additional responsibilities, discussed in detail in its charter, include among other things:

•      reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating the CEO’s performance and establishing the CEO’s compensation based on such evaluations,

•      reviewing and approving annual base salaries, year-end bonuses and other incentive opportunities of the other executive officers,

•      structuring and establishing any performance goals, performance-based conditions or other similar conditions or criteria applicable to executive compensation, in accordance with corporate goals and objectives,

•      reviewing, considering and appropriately responding to stockholder advisory “say on pay” votes when setting executive compensation and evaluating compensation practices and policies,

•      reviewing and approving employment agreements, change-of-control agreements and similar compensatory arrangements with executive officers,

•      monitoring compliance with laws affecting employee compensation and benefits,

•      reviewing and making recommendations with respect to the Company’s independent director compensation policy,

•      overseeing compliance with the NYSE Listing Rules requiring stockholder approval of equity compensation plans, and

•      performing other functions or duties deemed appropriate by the Board.

The Compensation Committee may also form and delegate authority to subcommittees as it deems appropriate. As described further under “Our Process for Determining Compensation” beginning on page 29, the Compensation Committee delegated non-exclusive authority to the Non-Executive Compensation Committee to determine and approve 2011 cash and non-cash bonuses and other non-cash incentive opportunities for the Non-Executive Employees, as well as non-exclusive interim authority to approve cash-only adjustments to the compensation of executives up to specified limits. Any such executive adjustments are subject to review, modification, nullification or other alteration by the Compensation Committee in its sole discretion. As described under “Determining Year-End Performance Awards” beginning on page 30, the Compensation Committee consults with members of management in setting the amount and form of executive compensation.

Use of Independent Compensation Consultant

The Compensation Committee has authority under its charter to retain, approve fees for and terminate any compensation consultant used to assist it in the evaluation of executive officer compensation. During 2011, the Compensation Committee directly retained Compensation Advisory Partners LLP (“CAP”), an outside compensation consultant initially retained in November 2010, to provide it with ongoing assessments and advice and to assist it with various executive compensation matters for 2011.

In November 2011, the Compensation Committee reaffirmed CAP’s status as an independent compensation consultant and determined that it continued to maintain the experience, resources, support personnel and expertise required to advise the committee on best practices, to assist the committee in making informed decisions and to otherwise serve the committee’s current and future needs. As a result, the Compensation Committee extended its retention of CAP as independent compensation consultant for fiscal 2012.

The Compensation Committee has direct and unrestricted access to CAP. Since its retention, CAP has participated extensively in Compensation Committee meetings, and has advised the committee and its members both in executive session as well as in conference calls and discussions outside of formal committee meetings. Among other things, CAP has provided advice and assistance to the Compensation Committee with respect to:

•      the design and structure of long-term performance equity awards (including applicable features and performance goals) that were granted under the 2009 Incentive Plan to certain members of senior management in March 2011,

•      compensation arrangements, including outlining potential bonus approaches and levels for 2011, the establishment of performance-based conditions with respect to 2011 year-end stock bonuses to certain senior executives, and the creation of a 2012 year-end executive bonus structure that provides for the incorporation of annual assessments by the Compensation Committee,

•      the review and consideration of the results of the most recent stockholder advisory “say on pay” vote in the course of setting our executive compensation and evaluating our compensation practices and policies,

•      compliance with Section 162(m) of the Code regarding the tax deductibility of executive compensation,

•      the determination of the number of shares to be authorized for issuance under our employee benefit plans, including the stockholder proposal to amend the 2009 Incentive Plan to increase the number of shares available for issuance, as described further under “Proposal 3” beginning on page 55,

•      an overall assessment of our executive compensation structure and the prevailing utility of market trend analyses,

•      firm-wide compensation policies and arrangements in order to determine the likelihood of a material adverse impact of such policies on our financial results,

•      the identification of shifts in the compensatory landscape and developing industry practices designed to retain key employees, in light of intensified market competition for key personnel, and

•      applicable legal and regulatory matters, including but not limited to the impact of initiatives resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as the public disclosure obligations with respect to executive compensation that are applicable to the Compensation Committee and our Company.

The compensation-related initiatives summarized above, as well as role of the Compensation Committee’s independent compensation consultants in structuring and determining various elements of our compensation structure, are described further under “Compensation Discussion and Analysis” beginning on page 21.

CAP did not perform any work pertaining to us other than in regard to its compensation-related assignments from, and services for, the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Christopher M. Condron (Chairman), James K. Schmidt and Michael J. Zimmerman, each of whom is an independent director and none of whom is a current or former officer or employee of our Company. None of our executive officers serves or has served as a member of the board of directors or compensation committee (or committee performing equivalent functions) of any entity that has one or more executive officers who serves or has served as a member of our Board or our Compensation Committee.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction to Our Compensation Program

Our Compensation Committee, which we refer to as the “Committee” throughout this Compensation Discussion and Analysis, is responsible for establishing, implementing and monitoring adherence to our compensation philosophy. This Compensation Discussion and Analysis, together with the associated compensation tables and narrative discussion, provide a comprehensive outline of our core compensation principles, policies and practices, a detailed description of our executive compensation program, and specific information on the compensation of our named executive officers. In fiscal 2011, upon the completion of the senior executive appointments that are described further under “Our Management Succession” beginning on page 22, our named executive officers were as follows:

•    Thomas B. Michaud, Chief Executive Officer, President and Vice Chairman

•    Robert Giambrone, Chief Financial and Administrative Officer and Executive Vice President

•    Andrew M. Senchak, Chairman

•    John G. Duffy, Vice Chairman

•    Mitchell B. Kleinman, General Counsel, Corporate Secretary and Executive Vice President

Our 2011 Executive Summary

During 2011, both our Company and the financial services industry generally were confronted with significant market and macroeconomic challenges. After a promising start to the year, persistently high unemployment levels, increasing uncertainties about the U.S. economy, the failure of Congress to reach a long-term solution to federal budgetary issues, the downgrade of the U.S. credit rating, the escalation of the sovereign debt crisis in Europe and the sustained uncertainty in the regulatory environment for the banking and financial services industries, all contributed to market declines and volatility that negatively impacted almost all aspects of our business, particularly merger activities and capital formation in our primary operating lines. The ongoing negative investor sentiment regarding the financial services industry was demonstrated across the KBW banking indices, with market valuations at historically low levels relative to book value. In the U.S., the KBW Bank Index declined by 25% during 2011, while the KBW Regional Banking Index declined by 7%. In Europe, the KBW European Large-Cap Banking Index declined by 36% and the KBW European Mid & Small-Cap Banking Index declined by 44% during such period.

Our Executive Bonus and Compensation Summary

In recognition of the significant challenges we faced and our disappointing results during 2011, our employees experienced a virtually across-the-board decline in 2011 incentive compensation, as well as a significant decrease in cash as a percentage of their reduced total bonus awards.

In light of our financial results and our failure to satisfy applicable performance goals, the named executive officers, as the global leaders of our Company, were subject to severe 2011 bonus reductions. None of the named executive officers received a 2011 cash bonus and Messrs. Michaud, Senchak and Duffy did not receive any 2011 payments under previously-granted long-term incentive plan awards (such awards were not granted to Messrs. Giambrone and Kleinman). In addition, equity awards granted to each named executive officer in prior years, with vesting terms that were conditioned upon favorable 2011 performance, were not permitted to vest. The only 2011 year-end bonuses granted to such officers consisted of restricted stock awards containing vesting provisions that are dependent upon our future profitability. Based on the grant date fair value of such awards, the approximate percentage decline in their total 2011 bonuses from 2010 levels was as follows: 68% for Mr. Michaud, 76% for Mr. Senchak, 79% for Mr. Duffy, 46% for Mr. Giambrone and 45% for Mr. Kleinman. Their 2011 base salaries also were not increased from 2010. Beyond the named executive officers, in several instances department heads and managers of distinct business units, who did not have cash bonuses dependent on the satisfaction of performance goals, nevertheless volunteered to receive their 2011 year-end bonuses entirely in the form of restricted stock that is subject to future time-based vesting requirements.

The table below summarizes the significant decline in each named executive officer’s 2011 bonus and total compensation from 2010. This table is not a substitute for the information required by SEC rules, specifically the “Summary Compensation Table” beginning on page 39 and the related tables appearing later in this Proxy Statement.  The 2011 compensation elements and bonus determinations for the named executive officers are described further under “Our 2011 Executive Compensation Components” beginning on page 33.

		Base	Year-End	LTIP	Year-End Stock Award(1)		Total
Name	Year	Salary	Cash Bonus	Award	Shares	Dollar Amount	Compensation

Thomas Michaud	2011	$400,000	$0	$ 0	59,822	$1,000,000	$1,400,000
	2010	$400,000	$913,333	$666,667	57,835(2)	$1,580,000	$3,560,000
Robert Giambrone	2011	$325,000	$0	-	47,857	$ 800,000	$1,125,000
	2010	$325,000	$891,000	-	21,743(2)	$ 594,000	$1,810,000
Andrew Senchak	2011	$400,000	$0	$ 0	44,866	$ 750,000	$1,150,000
	2010	$400,000	$913,333	$666,667	57,835(2)	$1,580,000	$3,560,000
John Duffy	2011	$400,000	$0	$ 0	40,379	$ 675,000	$1,075,000
	2010	$400,000	$913,333	$666,667	57,835(2)	$1,580,000	$3,560,000
Mitchell Kleinman	2011	$325,000	$0	-	35,893	$ 600,000	$ 925,000
	2010	$325,000	$653,400	-	15,945(2)	$ 435,600	$1,414,000

____________

(1)   Vesting of all shares is dependent on the satisfaction of performance conditions tied to our profitability, as described further under “Executive Year-End Bonuses for 2011” beginning on page 34.

(2)   Vesting was suspended for the portion of this award that was scheduled to vest on February 23, 2012, as described further under “No 2011 Year-End Vesting of Prior Stock Awards” beginning on page 36.

Our Restructuring Program

Commencing in the third quarter of 2011, in response to our business environment, we initiated a program to reduce our workforce and certain other costs in order to better align our resources to the current climate. These efforts continued through the first quarter of 2012 with further headcount reductions, including those related to our decision to exit the asset management business, as well as the consolidation of our office space in our New York headquarters and the termination of several service contracts. As a result of these actions, in 2011 we recognized restructuring charges related to severance costs, as well as lease obligation and contract termination costs. The workforce reduction was completed in the first quarter of 2012.

Our Management Succession

Effective October 27, 2011, the Board unanimously approved certain changes in our senior management. Such changes were the result of the Board’s discussions with Mr. Duffy and other senior executives as part of its periodic review of our management structure, were consistent with the Board’s longstanding executive succession planning process and were implemented with the agreement and approval of all affected executives. We refer to these changes as the “Management Succession.”

As a result of the Management Succession, Mr. Michaud, then our Vice Chairman and Chief Operating Officer, was appointed Chief Executive Officer and President and continued as Vice Chairman. With regard to our brokerage subsidiaries, he also became Chairman and Chief Executive Officer of Keefe and continued as Keefe’s President and as Chairman of KBWL. Mr. Senchak, then our President and Vice Chairman, was appointed executive Chairman of the Board. Mr. Duffy, having served as our Chairman and Chief Executive Officer for over a decade, became Vice Chairman and was also appointed as Chairman of KBW Asia. Each of these executives continued as members of both the Board and the boards of directors of all our brokerage subsidiaries. We eliminated the position of Chief Operating Officer.

The Management Succession positioned Mr. Michaud to directly provide overall management and day-to-day leadership of our firm and to work on the development of long term strategy. Mr. Senchak continues to focus on investment banking opportunities and, as executive Chairman, oversees the Board and works closely with Mr. Michaud on matters of strategy and policy. Mr. Duffy actively focuses on additional investment banking opportunities both in the U.S. and Asia and has taken a more direct and expansive role in the management of our operations and building of our presence in Asia.

As a result of the Management Succession, we discontinued the “Office of the Chairman,” a three-person senior management structure represented by Messrs. Michaud, Senchak and Duffy that we initiated after September 11, 2001 in connection with our efforts to begin the complex and comprehensive process of rebuilding our Company. In addition, we reorganized and streamlined our internal reporting lines with the establishment of an Executive Management Committee which meets periodically to discuss business development and major business initiatives, as well as matters related to long-term business strategy. This committee consists of the Chief Executive Officer, Chief Financial Officer, General Counsel, select department heads and certain managers of distinct business units within departments.

Our Executive Performance Summary

In determining the 2011 incentive compensation of our named executive officers amid the challenging market climate, the Committee noted the significant steps taken by these executives to address our difficult operating environment, realign our resources and refocus on our core operations, with a goal of preserving our business model, building value for our stockholders and maintaining our strategic position in order to take advantage of future business opportunities. The Committee’s annual review and evaluation of these officers is described further under “Analysis of Executive Performance During 2011” beginning on page 34. Significant factors regarding 2011 executive performance that were recognized by the Committee included:

•              a vigilant, disciplined and sustained approach to resource and cost management, including the execution of a program to significantly reduce both our compensation and non-compensation expenses through headcount reduction, service contract termination and office consolidation, while maintaining the core resources necessary to compete effectively in our industry,

•              the ability to continue several capital management strategies through the prudent management of liquidity, including our quarterly dividend policy and stock repurchase program, representing a direct cash return to our stockholders of over $73.1 million in the aggregate,

•              the leadership, professionalism and collegiality demonstrated by all the named executive officers during the Management Succession, ensuring a smooth leadership transition and the absence of any consequent interruption in our operations, loss of key employees or negative impact on employee morale,

•              the continued strength of our capital position, maintenance of healthy levels of liquidity and ongoing preservation of a low-leverage strategy, with the resulting continuity of our core business model and ability to maintain key strategic positioning for future market opportunities,

•              the achievement of highly satisfactory regulatory examination results and the absence of significant regulatory actions, as well as the avoidance of material adverse litigation settlements or awards amid an increasingly complex regulatory and litigation environment, and

•              the overall performance and relatively stable valuation of our common stock during the year.

Our Compensation Philosophy and Objectives

Through the Committee, we are committed to responsible compensation practices designed to enhance the value of our franchise. We endeavor to compensate our employees fairly and competitively, while ensuring that our compensation structure utilizes performance metrics and incentives that are consistent with our business strategy and reflect our risk management principles.

The evolution of our executive compensation program has paralleled our growth and development as a public company. In recent years, the Committee has introduced or expanded a number of key features that reinforce our compensation philosophy and have come to serve as fundamental drivers of how we pay, motivate and retain our senior leadership. These pay practices have featured a steadily increasing focus on performance and incentive-based pay and an expansive trend toward equity-based awards and mandatory equity retention. By linking compensation to performance priorities, reducing the percentage of annual bonuses paid in cash, selectively granting incentive awards tied to multi-year performance goals and subject to “clawback” provisions, and making a substantial portion of overall executive compensation vulnerable to market risk, the Committee has taken significant steps to infuse our compensation program with long-term, sustainable incentives to help maximize stockholder value. The objectives underlying our compensation philosophy are explained in more detail below.

Sustain Market Competitiveness

Since our business model is based on the building of long-term relationships with clients and customers, the reputation, judgment, business generation capabilities and project execution skills of our professionals are critical to our success. As a result, we believe that our most valuable assets are our management team and key employees. The brokerage and investment banking sectors are extremely competitive industries that have historically been subject to high turnover, with competition for talent coming not only from investment banks but also from businesses outside the investment banking industry, such as hedge funds, private equity firms and venture capital funds. As our Company and our industry emerge from a period of tremendous challenges, it is essential that we retain and recruit talented producers and incentivize them to capitalize on pending market opportunities. While the financial services market is reshaped, our compensation objectives continue to focus on rewarding personal productivity and fostering a results-oriented environment, while maintaining a modest non-variable component of compensation to provide stability. We therefore believe that an executive compensation program designed to attract and retain high quality executives and that links pay to performance is an essential cornerstone to operating successfully as a public company in our industry.

The Committee believes that the most effective compensation program is one that is adaptable to market trends, rewards the achievement of strategic and performance goals by the Company and aligns executive interests with those of our stockholders. The Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains generally competitive relative to market standards or trends, while recognizing the need to maintain an appropriate ratio of compensation expense to revenue.

The Committee has traditionally only used available peer and industry compensation data as general comparative guidance and factored such data into the total mix of information it considers in making overall determinations of executive compensation. The Committee has not historically used peer information to provide specific reference points for its compensation decisions and has not otherwise benchmarked executive compensation. The extent to which the Committee uses such data in any given year varies depending on its assessment of the utility of the available market intelligence for the most recently completed fiscal years as a reliable indicator of then-current executive compensation levels and market practices. In recent years, available peer data, which is inherently subject to constraints, has been of limited value as a reflection of standard industry compensation practices due to the extraordinary economic conditions over much of the periods covered by such data. As the economy and industry practices continue to stabilize and the business models of other public firms in our industry continue to evolve, the Committee may reassess the merits of establishing a suitable peer group and the advisability and utility of such peer group’s information as a significant factor in determining our form and levels of executive compensation and overall compensation expense.

Pay for Performance

A substantial portion of our compensation is variable and structured on a pay-for-performance basis, which the Committee believes reflects our historically entrepreneurial culture. The significant weight put on year-end bonuses as a component of overall compensation underscores this commitment to a pay-for-performance philosophy.

Generally, the more senior an executive’s position, the greater his or her responsibility and ability to influence our results of operations and achievement of strategic goals, and the higher his or her total compensation, the higher will be the percentage of compensation that constitutes performance-based pay. The amount of such compensation will depend on our financial performance generally, the performance of the department or business group of such executive, and the executive’s individual performance and contributions to our business. The Committee may measure performance both on an absolute basis (for example, based on the achievement of internal business goals for revenue, net income and operating earnings per share and the achievement of strategic initiatives), as well as on a relative basis (for example, by comparing such metrics against those of our key competitors or comparing our overall stockholder return against that of our competitors).

Performance Goals for Executive Year-End Bonuses

Our pay-for-performance compensation framework establishes performance goals in connection with all year-end bonus compensation (both cash and stock) of our named executive officers. The Committee initially designed performance-based criteria in connection with the 2009 Year-End Stock Awards granted to the named executive officers, and has continued this practice with all year-end cash and restricted stock bonuses for such individuals in subsequent years. As a result, the named executive officers may not receive any portion of their year-end bonuses unless the performance conditions related to such bonuses are satisfied. The Committee’s determinations regarding the performance conditions associated with 2011 executive bonuses are discussed further under “Executive Year-End Bonuses for 2011” beginning on page 34, and performance conditions applicable to future executive bonuses are discussed further under “Determining Establishment of New Performance Goals” beginning on page 32.

The LTIP

In February 2010, the Committee established the Long Term Incentive Program (the “LTIP”) under the 2009 Incentive Plan. The LTIP is designed to provide compensation to senior executives that is variable and based on the achievement of long-term performance goals determined by the Committee. The LTIP, which was structured with the assistance of outside compensation consultants, implements our goals of strengthening the pay-for-performance link and incentivizing such executives by placing a significant portion of their compensation at risk, and also serves as a valuable additional retention tool.

The LTIP allows the Committee to grant awards to selected executives. Any awards will provide for the amounts that may be earned by the award recipient (which may be a fixed or variable amount), as well as the terms and conditions related to such awards, all of which will be determined and established by the Committee. Such information would be set forth in a related award letter or agreement entered into by us and the recipient. The LTIP provides that amounts specified or calculated pursuant to an award may be earned upon the achievement of specified performance goals during the performance cycle established for such award.

The LTIP created successive overlapping three year performance cycles beginning on January 1 of each year (with a staggered “phase-in” of yearly performance cycles for the LTIP awards granted in February 2010, which are referred to below). Award amounts payable are based on the achievement of certain levels of “Cumulative Adjusted EPS” (as defined below) during a performance cycle. Award payments may be made in cash, shares of our common stock, or a combination thereof, as determined by the Committee in accordance with the LTIP and the 2009 Incentive Plan. Under the LTIP, the percentage of any awards earned for each performance cycle is determined in accordance with the following schedule, subject to adjustment by the Committee in its discretion:

Cumulative Adjusted EPS for Performance Cycle	Percentage of LTIP Awards Earned
Maximum or Higher	200%
Target	100%
Threshold or Lower	0%

If Cumulative Adjusted EPS for a performance cycle is between threshold and target or between target and maximum, the percentage of LTIP awards earned between 0% and 100% or between 100% and 200%, respectively, will be determined by linear interpolation. Not later than 90 days after the commencement of each performance cycle, and as otherwise required by the 2009 Incentive Plan, the Committee shall establish in writing the threshold, target and maximum levels of Cumulative Adjusted EPS (and any such adjustments thereto) for such performance cycle.

With respect to any performance cycle, “Cumulative Adjusted EPS” is defined as earnings per share, as reported in our consolidated financial statements prepared in conformity with United States generally accepted accounting principles (“GAAP”) as applied to SEC registrants (or any other governing accounting standards as may from time to time apply to SEC registrants), as adjusted to eliminate:

•                  the impact of all performance-based awards during the relevant performance cycle for any named executive officer, including awards under the LTIP,

•                  the effect of any tax, assessment or similar charge enacted or implemented by a government or governmental agency which is not of general application to corporate taxpayers in the relevant jurisdiction, and

•                  any quantifiable non-GAAP (or other applicable accounting standard) adjustment to net income for the relevant performance cycle reported in a public filing with the SEC prior to the determination of the percentage of LTIP award earned for such performance cycle.

In February 2010, the Committee granted awards under the LTIP to each of Messrs. Michaud, Senchak and Duffy (referred to as the “LTIP Awards”), which represent the only awards ever granted under the LTIP. Amounts payable under these awards are to be solely in the form of cash and are based on the achievement of the following threshold, target and maximum levels of Cumulative Adjusted EPS during each performance cycle:

	2010 Performance Cycle	2010-2011 Performance Cycle	2010-2012 Performance Cycle
Threshold	$0.85	$1.73	$2.63
Target	$0.95	$1.99	$3.11
Maximum	$1.05	$2.23	$3.54

The amount payable upon achievement of the “target” level of Cumulative Adjusted EPS during each of these performance cycles is as follows:

Performance Cycle	LTIP Award Upon Attainment of Target Cumulative Adjusted EPS	Year of Potential Payout
2010	$ 333,333	2011
2010-2011	$ 666,667	2012
2010-2012	$1,000,000	2013

As described under “No LTIP Award Payments for 2011” beginning on page 34, in February 2012, the Committee determined that Messrs. Michaud, Senchak and Duffy were not entitled to LTIP Award payments with respect to the 2010-2011 performance cycle.

Performance Awards

In March 2011, the Committee granted long term incentive awards under the 2009 Incentive Plan in the form of performance equity awards (the “Performance Awards”) to each of Messrs. Michaud, Senchak and Duffy. In structuring these awards, the Committee combined its core objective of aligning executive and stockholder interests with its pay-for-performance philosophy, by requiring that Performance Award payments only be made in the form of common stock and only upon the achievement of multi-year performance goals. In addition, these awards contain “clawback” provisions that provide for repayment of all or a portion of shares issued in the event of certain accounting restatements, thereby creating at-risk performance units for these executives. Award recipients would not be entitled to any payments under the Performance Awards until 2014.

Together with its independent compensation consultant, the Committee structured a performance goal that it believes is aligned with the interests of stockholders and is based on our reported results of operations, without the significant adjustments utilized under the LTIP. Performance Awards will only become payable upon the achievement of certain levels of “Return on KBW Average Equity,” as defined in the related performance award agreement, over a three-year performance period encompassing fiscal 2011 through 2013. In granting the Performance Awards, the Committee established threshold, target and maximum performance levels of Return on KBW Average Equity of 5%, 10% and 12.5%, respectively, over the three-year performance period. The number of shares of common stock, if any, that would be received by an award recipient will be determined as a percentage of the 40,080 shares he would receive upon achievement of the “target” performance level, as described below. The percentage of the Performance Award earned for the performance period will be determined in accordance with the following schedule:

Actual Performance Period Return on KBW Average Equity	Percentage of Performance Awards Earned
Maximum or Higher	200%
Target	100%
Threshold	20%
Below Threshold	0%

If the Return on KBW Average Equity is between threshold and target or between target and maximum, the percentage of Performance Awards earned between 20% and 100% or between 100% and 200%, respectively, will be determined by linear interpolation (subject to any adjustment otherwise permitted). We would also pay an amount equal to the aggregate amount of any cash dividends declared and paid on shares of common stock during the performance period, but only on award shares that are actually earned. If the award recipient were required to repay all or a portion of shares issued to him in the event of certain accounting restatements in accordance with the Performance Award’s clawback provisions, he would also be obligated to repay the related dividend equivalents that were paid to him. Additionally, in the event an award recipient departs after earning an award and subsequently breaches certain non-competition agreements, the award amounts may also become subject to repayment.

Align Executive and Stockholder Interests

Prior to the IPO, we were a private company with broad employee equity ownership. Historically, an individual employee’s equity ownership generally correlated with seniority and tenure, and equity appreciation was a fundamental economic benefit of employment. Since we believe significant employee ownership helps align the interests of our employee owners with our non-employee stockholders, we have designed and implemented certain policies and other measures which are described in detail below, in order to maintain and enhance such ownership. The vesting restrictions, performance goals and other design features of our equity-based awards, together with our executive stock ownership guidelines, encourage long-term stock ownership by our executives and further motivate them to create enduring stockholder value.

Restricted Stock Awards

The Committee has determined that, as a public company, our bonuses should include an appropriate combination of cash and equity-based awards. The inclusion of an equity component in year-end bonuses is designed to provide employees with incentive and compensation opportunities based on the creation of stockholder value and an increase in our stock price. Accordingly, in February of each year, the Committee awards a substantial portion of our employees a percentage of their year-end bonus in the form of restricted stock awards.

The percentage of bonus compensation paid in restricted stock has increased annually since it was first introduced as a year-end bonus component in the year after we became a public company. Moreover, the threshold at which restricted stock becomes a component of employee bonuses has continued to drop during the same period, resulting in the distribution of restricted stock awards to a greater overall number of employees. It has also become established practice for restricted stock awards vesting over a multi-year period to be a significant component of the total compensation packages issued to certain new employees, particularly more senior or key personnel. These restricted stock awards firmly align the interests of the recipient with those of our stockholders by ensuring that the same changes in our stock price that affect outside stockholders also directly affect the value of such awards.

Since the restricted stock awards are typically subject to a multi-year vesting period, such awards encourage a focus on long-term and sustainable growth, because short-term fluctuations in our stock price will not significantly affect the value of these awards to their recipients. In addition, since unvested shares underlying such restricted stock awards are generally forfeited upon termination, the extended vesting period also serves as a useful employee retention tool. We use the following references for certain year-end stock awards that have been granted to our employees:

•      the “2011 Year-End Stock Awards” refer to the awards granted in February 2012, with respect to fiscal 2011,

•      the “2010 Year-End Stock Awards” refer to the awards granted in February 2011, with respect to fiscal 2010,

•      the “2009 Year-End Stock Awards” refer to the awards granted in February 2010, with respect to fiscal 2009, and

•      the “2008 Year-End Stock Awards” refer to the awards granted in February 2009, with respect to fiscal 2008.

Each of these restricted stock awards vest in equal one-third amounts over a three year period on February 1st of each year for employees other than the named executive officers, and on February 23rd of each year for the named executive officers (with the exception of their 2008 Year-End Stock Awards, which also vest on February 1st). The vesting schedule variance for the 2011, 2010 and 2009 Year-End Stock Awards granted to the named executive officers was created in order for the Committee to appropriately assess the achievement of the performance goals applicable to vesting of these executive awards. Performance goals for the 2011, 2010 and 2009 Year-End Stock Awards are described further under “Executive Year-End Bonuses for 2011” beginning on page 34. In all cases, vesting commences in the first year after such award was granted. Since all these awards were initially granted in the first quarter of a fiscal year, the first vesting date represents the approximate one-year anniversary of the grant date.

Executive Stock Ownership Guidelines

We maintain minimum stock ownership guidelines for designated executives to help drive long-term performance and strengthen retention, as well as ensure that our executive officers maintain a meaningful economic stake in the Company. The guidelines, which on an annual basis are affirmed or adjusted to the extent deemed advisable by the Committee, are designed to satisfy an executive’s need for portfolio diversification, while maintaining stock ownership at levels sufficiently high to assure management’s significant and demonstrable interest in, and commitment to, increasing stockholder value over the long-term. Our guidelines provide for each of Messrs. Michaud, Senchak and Duffy to hold our common stock with a value equal to three times their annual cash compensation (determined by averaging base salary and any annual cash bonus over the prior three years), and for each of Messrs. Giambrone and Kleinman, as well as certain other senior officers identified by the Committee and the Chief Executive Officer, to hold our common stock with a value equal to 1.5 times their annual cash compensation.

Executives that were subject to the guidelines at the time of their adoption in 2007 must be in compliance no later than March 1, 2013 and at all times thereafter. All of the named executive officers were subject to the guidelines at the time of their adoption. Executives that were not subject to the guidelines at the time of their adoption but subsequently became subject, must be in compliance on the fifth anniversary of the date they became subject and at all times thereafter. Executives that fail to meet these guidelines will receive at least half of their annual incentive compensation in restricted stock or other equity and will be prohibited from selling any shares until their target multiple is reached. All stock directly or indirectly owned by an executive, including unvested equity awards, will be counted toward meeting these guidelines.

The 2009 Incentive Compensation Plan

The 2009 Incentive Plan permits us to issue shares of common stock pursuant to the grant or exercise of stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, performance unit awards and performance share awards, as well as grant cash-based awards and other awards to directors, officers, employees and consultants. The 2011, 2010 and 2009 Year-End Stock Awards, as well as the LTIP Awards and the Performance Awards, were granted under the 2009 Incentive Plan. The Committee and the Board believe that the 2009 Incentive Plan contributes significantly to our success and helps increase stockholder value by enabling us to attract, incentivize and retain highly-qualified directors, officers, employees and consultants. The Committee anticipates continuing to provide stock-based incentive awards to recruit, motivate and retain these individuals.

Upon the effectiveness of the 2009 Incentive Plan, then-remaining shares that had been available for issuance under our 2006 Equity Incentive Plan (the “2006 Incentive Plan”) were added to the shares available for issuance under the 2009 Incentive Plan. As of February 1, 2012, all grants or awards still outstanding under the 2006 Incentive Plan were fully vested. Under the 2009 Incentive

Plan, if any stock option or SAR terminates without being exercised or if any SAR is exercised for cash, shares of common stock subject to such awards will be added to the shares available for future issuance under the 2009 Incentive Plan. If the option price of any stock option granted under the 2009 Incentive Plan is satisfied by delivering shares of common stock to us (by actual delivery or attestation), only the number of shares of common stock issued, net of the shares of common stock delivered or attested to, will be deemed delivered for purposes of determining the maximum number of shares available under the 2009 Incentive Plan. To the extent any shares are not delivered to a participant because such shares are used to satisfy any applicable tax-withholding obligation, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares available under the 2009 Incentive Plan.

Shares subject to grant under the 2009 Incentive Plan are made available from authorized but unissued shares. As of April 17, 2012, there were 3,083,862 shares of common stock available for future grants under the 2009 Incentive Plan. As described further under “Proposal 3” beginning on page 55, our stockholders will vote at the Meeting on the approval of an amendment to the 2009 Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,000,000 shares.

The 2008 Employee Stock Purchase Plan

Our 2008 Employee Stock Purchase Plan (the “ESPP”) was implemented to encourage additional stock ownership by all employees and thereby reinforce the alignment of the interests of employees and stockholders. The ESPP is a broad-based plan designed to meet the requirements of Section 423 of the Code by offering almost all of our employees the opportunity to buy shares of common stock at a 5% discount to the then-prevailing market value, through after-tax payroll contributions constituting from 1% to 10% of gross wages. Such purchases occur on the final trading day of each of the ESPP quarterly offering periods, which are identical in duration to each fiscal quarter of the Company. Generally employees who have completed at least one year of continuous employment, regardless of seniority or compensation level, will be eligible to participate in the ESPP, which eligibility generally ends upon termination of employment. No employee may purchase more than 2,000 shares in any single offering period or more than $25,000 of common stock under the ESPP in any calendar year. The ESPP is administered by a committee of three members (referred to as the “Plan Administrator”) comprised of directors or employees selected by the Committee. The Plan Administrator may, among other things, adjust the duration of the offering periods under the ESPP, decrease an employee participant’s payroll contributions to comply with the Code and delegate its administrative responsibilities and powers under the ESPP to any employees or group of employees. All decisions and actions of the Plan Administrator are final and conclusive. As of April 17, 2012, 1,465,431 shares remained available for issuance under the ESPP.

The following table provides information as of December 31, 2011, with respect to compensation plans (including individual compensation arrangements) under which our securities are authorized for issuance. The table does not reflect the significant use of equity compensation in February 2012 as a component of our 2011 year-end bonuses.

Plan Category	Plan Name	Number of Securities Remaining Available for Future Issuance
Equity compensation plan approved by security holders	2009 Incentive Plan	4,746,076
Equity compensation plan approved by security holders	2008 ESPP	1,467,285
Equity compensation plans not approved by security holders	None	n/a
Total		6,213,361

Say-on-Pay

At our 2011 annual meeting of stockholders, our executive compensation “say-on-pay” proposal received “for” votes that represented approximately 86% of the votes cast on such proposal. The Committee, together with its independent compensation consultant, reviewed and considered the results of the 2011 say-on-pay vote when evaluating our compensation practices and policies and when setting 2011 executive compensation, as well as when determining performance conditions with respect to 2012 executive compensation. The Committee interpreted the results of the advisory vote on the prior year’s say-on-pay vote as a demonstration of stockholder support of our compensation policies.

Our 2011 executive compensation framework maintained our historic pay-for-performance compensation structure, primarily through the establishment of performance conditions associated with 2011 year-end bonuses and other incentive awards, which performance conditions resulted in a significant decline in the total compensation paid to our named executive officers due to our performance in 2011. In addition, the 2011 year-end bonuses granted to the named executive officers were solely in the form of restricted stock awards that vest over a multi-year period depending on our performance in future years, which we consider to be consistent with our central philosophy of aligning the interests of executives and stockholders.

Our Process for Determining Compensation

In determining total compensation, as well as the different elements contributing to the overall mix of compensation, we strive to balance the competing interests of rewarding performance and retaining key employees by maintaining competitive compensation levels, against preserving healthy cash balances and maintaining an appropriate ratio of compensation to revenues.

The Committee approves compensation for officers at the level of executive vice president and more senior and employees who earn at least $1.5 million in total cash and non-cash annual compensation (such employees are referred to as the “Executive Employees”), as well as employment offers for candidates that are expected to become an executive vice president or more senior or that are expected to receive an aggregate compensation commitment (cash and stock) of at least $1.5 million. The Board has delegated to the Non-Executive Compensation Committee authority to approve annual compensation (including base salary and bonus) of Non-Executive Employees, although in certain circumstances decisions regarding solely non-equity based compensation for such employees may be made by senior management. The Board has also delegated non-exclusive interim authority to the Non-Executive Compensation Committee to approve cash-only adjustments to the compensation of Executive Employees up to specified limits. Such cash-only adjustments may not exceed, with respect to any individual Executive Employee in any given fiscal year, 10% of such executive’s total annual compensation (both cash and non-cash) for the most recently completed prior fiscal year. Furthermore, with respect to all Executive Employees as a group, the aggregate amount of cash-adjustments outstanding that have not yet been ratified or approved by the Committee may not exceed $500,000 at any time. Any such cash-adjustments are in all cases subject to the review, modification, nullification or other alteration by the Committee in its sole discretion.

The Non-Executive Compensation Committee provides periodic reports to the Committee regarding its decisions made and actions taken, including with respect to salary adjustments and annual year-end award amounts, and the Committee can exercise discretion to make any modifications it deems to be necessary or appropriate.

Determining Total Compensation

We have stated our expectation that the overall annual compensation and benefits expense ratio in a normalized operating environment will be in the range of 55-60% of annual revenue. This ratio may be adjusted at any time for a variety of reasons, including but not limited to lower operating revenues, the need to retain key personnel during difficult economic conditions or to otherwise adapt to rapid or significant changes in the market environment, or to fund a major expansion.

Both our overall compensation and benefits expense and our compensation and benefits expense ratio have historically been at levels which we believe to be generally competitive within our industry. Each year the Committee, with the assistance of its outside compensation consultant, makes a judgment as to the value of then-available market data on compensation expense and compensation expense ratios and the insight it offers. Several factors may weigh into such judgment, including the timeliness of such data in the context of current decision-making, the scope of information publicly disclosed, the impact of significant market, regulatory or political events affecting compensation practices during the period related to such data and their applicability to the current period, and the extent to which individual firms may have been affected by factors or events that uniquely or disproportionately affected their financial results or their business model, thereby creating an outsized impact on market norms. The Committee will then use such data as a contributing factor in its overall compensation expense determinations to the extent deemed appropriate.

2011 Total Compensation

In determining total compensation with respect to 2011, the Committee reviewed and analyzed input and information from a variety of sources. The process included discussions between the Committee and its independent compensation consultant concerning current and historical compensation trends, any significant industry-wide changes in compensation structure due to prevailing market conditions, a market-based analysis of our overall compensation levels, and other related matters. The Committee also engaged in a comprehensive dialogue with the Chief Executive Officer regarding compensation of employees, industry practices, key employee retention issues, the economic and market conditions that impacted our business activities during 2011, and the contributions of individual executives.

When formulating our compensation determinations for 2011, the Committee evaluated whether to use a “peer group” of public companies to guide its decision-making process. Especially when considering the prevalence of either large bank holding companies subject to distinct regulatory and political pressure and operating in market segments that are not core to our franchise, and smaller niche firms in the financial sector that do not specialize in our area of expertise, the Committee did not view our firm as having any true peers that were public companies. As both a full service investment bank and a specialist firm focusing on the financial services sector, we are sufficiently distinct from companies that might otherwise be considered in our peer group that are either much larger bank holding companies or that are not sufficiently compatible with our business focus. The Committee reached similar conclusions when evaluating the utility of peer data in regard to executive compensation determinations.

In light of our results in 2011, the Committee determined that it would not be possible to set compensation for 2011 at a level within our previously stated guidelines. After its review and analysis of our financial performance in 2011 (including the primary reasons for losses incurred), other applicable internal Company data, the impact of current economic and market conditions, and after consultation with its independent compensation consultant, the Chief Executive Officer, and other members of senior management, the Committee concluded that a higher ratio of total compensation and benefits expense to annual revenue was appropriate. For 2011, the level of total compensation and benefits expense to annual revenue was approximately 69.3%. The Committee and management determined that such a compensation level struck a necessary balance between serving the interests of our stockholders and instituting compensation discipline across the firm, and retaining a core structure with key producers that will enable us to capture and capitalize on future business opportunities as our industry emerges from the subdued market environment of 2011.

Determining Base Salaries

We provide our executive officers and other employees with an annual base salary to compensate them for services rendered during the fiscal year. Base salary is designed to provide a fixed amount of current cash income to each executive that generally is not variable in nature and is competitive with market standards. Base salaries for executive officers are reviewed and approved annually by the Committee, generally in the first quarter of the fiscal year.  In setting base salaries, the Committee traditionally considers an executive’s role and responsibilities, market trends and available market data, our performance in the prior fiscal year and anticipated performance in the upcoming fiscal year, and the recommendations of the Chief Executive Officer.

The determination of base salaries may also be subject to the terms of employment agreements, guaranteed compensation packages and similar arrangements. Consistent with industry practice and our pay-for-performance objective, the base salaries of our executives generally account for a moderate portion of their overall compensation.

Determining Year-End Performance Awards

Consistent with our compensation philosophy, a significant percentage of total compensation consists of performance-based year-end bonuses. The size of the annual employee bonus pool, which includes executive officer bonuses, has historically been based upon a percentage of revenues after deducting other compensation expenses, such as base salaries. At the end of the fiscal year, the aggregate dollar amount of the annual bonus pool is established.

Throughout the fiscal year, the Chief Executive Officer engages in discussions with the Committee regarding the annual bonus pool, which discussions may take place both in the context of Committee meetings and with Committee members on an ex-officio basis. These discussions generally increase in frequency and in detail beginning late in the third quarter and continue through the end of the fiscal year, as the Company develops a clearer view of its revenues and profitability for the year. Throughout this process, the Committee is provided with updated information regarding the metrics relevant to a determination of overall year-end bonuses and base salaries for the subsequent year. The Committee provides the Chief Executive Officer with general guidance and initial indicators of its expectations for compensation that are consistent with the Committee’s compensation goals and objectives. The guidance, recommendations and instructions of the Committee that derive from this process are taken into account by the Chief Executive Officer in determining the bonus pool. The Chief Executive Officer’s determination is then presented to, and subject to the final approval of, the Committee.

Generally during the last month of the fiscal year, our department heads consult with the Chief Executive Officer and make suggestions regarding bonus payments for employees in their respective departments based upon a combination of factors, including our overall results, departmental performance, and the employee’s individual performance and contribution to revenues, business and strategic development and market position. The Chief Executive Officer makes similar determinations for each of the department heads based on such factors, as well as the overall management performance and contributions of such department heads. Certain department heads and other key employees also serve on an Executive Management Committee which meets periodically to discuss matters of interest beyond their specific department, and the Chief Executive Officer may also consider their contributions to such broader Company matters when determining compensation. Pursuant to our Annual Incentive Plan (the “Bonus Plan”), the Chief Executive Officer will review and discuss the proposed allocation of the bonus pool for each department with the relevant department head. The Chief Executive Officer has discretion to adjust bonus payments for entire departments, or for individual employees within a department.

The Chief Executive Officer will then propose individual bonus amounts to the Committee or the Non-Executive Compensation Committee, as appropriate. Such proposals in respect of a fiscal year are usually presented to the Committee in January of the following fiscal year, along with management’s assessment of the financial results in the completed fiscal year, both for our Company as a whole and for each department. In the course of evaluating such recommendations, the Committee typically reviews not only the proposed bonuses (both cash and stock) and total compensation for each executive in respect of such year, but also a comparison of such proposed amounts to the amounts previously awarded to such individual. This level of detail is provided in order to ensure that each member of the Committee has a historical and comprehensive picture of the compensation and benefits paid to each of our executive officers. With respect to the Chief Executive Officer, the Committee has full and direct authority to approve compensation, including year-end bonus, based on its annual evaluation. The evaluation of the Chief Executive Officer incorporates the feedback provided to the Committee by the presiding non-management director (who is also a member of the Committee) regarding his interaction and dealings in such role with the Chief Executive Officer.

The Committee will consult with management not only with regard to the amount of bonuses, but also the appropriate allocation between cash and restricted stock or other equity-based compensation. The Committee may approve such bonus amounts or make such modifications as it deems necessary or appropriate. Year-end bonuses (including cash and stock) are generally awarded at the beginning of each fiscal year in respect of performance for the preceding year.

2011 Year-End Bonus Pool

Due to the decline in our performance and our financial results during 2011, and in order to appropriately adjust our cost structure to enable us to operate through a difficult market environment, the 2011 year-end employee bonus pool was reduced significantly from 2010, and represented an across-the-board reduction for almost all employees. In addition, the stock component of the reduced bonuses constituted a larger percentage of an eligible employee’s bonus in 2011 compared to prior years. The 2011 year-end bonus pool, including both the cash and restricted stock components, was approved by the Committee in the first quarter of 2012. With the exception of the performance-based 2011 Year-End Stock Awards granted to the named executive officers, all 2011 year-end bonuses awarded to our employees were not dependent on the achievement of future performance goals.

2011 Year-End Stock Award Formula

The Committee approved and generally applied a formula to determine the percentage of each employee’s 2011 aggregate year-end bonus to be paid in the form of restricted stock. This formula did not apply to the bonuses of the named executive officers because no 2011 cash bonuses were paid to such individuals, since we did not satisfy the performance goals related to such bonuses. Similarly, the formula did not apply to certain department heads and department managers who did not have cash bonuses subject to performance goals but who nevertheless volunteered to receive their 2011 year-end bonuses entirely in restricted stock.

The stock component of the 2011 year-end bonuses constituted a greater percentage of an eligible employee’s bonus in 2011 compared to 2010. In addition, a greater overall number of employees received a bonus containing an equity component in 2011. All 2011 Year-End Stock Awards were granted pursuant to the 2009 Incentive Plan. The Board and the Committee intend to continue to incorporate equity-based awards as a standard component of overall compensation in order to strengthen the pay-for-performance link and to further align employee and stockholder interests. The following table shows the formula generally utilized by the Committee to determine the percentage of each employee’s total 2011 bonus that was to be paid in the form of restricted stock:

Range of Total 2011 Bonus	Percentage of Total Bonus Paid in Restricted Stock
$50,000 to $80,000	20%
$80,001 to $150,000	40%
$150,001 to $275,000	55%
$275,001 to $499,999	66%
$500,000 or more	80%

For all employees receiving 2011 Year-End Stock Awards, the exact number of shares to be granted was calculated by dividing a dollar amount equal to the percentage of each affected employee’s bonus to be received in stock according to the above formula, by $16.7162, the weighted average price of our common stock on the NYSE over a five consecutive trading day period ending at the close of the market on February 29, 2012, the day prior to the grant date for the 2011 Year-End Stock Awards. Employees with an overall 2011 bonus of less than $50,000 did not receive any restricted stock.

Determining Achievement of Performance Goals

In the course of approving the payment of bonuses to executive officers or the vesting of their restricted stock awards, the Committee may first be required to determine whether any performance conditions related to such bonuses have been satisfied. Since performance conditions are typically tied to our financial results, the Committee will only be able to assess the achievement of such conditions once our financial results for the relevant period have been reasonably determined. As noted above, the Committee generally decides year-end bonus amounts for employees, including our executive officers, in January of the following year. However, to the extent the financial results from which any associated performance conditions are derived have not been reasonably determined, payment of such bonuses to affected executives will be postponed until the Committee is able to formally determine achievement of such performance conditions.

Similarly, year-end performance-based restricted stock awards granted to certain executives may establish later vesting dates than those associated with the non-performance based awards granted to other employees. The establishment of later vesting dates is intended to create a sufficient amount of time, after completion of the performance period and prior to the vesting date, for the financial results for such period to be calculated, prepared and presented to the Committee. The Committee is therefore able to make a reasonable and informed assessment as to whether the performance conditions associated with vesting of such shares have been satisfied and whether such shares should therefore vest as scheduled.

Determining Establishment of New Performance Goals

The Committee may continue its practice of establishing performance criteria applicable to future bonuses or other compensation, in an effort to maintain and enhance the performance-based focus of our executive compensation and to further motivate our senior officers. Such performance criteria may be structured with the assistance of outside compensation consultants and be designed to comply with Section 162(m) of the Code regarding the deductibility of executive compensation.

Performance-Based Formula for 2012 Executive Bonuses

In order to comply with Section 162(m) of the Code, in February 2012 the Committee established a formula utilizing performance measures permitted under the 2009 Incentive Plan, which provides for the maximum 2012 year-end bonus awards that may be granted to the named executive officers (the “2012 Bonuses”). The Committee established such formula in consultation with its independent compensation consultant, which included a review of the Section 162(m)-compliant executive compensation structures used by other companies in our industry.

The formula calculates a maximum potential aggregate amount for the 2012 Bonuses that may be granted to the named executive officers and establishes the maximum portion of such amount that would be available for each individual officer, subject to limitations set forth in the 2009 Incentive Plan. Following 2012 year-end, the Committee may exercise negative discretion to reduce the bonus amount payable below the maximum levels under the formula and may also exercise discretion with regard to the composition and other terms of any 2012 Bonuses, including the proportion of cash and equity-based components and any vesting or deferral terms that may affect receipt or payment. Furthermore, subject to the maximum set by the formula and the 2009 Incentive Plan limits, the Committee’s bonus determinations may be based on performance measures and other factors contemplated under the 2009 Incentive Plan that it deems relevant, such as the overall performance and individual contributions of each named executive officer, including those related to overall management, specific business areas of responsibility in which they may concentrate, revenues, business development and development of our Company, stock price performance and other factors affecting stockholder value.

In the course of determining actual bonus amounts, the Committee has complete discretion not to grant any award at all to any or all of such executives or to grant awards at any level below each executive’s maximum portion. Reductions made by the Committee to the maximum amount available to any one executive may not be reallocated to any of the other named executive officers. The executives are not entitled to any 2012 Bonus until discretion has been exercised by the Committee and an award is actually granted.

The maximum potential aggregate amount of all 2012 Bonuses is to be calculated by multiplying “Adjusted Revenues” (defined to be revenues less non-compensation expenses subject to certain specified adjustments) for fiscal 2012 by 6.0%. The maximum percentage of that amount that could be available for each individual officer is as follows: 32% for Mr. Michaud, 23% for Mr. Senchak, 20% for Mr. Duffy, 13% for Mr. Giambrone and 12% for Mr. Kleinman.

Determining Incentive Awards

The Committee maintains broad latitude to grant incentive-based awards to selected officers. The Committee may issue awards either directly under the 2009 Incentive Plan or under plans that are incorporated into it, such as the LTIP. Such awards may entitle the award recipient to earn amounts that are either specified in the award or that are to be calculated pursuant to the terms of the award, upon the achievement of specified performance measures over the period encompassing the award. The Committee may also determine the form of any award payment, whether in cash, common stock, or a combination of the two.

Determining Profit Sharing Plan Contributions

Another traditional element of our compensation structure is our Profit Sharing and Retirement Plan (the “Profit Sharing Plan”). This defined contribution plan, which is an ERISA compliant retirement plan, provides for contributions to be made by us to all eligible employee participants, including the named executive officers. Employees are permitted to make elective salary deferral contributions to the Profit Sharing Plan in accordance with Section 401(k) of the Code. We currently manage one of the investment options in the Profit Sharing Plan and other investment options managed by unaffiliated parties are also available to employees.

Our contributions consist of a “company contribution” and a “primary contribution.” The company contribution is a mandatory contribution generally equal to 3% of an eligible employee’s “compensation” (as contemplated under the Profit Sharing Plan) and is intended to meet the safe harbor requirements of the Code with respect to nondiscrimination requirements. The primary contribution is a discretionary contribution made by us to employees who meet the applicable eligibility requirements. For “highly compensated employees,” as such term is defined in the Code, the amount of a primary contribution is generally determined as a percentage of base salary. All of the named executive officers are considered to be “highly compensated employees.” Employees become one-third vested in primary contributions after one year of employment, two-thirds vested after two years of employment and fully vested in all past, current and future contributions after three years of employment. All contribution amounts are calculated subject to limitations imposed under the Code.

The primary contribution is determined following the end of the year in respect of which such contribution is made, based on annual profits and other components of overall compensation expense. The Committee (or the Non-Executive Compensation Committee, as appropriate) determines an appropriate level of primary contribution for eligible U.S.-based personnel, which contribution is then effected by the boards of our domestic subsidiaries employing such personnel. Employees of KBWL and KBW Asia are not participants in the Profit Sharing Plan, but often receive discretionary contributions to their individual pension accounts in amounts that generally approximate what they would have received had they been eligible U.S. employees.

Our 2011 Executive Compensation Components

Total compensation paid to the named executive officers in 2011 consisted primarily of the following components:

•                  base salary,

•                  the 2011 Year-End Stock Awards,

•                  payment of dividends on unvested restricted stock awards and dividend equivalents on vested restricted stock units,

•                  Profit Sharing Plan contributions and medical and life insurance benefits, and

•                  other personal benefits.

As described further in this section, 2011 executive compensation did not include any year-end cash bonuses or LTIP Award payments. Furthermore, certain restricted stock awards granted to the named executive officers in respect of prior years did not vest after the 2011 fiscal year as scheduled. We did not grant to any of our employees or directors, nor do we have outstanding, any stock options, equity warrants or other similar derivative instruments.

This section does not discuss the Performance Awards granted to Messrs. Michaud, Senchak and Duffy in March 2011 because no payments pursuant to such awards may be made until the 2014 fiscal year. Such awards are described under “Performance Awards” beginning on page 26 and are set forth in respect of the 2011 fiscal year as required by SEC rules in the “Summary Compensation Table” beginning on page 39 and the related tables appearing later in this Proxy Statement.

Executive Base Salaries for 2011

Base salaries of our named executive officers in 2011 remained frozen at their 2010 levels. Therefore, 2011 base salaries for these individuals were as follows: $400,000 for each of Messrs. Michaud, Senchak and Duffy and $325,000 for each of Messrs. Giambrone and Kleinman. Employment agreements with each of the named executive officers entitle him to a minimum annual base salary, as described further under “The Employment Agreements” beginning on page 44. In January 2012, the Committee decided to maintain the 2012 base salaries of the named executive officers at their 2011 levels, with the exception of Mr. Michaud. In light of the Management Succession in October 2011, Mr. Michaud’s appointment to the position of Chief Executive Officer and President and the discontinuation of our “Office of the Chairman” framework, the Committee increased his 2012 base salary to $600,000.

No LTIP Award Payments for 2011

Under the LTIP, if Cumulative Adjusted EPS is at or below the “threshold” level in any performance cycle, the recipient is not entitled to any LTIP Award payments. In February 2012, the Committee determined that Cumulative Adjusted EPS during the 2010-2011 performance cycle was below the threshold level established for such cycle and accordingly, Messrs. Michaud, Senchak and Duffy did not receive any corresponding LTIP Award payments. The LTIP Awards and the related performance levels are described further under “The LTIP” beginning on page 24.

Executive Year-End Bonuses for 2011

In determining 2011 year-end bonuses for the named executive officers, in addition to assessing the satisfaction of applicable performance conditions, the Committee considered several factors. Our 2011 financial results, which reflected the impact of the difficult economic and market conditions that confronted the sector in which we operate, exerted significant downward pressure on such bonuses and resulted in a steep decrease in comparison to 2010 year-end bonus levels. In addition to overall firm performance, other factors that were considered included each officer’s individual performance and leadership efforts, his contributions to our business goals and strategy, and the performance of the departments or groups under his supervision. The Committee also considered the input of the Chief Executive Officer regarding proposed bonuses for each executive, which the Committee discussed both together with the CEO, as well as in separate executive session and with its independent compensation consultant. The Committee, together with the presiding non-management director, engaged in a separate review and analysis of the CEO’s performance in executive session, which included consideration of a self-evaluation provided by the CEO to the Committee. The 2011 year-end bonuses for the named executive officers in comparison to 2010 levels are described further under “Our Executive Bonus and Compensation Summary” beginning on page 21 and in the “Summary Compensation Table” beginning on page 39.

The Committee determined that the available 2010 executive compensation data of peer companies did not meaningfully contribute to its determinations of 2011 year-end bonuses for our named executive officers. Additional detail regarding the use of peer data is included under “2011 Total Compensation” beginning on page 29.

Analysis of Executive Performance During 2011

In reviewing their performance and determining their 2011 year-end bonus amounts, the Committee recognized that Messrs. Michaud, Senchak and Duffy maintain roles that include both management and revenue-generation responsibilities, requiring them to balance their roles as senior officers managing a complex firm with their pursuit and cultivation of important client relationships. Their production efforts and franchise-building activities significantly contribute not only to revenue but also an increase in the global awareness of our brand, and position us to take advantage of future opportunities as the brokerage and financial services industry looks to emerge from a period of tremendous challenges. However, the Committee also acknowledged that their additional high profile and demanding management roles require these executives to forgo potential compensatory opportunities that may have arisen had they focused solely on their production capabilities.

In differentiating in award amounts between Messrs. Michaud, Senchak and Duffy, the Committee noted that during the fourth quarter of 2011 we discontinued the three-part “Office of the Chairman” management structure that had existed among these officers for a number of years. The Committee had historically recognized this egalitarian construct by awarding generally equivalent bonuses to these individuals. In determining to grant disparate award amounts with respect to 2011, the Committee observed that our newly-adopted and more linear management structure has directly impacted the position of Chief Executive Officer, resulting in an increase in such position’s singular accountability as well its management and leadership responsibilities across all our major business lines, including those related to strategic planning, capital commitments and other franchise-building activities, as well as overall management of costs, personnel and risk.

The Committee specifically evaluated the performance of Mr. Michaud, who ascended to the role of Chief Executive Officer amid a period in which both we and our industry were confronted with significant challenges, an unclear regulatory environment and an uneven and tenuous worldwide economic recovery. The Committee noted his leadership in orchestrating certain key initiatives that were undertaken in the face of such turbulent conditions, including the successful implementation and ongoing execution of programs to reduce both compensation and non-compensation expenses, refocus our long-term strategic goals and align our resources to current market conditions. The resulting progress included the institution of compensation discipline across the firm in the form of significantly reduced year-end bonuses without any resulting material loss of key personnel, a significant and targeted reduction in employee headcount across our franchise, the orderly wind-down of our asset management operations and the termination of various service contracts and consolidation of office space. In addition, the Committee observed the positive performance of our equity sales department, for which he had direct operational responsibility for most of the year, relative to our other business lines.

The amount of the 2011 Year-End Stock Awards granted to Messrs. Senchak and Duffy were significantly influenced by the discontinuation of our “Office of the Chairman” management structure, due to the fact that vesting of such awards will be dependent upon our performance in future periods under our new management construct. The compensation of Mr. Duffy, as Chairman and Chief Executive Officer for the majority of 2011, was also affected by our decline in overall performance in 2011 relative to 2010, during a year of significant industry-wide pressure across all revenue lines. Mr. Senchak’s compensation was similarly affected by our reduced investment banking revenues during such period.

Such negative financial results were countered by the key direction and leadership each individual provided as a senior officer of the Company in a volatile and deteriorating market climate. Mr. Senchak’s ongoing advice, guidance and leadership, as both our executive Chairman and a senior investment banker, was crucial to effectively employing the various policy and strategic changes that were necessary to respond to the market difficulties that we confronted as the year progressed. Mr. Duffy, as the leader of our Company for most of the year, continued our traditional low-leverage strategic approach and maintained our strong capital position throughout the year. By preserving ample levels of liquidity, we were able to provide all necessary capital and operational support to our major business lines amid periods of fluctuating or declining performance, and at the same time continue our capital management initiatives and return a significant portion of accumulated earnings directly to stockholders. These factors contributed to a relatively stable market valuation during the year notwithstanding our quarterly results, and help provide us with the key strategic positioning necessary to capitalize on future business opportunities as the industry recovers. In addition, as the newly-appointed Chairman of KBW Asia, Mr. Duffy has continued to help pilot our international growth initiatives and contribute to the ongoing development of our Asian operations. Finally, the Committee noted the steadiness, consistency and leadership demonstrated by both executives during the Management Succession, enabling the firm to navigate through the ensuing transitional period without undue turbulence or uncertainty or the loss of key employees.

  With respect to Messrs. Giambrone and Kleinman, the Committee noted the significant leadership provided by each of these individuals in their officer roles, as well as the fact that the scope of their primary duties does not permit them to pursue production opportunities in the same manner as the other named executive officers. Both Messrs. Giambrone and Kleinman are primarily responsible for establishing, implementing and monitoring uniform internal policies within the Company, enabling the other members of senior management to maintain a client, revenue-generation and deal-oriented focus. Mr. Giambrone is responsible for overseeing the global coordination of financial reporting, facilities, technology and other administrative and personnel services throughout the Company, while Mr. Kleinman oversees the global coordination of legal and compliance needs.

The Committee noted the efforts of both of these officers in effecting the leadership transition resulting from the Management Succession, as well as their participation in the scoping, planning and execution of all major elements of the significant restructuring activities that we undertook during the second half of 2011 and early 2012. Mr. Giambrone’s contribution to the overall strength of the firm and his sound leadership in executing our corporate finance strategy during 2011 positively influenced the Committee’s review of his performance, including the implementation of programs designed to significantly reduce both compensation and non-compensation expenses, the improvement in our financial planning and risk management functions, and the continuation of our capital management strategies at previously established levels. The Committee recognized Mr. Kleinman’s wide-ranging responsibility in overseeing legal and compliance operations worldwide and favorably considered his efforts throughout the year to strengthen our global compliance structure and successfully manage legal expenses. It further noted  his lead role in positioning the Company to respond to continuing legal and regulatory reform, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, which mandates sweeping changes to the regulatory landscape for financial institutions.

No 2011 Year-End Cash Bonuses

Due to the failure to satisfy performance conditions tied to our 2011 financial results, none of our named executive officers received a 2011 year-end cash bonus.

In February 2011, the Committee established performance goals associated with the payment of any 2011 year-end cash bonuses to our named executive officers. Such bonuses, if any, were expected to be paid in February of 2012.  Payment of a 2011 cash bonus required our “Adjusted Pre-Tax Net Income” (as defined in the section immediately below) for fiscal 2011 to be positive. If such performance goal was achieved, each officer would have been entitled to a 2011 cash bonus in an amount equal to a previously designated percentage of our fiscal 2011 consolidated revenues (subject to reduction at the discretion of the Committee). However, in  February 2012 the Committee determined that, based on our financial results for 2011, such performance condition had not been satisfied. Accordingly, no 2011 year-end cash bonuses were paid to the named executive officers.

No 2011 Year-End Vesting of Prior Stock Awards

Due to the failure to satisfy performance conditions tied to our 2011 financial results, vesting of a portion of the 2009 and 2010 Year-End Stock Awards previously granted to the named executive officers was postponed.

The Committee had established performance goals associated with the vesting of each installment of the 2009 and 2010 Year-End Stock Awards granted to the named executive officers in February 2010 and February 2011, respectively. The vesting schedules and related performance conditions for these awards were established on or about the time of grant. Each award is designed to vest in equal one-third amounts over a three year period beginning on February 23rd of the first year after the year of grant. With respect to each of the three installments of shares, in order to vest on its scheduled vesting date, the “Adjusted Pre-Tax Net Income” (as defined below) for the most recently completed fiscal year prior to such vesting date must be positive. If the Adjusted Pre-Tax Net Income for such year was not positive, the executive’s right to receive such shares would be postponed, and on such vesting date he would not receive the shares that were scheduled to vest. In the event vesting was postponed, such shares will vest on the last scheduled vesting date for the award, if the aggregate Adjusted Pre-Tax Net Income over the three fiscal years that encompass the entire vesting period is positive. If the aggregate Adjusted Pre-Tax Net Income for such three-year period is negative, the executive will permanently forfeit any and all shares that he did not previously receive on their original scheduled vesting date.

In February 2012, the Committee determined that with regard to both the 2009 and 2010 Year-End Stock Awards, based on our financial results for 2011, the performance conditions associated with vesting on February 23, 2012 had not been satisfied. Accordingly, vesting of one-third of each such award was postponed, pending a final determination at the end of the three year vesting period as to whether performance tests will be met for the entire three year period (fiscal 2010-2012 in the case of the 2009 Year-End Stock Awards and fiscal 2011-2013 in the case of the 2010 Year-End Stock Awards).

With respect to the 2009 Year-End Stock Awards, “Adjusted Pre-Tax Net Income” for any stated period means our pre-tax consolidated income for such period, determined in conformity with GAAP as applied to SEC registrants (or any other governing accounting standards as may from time to time in the future be applicable for SEC registrants), adjusted to eliminate:

•                  the impact of all performance-based awards during the stated period for any named executive officer,

•                  the effect of any tax, assessment or similar charge enacted or implemented by a government or governmental agency which is not of general application to corporate taxpayers in the relevant jurisdiction, and

•                  any quantifiable non-GAAP (or other applicable governing accounting standard) adjustment to net income for the stated period that is reported in a public filing with the SEC prior to the determination of the achievement of the performance criteria for such stated period.

With respect to the 2010 Year-End Stock Awards, the 2011 Year-End Stock Awards described immediately below and the 2011 year-end cash awards described immediately above, upon the advice of its independent compensation consultant, the Committee defined “Adjusted Pre-Tax Net Income” in the same manner, except that the adjustments described in the first and second bullets of the above definition were not taken into account.

2011 Year-End Stock Awards

The 2011 Year-End Stock Awards granted in February 2012 represented the only 2011 bonuses granted by the Committee to the named executive officers. The Committee believes that granting only long-term equity awards that are at risk and contingent upon future performance strikes the right balance between addressing the challenges confronted in 2011 and keeping senior management focused on long-term and sustainable performance.

The 2011 Year-End Stock Awards are subject to the following vesting schedule: the first one-third installment has a vesting date of February 23, 2013, the second one-third installment has a vesting date of February 23, 2014, and the final one-third installment has a vesting date of February 23, 2015. However, the named executive officers will only receive their 2011 Year-End Stock awards upon the achievement of related performance conditions. Similar to their 2009 and 2010 Year-End Stock Awards, with respect to each of the three installments of shares, in order to vest on its scheduled vesting date, the “Adjusted Pre-Tax Net Income” for the most recently completed fiscal year prior to such vesting date must be positive. If Adjusted Pre-Tax Net Income for such year is not positive, the executive’s right to receive such shares is postponed, and on such vesting date he will not receive the shares that were scheduled to vest. With respect to any award where vesting has been postponed, except to the extent described under “Agreements with the Named Executive Officers” beginning on page 44, such shares will vest following the conclusion of 2014, if the aggregate Adjusted Pre-Tax Net Income for calendar years 2012, 2013 and 2014 is positive. If the aggregate Adjusted Pre-Tax Net Income for such three-year period is negative, the executive will permanently forfeit any and all shares that he did not previously receive on their original scheduled vesting date. “Adjusted Pre-Tax Net Income,” as pertains to the 2011 Year-End Stock Awards, is defined in the section immediately above.

Dividends and Dividend Equivalents for 2011

Our dividend policy provides for quarterly dividend payments of $0.05 per share on our outstanding shares of common stock. Total cash dividends paid during 2011 therefore equaled $0.20 per share.

All shares underlying unvested restricted stock awards are deemed to be legally outstanding shares of common stock and are therefore entitled to dividend payments. All existing restricted stock award agreements with employees, including the named executive officers, provide that dividends on unvested shares must be paid at the same time as dividends are paid generally. In addition, agreements governing restricted stock units that have fully vested but not yet been converted into shares of common stock provide that, to the extent we pay dividends on our common stock, we are required to pay an equivalent amount on each share underlying a vested restricted stock unit at the same time as dividends are paid generally. The aggregate amounts paid to each of the named executive officers during 2011, representing dividends paid on unvested shares and dividend equivalents paid with respect to vested restricted stock units, are set forth in footnote (4) to the “Summary Compensation Table” beginning on page 39.

Profit Sharing Plan Contributions for 2011

Our 2011 mandatory Profit Sharing Plan contribution to each named executive officer equaled 3% of his “compensation,” subject to contribution limitations imposed by the Code. We did not make a primary contribution of any percentage of “salary” (as defined in the Profit Sharing Plan) to any employees, including the named executive officers, in fiscal 2011. Each named executive officer therefore received Profit Sharing Plan contributions of $7,350 from the Company. Total contributions (both by us and the individual) for the accounts of each named executive officer did not exceed the 2011 maximum amount deductible under the Code of $49,000.

Severance and Change of Control Payments

We entered into employment agreements with each of Messrs. Michaud, Senchak and Duffy on February 1, 2010. On January 25, 2012, we entered into employment agreements with each of Messrs. Giambrone and Kleinman, and on February 1, 2008 we entered into change of control agreements with each of such executives (as well as certain of our other senior officers), which were amended and restated on December 31, 2008 and further amended on December 31, 2010 in order to comply with certain technical requirements of Section 409A of the Code. All of these agreements were structured, negotiated and prepared with the assistance of outside counsel as well as outside compensation consultants, all of which advised the Committee as to the terms and scope of such agreements.

To promote stability and the continuity of senior management, each of these agreements contains provisions regarding payments to be made to each named executive officer upon the occurrence of certain termination of employment and change of control events. Information relating to the terms and amounts payable to each individual under such agreements or otherwise upon termination or a change of control of us is set forth, as required by applicable SEC rules and regulations, in “Agreements with the Named Executive Officers” and “Potential Payments Upon Termination or Change of Control” beginning on pages 44 and 50, respectively.

The restricted stock award agreements and incentive plans that govern stock grants to our named executive officers provide for the acceleration of the vesting of restricted stock in the event of a “change in control,” “disability” or death (as defined in such incentive plan). In addition, the terms of the LTIP Awards and Performance Awards granted to each of Messrs. Michaud, Senchak and Duffy in February 2010 and March 2011, respectively, provide for pro-rata award payments to be made to any such executive in the event of his termination, as well as for full award payments to be made in the event of a change of control. These provisions are described under “Other Change of Control Provisions” and “Other Termination Provisions,” each beginning on page 49.

We believe that the above-described payment provisions will reinforce and encourage the attention and dedication of our senior officers if they are faced with the possibility of a change of control of us that could affect their employment.

Insurance Benefits

We offer core employee benefits coverage in order to provide our workforce with a reasonable level of financial support in the event of illness or injury and to enhance productivity and job satisfaction through programs that focus on a work/life balance. We believe such benefits help us to attract and retain our workforce in a competitive market. The same benefits are available for all employees and executive officers, and include medical and dental coverage, short and long term disability insurance, life insurance and travel and special accident insurance. Employees become eligible for such coverage beginning on the first day of the month immediately following the date of hire, with the exception of long term disability coverage, for which eligibility begins the first day of the month following one complete month of employment. Aside from medical and dental coverage and long term disability insurance, which require a moderate contribution from each employee, there has been no cost to employees for the provision of such benefits.

Personal Benefits

We provide the named executive officers with personal benefits which are generally available to all employees. We and the Committee believe such benefits are reasonable and consistent with our overall compensation program and help us to attract and retain superior employees for key positions. These benefits generally constitute only a minor portion of total annual compensation. The Committee periodically reviews the levels of perquisites and other personal benefits provided to our executives. In 2011, none of the named executive officers received perquisites with an aggregate value of $10,000 or more.

Deductibility of Executive Compensation

The Committee reviews and considers the tax deductibility under Section 162(m) of the Code of executive compensation that is paid to our chief executive officer or any one of our three highest paid officers other than the chief executive officer or chief financial officer. Section 162(m) provides that we may not deduct executive compensation in excess of a statutorily-designated amount unless certain conditions are met, including that the compensation qualifies as “performance-based” compensation. We believe that executive compensation paid and to be paid under our management incentive plans and other general compensation arrangements, including (i) any payments previously made or to be made under the LTIP Awards, (ii) any payments to be made under the Performance Awards and (iii) any shares previously received or to be received by the named executive officers pursuant to their 2009, 2010 and 2011 Year-End Stock Awards, are all in accordance with Section 162(m) and therefore are generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Christopher M. Condron, Chairman

James K. Schmidt

Michael J. Zimmerman

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation earned by each of the named executive officers for the years ended December 31, 2011, 2010 and 2009.

Name and Principal Position(1)	Year	Salary	Bonus(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation		All Other Compensation(4)	Total
Thomas B. Michaud, Chief Executive Officer, President and Vice Chairman	2011	$400,000	-	$2,585,294(5)	$ 0		$ 30,637	$3,015,931
	2010	$400,000	-	$ 720,676(6)	$1,580,000	(7)	$114,130	$2,814,806
	2009	$325,000	$1,575,500	$ 784,627(8)	-		$ 7,350	$2,692,477
Robert Giambrone, Chief Financial and Administrative Officer and Executive Vice President	2011	$325,000	-	$ 597,498(5)	$ 0		$ 20,877	$ 943,375
	2010	$325,000	-	$ 430,834(6)	$ 891,000	(7)	$ 84,258	$1,731,092
	2009	$290,000	$ 941,875	$ 467,040(8)	-		$ 7,350	$1,706,265
Andrew M. Senchak, Chairman	2011	$400,000	-	$2,585,294(5)	$ 0		$ 25,262	$3,010,556
	2010	$400,000	-	$ 720,676(6)	$1,580,000	(7)	$ 84,567	$2,785,243
	2009	$325,000	$1,575,500	$ 784,627(8)	-		$ 7,350	$2,692,477
John G. Duffy, Vice Chairman	2011	$400,000	-	$2,585,294(5)	$ 0		$ 25,262	$3,010,556
	2010	$400,000	-	$ 720,676(6)	$1,580,000	(7)	$ 84,567	$2,785,243
	2009	$325,000	$1,575,500	$ 784,627(8)	-		$ 7,350	$2,692,477
Mitchell B. Kleinman, General Counsel, Corporate Secretary and Executive Vice President	2011	$325,000	-	$ 438,169(5)	$ 0		$ 38,247	$ 801,416
	2010	$325,000	-	$ 313,336(6)	$ 653,400	(7)	$180,258	$1,471,994
	2009	$285,000	$ 685,000	$ 336,269(8)	-		$ 7,350	$1,313,619

(1)

As a result of the Management Succession in October 2011 that is described further on page 22: (i) Mr. Michaud, formerly Chief Operating Officer, became Chief Executive Officer and President and remained Vice Chairman, (ii) Mr. Senchak, formerly President and Vice Chairman, became Chairman and (iii) Mr. Duffy, formerly Chairman and Chief Executive Officer, became Vice Chairman. All such persons continued to be executive officers following such appointments.

(2)

The amounts shown in this column reflect the cash component of each named executive officer’s year-end bonus paid in February 2010 with respect to fiscal 2009. Because 2011 and 2010 year-end cash bonuses were subject to the satisfaction of performance conditions and, to the extent such conditions were satisfied, were to be awarded under the 2009 Incentive Plan, such bonuses are included under the column “Non-Equity Incentive Plan Compensation.”

(3)

The stock awards reflected in this column include the 2008, 2009 and 2010 Year-End Stock Awards granted to all named executive officers, as well as the Performance Awards granted to Messrs. Michaud, Senchak and Duffy. Each of the Year-End Stock Awards were granted in February in respect of performance in the prior fiscal year and, other than the 2008 Year-End Stock Awards, are subject to performance-based vesting conditions that we did not satisfy in fiscal 2011. The Performance Awards are only payable in fiscal 2014 and are dependent on the achievement of performance goals that we are not on pace to satisfy based on our fiscal 2011 results. See footnotes (5), (6) and (8) of this table for a further discussion of these awards.

In this column, SEC rules require the inclusion of the full grant date fair value of stock awards in the fiscal year in which such awards were actually granted, even if: (i) such awards pertain to performance in prior years, (ii) such awards are subject to future vesting or the satisfaction of performance goals in future periods, (iii) such awards may only be paid in future periods, or (iv) based on our then-existing results, we are not on pace to satisfy performance goals applicable to such awards. Therefore, amounts shown in this column for all three years reflect the full aggregate grant date fair value of the stock awards granted in such year, as determined in accordance with Financial Accounting Standards Board’s Accounting Codification Topic 718 (“ASC Topic 718”).

(4)	“All Other Compensation” for each of the named executive officers for the fiscal years ended December 31, 2011, 2010 and 2009, includes the following:

Name	Year	Company Profit Sharing Plan Contributions	Dividends on Unvested Shares(a)	Dividend Equivalents on RSUs(b)	Total All Other Compensation

Thomas B. Michaud	2011	$ 7,350	$17,912	$ 5,375	$ 30,637
	2010	$12,250	$72,317	$ 29,563	$114,130
	2009	$ 7,350	-	-	$ 7,350

Robert Giambrone	2011	$ 7,350	$ 8,135	$ 5,392	$ 20,877
	2010	$12,250	$42,351	$ 29,657	$ 84,258
	2009	$ 7,350	-	-	$ 7,350

Andrew M. Senchak	2011	$ 7,350	$17,912	-	$ 25,262
	2010	$12,250	$72,317	-	$ 84,567
	2009	$ 7,350	-	-	$ 7,350

John G. Duffy	2011	$ 7,350	$17,912	-	$ 25,262
	2010	$12,250	$72,317	-	$ 84,567
	2009	$ 7,350	-	-	$ 7,350

Mitchell B. Kleinman	2011	$ 7,350	$ 5,931	$ 24,966	$ 38,247
	2010	$12,250	$30,696	$137,312	$180,258
	2009	$ 7,350	-	-	$ 7,350

(a)          Amounts shown reflect dividends paid during the fiscal year on shares underlying restricted stock awards that were not vested at the time of payment. Such shares are legally outstanding and are therefore entitled to dividends on common stock. Dividends paid on unvested shares are deemed to be ordinary income to these recipients.

(b)         Amounts shown reflect common stock dividend equivalents required to be paid to the executive during the fiscal year in respect of the fully-vested restricted stock units owned by him as of the record date for each dividend payment, as described under “Dividends and Dividend Equivalents for 2011” on page 37. Dividend equivalents are deemed to be ordinary income to these recipients.

(5)               The amount shown does not reflect any awards granted by the Compensation Committee in respect of the executive’s or the Company’s 2011 performance. With respect to Messrs. Michaud, Senchak and Duffy only, the amount shown reflects the combined grant date fair value of: (i) the Performance Awards and (ii) the 2010 Year-End Stock Awards. With respect to Messrs. Giambrone and Kleinman only, the amount shown reflects the grant date fair value of the 2010 Year-End Stock Awards only (no Performance Awards were granted to these executives). In all cases, the grant date fair value was determined pursuant to ASC Topic 718.

The aggregate grant date fair value of the 2010 Year-End Stock Awards is based on a price per share equal to $27.48, the closing price of our common stock on the NYSE on the February 4, 2011 grant date. In accordance with ASC Topic 718, the grant date fair value does not take into account the performance conditions associated with vesting of such awards or dividends that were paid thereon (which are described further under “No 2011 Year-End Vesting of Prior Stock Awards” and “Dividends and Dividend Equivalents for 2011” beginning on pages 36 and 37, respectively).

With respect to the Performance Awards granted to Messrs. Michaud, Senchak and Duffy only, the aggregate grant date fair value of such awards is $995,988, based on: (i) the probable outcome, determined as of the March 21, 2011 grant date in accordance with ASC Topic 718, that the “target” performance level associated with the awards will be achieved, resulting in the grant in fiscal 2014 of 40,080 shares of stock, and (ii) a price per share equal to $24.85, the closing price of our common stock on the NYSE on the grant date. This amount may not reflect the awards that these executives actually realize under their Performance Awards, as the awards, if any, will depend on our performance at the end of the 2011-2013 performance period encompassing such awards. Based on our 2011 performance, we are below all performance levels that were established for payment of any award amounts. These awards are described under “Performance Awards” beginning on page 26.

In accordance with SEC rules, we are also required to disclose the aggregate grant date fair value of the Performance Awards assuming the achievement of the “maximum” level of performance associated with the awards, which would be $1,991,976 for each of Messrs. Michaud, Senchak and Duffy.

(6)               The amount shown does not reflect any awards granted by the Compensation Committee in respect of the executive’s or the Company’s 2010 performance. The amount shown reflects the grant date fair value of the 2009 Year-End Stock Awards which, in accordance with ASC Topic 718, does not take into account the performance conditions associated with vesting of such awards or dividends that were paid thereon (which are described further under “No 2011 Year-End Vesting of Prior Stock Awards” and “Dividends and Dividend Equivalents for 2011” beginning on pages 36 and 37, respectively).

(7)               With respect to Messrs. Michaud, Senchak and Duffy only, the amount shown reflects: (i) a 2010 year-end cash bonus of $913,333 awarded to the executive under the 2009 Incentive Plan, upon a determination that applicable performance conditions had been satisfied and (ii) a cash payment of $666,667, based on the achievement of the “maximum” level of performance in respect of the 2010 performance cycle established under the LTIP Awards. All amounts were paid in February 2011.

With respect to Messrs. Giambrone and Kleinman only, the amount shown reflects a 2010 year-end cash bonus paid in February 2011. Such bonus was awarded under the 2009 Incentive Plan, upon a determination that applicable performance conditions had been satisfied.

(8)               The amount shown does not reflect any awards granted by the Compensation Committee in respect of the executive’s or the Company’s 2009 performance. The 2008 Year-End Stock Awards are not subject to any performance-based conditions but solely the lapse of time-based vesting requirements.

As reported in the “Summary Compensation Table,” salary and bonus as a percentage of each executive’s 2011 total compensation was approximately 13% for each of Messrs Michaud, Senchak and Duffy, 35% for Mr. Giambrone and 41% for Mr. Kleinman.

2011 GRANTS OF PLAN-BASED AWARDS

The table below shows certain information regarding the following awards granted to the named executive officers under the 2009 Incentive Plan during the year ended December 31, 2011: (i) the 2010 Year-End Stock Awards approved by the Compensation Committee on January 25, 2011 and granted on February 4, 2011, which related to fiscal 2010 performance, (ii) cash-based awards, payable in the form of year-end bonuses related to fiscal 2011 performance, approved by the Committee and granted on March 21, 2011 and (iii) the Performance Awards approved by the Committee and granted to Messrs. Michaud, Senchak and Duffy on March 21, 2011. Since the 2011 Year-End Stock Awards were granted in February 2012, they are not included in this table.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Thomas B. Michaud	02/04/11	-	-	-	-	57,835 (3)	-	$1,589,306(4)
	03/21/11	-	-	$1,983,833	-	-	-	-
	03/21/11	-	-	-	8,016	40,080	80,160	$ 995,988(5)

Robert Giambrone	02/04/11	-	-	-	-	21,743 (3)	-	$ 597,498(4)
	03/21/11	-	-	$ 925,789	-	-	-	-

Andrew M. Senchak	02/04/11	-	-	-	-	57,835 (3)	-	$1,589,306(4)
	03/21/11	-	-	$1,983,833	-	-	-	-
	03/21/11	-	-	-	8,016	40,080	80,160	$ 995,988(5)

John G. Duffy	02/04/11	-	-	-	-	57,835 (3)	-	$1,589,306(4)
	03/21/11	-	-	$1,983,833	-	-	-	-
	03/21/11	-	-	-	8,016	40,080	80,160	$ 995,988(5)

Mitchell B. Kleinman	02/04/11	-	-	-	-	15,945 (3)	-	$ 438,169(4)
	03/21/11	-	-	$ 793,533	-	-	-	-

(1)

The amounts shown in this column reflect the maximum possible cash-based award payable to each executive in the form of a 2011 year-end cash bonus, pursuant to a formula established in compliance with Section 162(m) of the Code regarding the tax deductibility of executive compensation. However, because performance goals associated with such cash-based awards were not met, the actual 2011 year-end cash bonus paid to each executive was zero, as described under “No 2011 Year-End Cash Bonuses” beginning on page 35. The cash bonus formula was based on our annual consolidated revenues and the award amount was subject to a maximum cap. At the time of grant, the maximum amount payable was indeterminable (amount shown is based on full fiscal 2011 results). Since the potential amount payable is subject to a maximum cap that can only be reduced, and since the actual amount paid is within the full discretion of the Committee, there are no identifiable threshold or target amounts under this award.

(2)

The amounts in this column, other than the amounts explained by footnote (3), reflect possible stock awards payable to Messrs. Michaud, Senchak and Duffy in fiscal 2014 with respect to the Performance Awards. The different stock award amounts shown for each cycle are based upon achievement of different levels of performance during the three-year performance period encompassing such awards. If the “threshold” performance level is not met, no stock will be awarded. These awards are described further under “Performance Awards” beginning on page 26.

(3)

Reflects the shares granted to the executive in February 2011 in connection with his 2010 Year-End Stock Award. To determine the number of shares granted, the Compensation Committee approved an aggregate dollar amount representing such person’s total 2010 year-end bonus and directed that a percentage of such amount be in the form of restricted stock. The amount equal to that percentage was then divided by $27.3188, our weighted average stock price on the NYSE over the ten consecutive trading day period ending at the close of the market on the grant date.

The 2010 Year-End Stock Awards are scheduled to vest in equal one-third amounts on February 23rd of 2012, 2013 and 2014, subject to the satisfaction of performance conditions described under “No 2011 Year-End Vesting of Prior Stock Awards” beginning on page 36. The terms of these awards do not provide for the vesting of different amounts of shares depending on actual performance results and a fixed number of shares will vest on each scheduled vesting date if the performance conditions are met. Unvested shares are entitled to all common stock dividend payments made prior to vesting, as described under “Dividends and Dividend Equivalents for 2011” beginning on page 37. Vesting did not occur on February 23, 2012 because the performance goals associated with vesting were not met.

(4)

Reflects the 2010 Year-End Stock Awards granted to the executive, at a price per share equal to $27.48, the closing price of our common stock on the NYSE on the grant date, which is the fair value as determined pursuant to ASC Topic 718. This fair value determination does not take into account performance vesting conditions or dividends, in accordance with ASC Topic 718. As noted in footnote (3) of the “Summary Compensation Table,” SEC rules require disclosure of stock awards in the year they were actually granted, even if granted in respect of the prior year.

(5)

The amount shown reflects, as of the grant date of the Performance Awards, the assumption that the “target” performance level associated with the Performance Awards will be achieved. The price per share is equal to $24.85, the closing price of our common stock on the NYSE on the grant date, which is the fair value as determined pursuant to ASC Topic 718. This amount may not reflect the awards that these executives actually realize under their Performance Awards, as the awards, if any, will depend on our performance at the end of the 2011-2013 performance period encompassing such awards. Based on our 2011 performance, we are below all performance levels that were established for payment of any award amounts.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2011

The following table sets forth certain information concerning all outstanding unvested equity awards held by our named executive officers as of December 31, 2011. Since the amounts below are determined as of December 31, 2011, they do not include the 2011 Year-End Stock Awards that were granted in February 2012 (which awards are subject to performance-based vesting conditions) and do not exclude the portions of the 2008 Year-End Stock Awards that vested in February 2012 (vesting was postponed on the portion of the 2009 Year-End Stock Awards and 2010 Year-End Stock Awards that were scheduled to vest in February 2012, due to failure to satisfy associated performance-based conditions). We have not granted to any of our named executive officers any stock options or similar derivative instruments.

Name	Number of Shares of Stock That Have Not Vested(1)	Market Value of Shares of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested(4)
Thomas B. Michaud	13,442	$204,050	84,134	$1,277,154
Robert Giambrone	8,002	$121,470	32,673	$ 495,976
Andrew M. Senchak	13,442	$204,050	84,134	$1,277,154
John G. Duffy	13,442	$204,050	84,134	$1,277,154
Mitchell B. Kleinman	5,762	$ 87,467	23,894	$ 362,711

(1)   The amounts in this column represent, as of December 31, 2011, unvested shares underlying the 2008 Year-End Stock Awards. On February 1, 2012, all such shares vested. These awards were granted pursuant to the 2006 Incentive Plan.

(2)   The market value has been calculated by multiplying the number of unvested shares underlying the 2008 Year-End Stock Awards by the $15.18 closing price of our common stock on the NYSE on December 30, 2011 (the last trading day of 2011). Vesting of these shares is subject only to the lapse of time-based vesting periods and is not subject to satisfaction of any performance conditions.

(3)   Amounts in this column with respect to all the named executive officers reflect shares underlying the 2010 and 2009 Year-End Stock Awards granted under the 2009 Incentive Plan that were unvested as of December 31, 2011, representing all shares granted under the 2010 Year-End Stock Awards and two-thirds of the shares granted under the 2009 Year-End Stock Awards. One-third of the total shares granted under each such award was scheduled to vest on February 23, 2012. However, in each case vesting was postponed due to the failure to satisfy associated performance conditions. Therefore, all of the shares granted under the 2010 Year-End Stock Awards and two-thirds of the shares granted under the 2009 Year-End Stock Awards remain unvested. One-third of the 2010 Year-End Stock Awards is scheduled to vest on February 23, 2013 and the remaining two-thirds (including the shares for which vesting was postponed on February 23, 2012) is scheduled to vest on February 23, 2014, subject to the satisfaction of future performance conditions. All of the currently unvested shares under the 2009 Year-End Stock Awards (including the shares for which vesting was postponed on February 23, 2012) are scheduled to vest on February 23, 2013, subject to the satisfaction of future performance conditions. The performance conditions associated with vesting are described further under “No 2011 Year-End Vesting of Prior Stock Awards” beginning on page 36.

Amounts in this column, with respect to Messrs. Michaud, Senchak and Duffy only, also include 8,016 shares that would be issued to each executive in fiscal 2014 under the Performance Awards, assuming the achievement of the “threshold” level of performance associated with such awards. This amount may not reflect the awards that these executives actually realize under their Performance Awards, as the awards, if any, will depend on our performance at the end of the 2011-2013 performance period encompassing such awards. Based on our 2011 performance, we are below all performance levels that were established for payment of any award amounts. These awards are described further under “Performance Awards” beginning on page 26.

(4)          With respect to both: (i) the 2010 and 2009 Year-End Stock Awards granted to each named executive officer and (ii) the Performance Awards granted only to Messrs. Michaud Senchak and Duffy, the market value has been calculated by multiplying the number of unvested shares underlying each such award by the $15.18 closing price of our common stock on the NYSE on December 30, 2011 (the last trading day of 2011).

For the purpose of calculating the market value of each of the 2010 and 2009 Year-End Stock Awards, we have assumed that all performance conditions applicable to vesting of these awards will be satisfied. The terms of these awards do not provide for the vesting of different amounts of shares depending upon actual performance results and a fixed number of shares will vest on each scheduled vesting date if the performance conditions are met.

For the purpose of calculating the market value of the Performance Awards, we have assumed the achievement of the “threshold” level of performance associated with such awards. Messrs. Michaud, Senchak and Duffy would receive a greater amount of shares upon the achievement of the “target” and “maximum” performance levels applicable to these awards, as described further under “Performance Awards” beginning on page 26.

OPTION EXERCISES AND STOCK VESTED FOR 2011 FISCAL YEAR

The following table provides information, on an aggregate basis, about restricted stock awards previously granted to the named executive officers that vested during the fiscal year ended December 31, 2011. Since we have not granted any stock options or similar derivative instruments to any executives, this table does not include any information regarding stock options that were exercised.

	Number of Shares of Stock	Value of Shares of Stock
Name	Acquired on Vesting(1)	Realized on Vesting

Thomas B. Michaud	10,984(2) 13,439(3) 9,140(4)	$303,598(2) $371,454(3) $230,876(4)

Robert Giambrone	5,197(2) 7,999(3) 5,464(4)	$143,645(2) $221,092(3) $138,021(4)

Andrew M. Senchak	10,984(2) 13,439(3) 9,140(4)	$303,598(2) $371,454(3) $230,876(4)

John G. Duffy	10,984(2) 13,439(3) 9,140(4)	$303,598(2) $371,454(3) $230,876(4)

Mitchell B. Kleinman	3,780(2) 5,759(3) 3,974(4)	$104,479(2) $159,179(3) $100,383(4)

(1)          The amounts shown in this column represent one-third of each executive’s 2009 Year-End Stock Award, one-third of his 2008 Year-End Stock Award and one-third of his year-end stock award related to fiscal 2007. The 2009 Year-End Stock Awards were granted under the 2009 Incentive Plan and the other awards were granted under the 2006 Incentive Plan. Since the amounts are determined solely with respect to the year ended December 31, 2011, they do not include the portion of the 2008 Year-End Stock Awards that vested in February 2012 (due to the failure to satisfy certain performance conditions, vesting was postponed on the portion of the 2009 Year-End Stock Awards and 2010 Year-End Stock Awards that were similarly scheduled to vest in February 2012). The amounts shown do not reflect any reduction for shares that may have been withheld from the executive in order to fund applicable withholding taxes as a result of the vesting event.

(2)          Represents the one-third amount of the executive’s year-end stock award granted in respect of his fiscal 2007 performance that vested on February 1, 2011. The value realized was calculated by multiplying the number of shares by $27.64, the closing price of our common stock on the NYSE on the vesting date.

(3)          Represents the one-third amount of the executive’s 2008 Year-End Stock Award that vested on February 1, 2011. The value realized was calculated by multiplying the number of shares by $27.64, the closing price of our common stock on the NYSE on the vesting date.

(4)          Represents the one-third amount of the executive’s 2009 Year-End Stock Award that vested on February 23, 2011. The value realized was calculated by multiplying the number of shares by $25.26, the closing price of our common stock on the NYSE on the vesting date.

AGREEMENTS WITH THE NAMED EXECUTIVE OFFICERS

Overview of the Executive Agreements

The Employment Agreements

We entered into employment agreements with Messrs. Michaud, Senchak and Duffy on February 1, 2010, which we refer to in this section as the “2010 Employment Agreements.” We also entered into employment agreements with Messrs. Giambrone and Kleinman on January 25, 2012, which we refer to in this section as the “2012 Employment Agreements,” and refer to together with the 2010 Employment Agreements as the “Employment Agreements.” The Employment Agreements, and the Company’s entry into such agreements, were approved pursuant to resolutions duly adopted by the Compensation Committee. The Employment Agreements were structured, negotiated and prepared with the assistance of outside counsel as well as outside compensation consultants, all of which advised the Compensation Committee as to the terms and scope of such agreements.

Each Employment Agreement is for an initial term of three years, beginning on February 1, 2010 in the case of the 2010 Employment Agreements and beginning on February 1, 2012 in the case of the 2012 Employment Agreements (such dates together, the “Employment Agreement Effective Date”). However, on each anniversary of the Employment Agreement Effective Date, the term is automatically extended by one year, unless the Company or the Executive (as defined below) gives notice of its or his desire not to extend the term at least 30 days prior to such anniversary.

Pursuant to the instruction of the Compensation Committee, the Company delivered such non-extension notice to each of Messrs. Senchak and Duffy with respect to the February 1, 2012 anniversary date of his Employment Agreement. Therefore, on February 1, 2012 the Employment Agreement with each such Executive did not extend for an additional one year term and, accordingly, each such agreement will expire on February 1, 2014, subject to earlier termination in accordance with its terms.

The 2010 Employment Agreements state that Mr. Duffy will serve as our Chairman and Chief Executive Officer, Mr. Michaud will serve as our Vice Chairman and Chief Operating Officer and Mr. Senchak will serve as our Vice Chairman and President. In addition, each of the  2010 Employment Agreements provides that we will cause the Executive to be nominated for election and re-election to the Board during the term of the agreement. In light of the Management Succession, on October 25, 2011 each of Messrs. Senchak and Duffy executed and delivered to the Company a consent, pursuant to which such Executive agreed to the changes in his position and management responsibilities resulting from the Management Succession. The 2012 Employment Agreements state that Mr. Giambrone will serve as our Chief Financial and Administrative Officer and as an Executive Vice President, and Mr. Kleinman will serve as our General Counsel and as an Executive Vice President.

Under the 2010 Employment Agreements, each of Messrs. Michaud, Senchak and Duffy initially will receive an annual base salary at least equal to their 2010 annual base salary, which is $400,000 for each Executive. As a result of the Management Succession, Mr. Michaud’s annual base salary was increased to $600,000. Accordingly, under his 2010 Employment Agreement, he is entitled to continue to receive an annual base salary of at least that amount. Under the 2012 Employment Agreements, each of Messrs. Giambrone and Kleinman initially will receive an annual base salary at least equal to their 2012 annual base salary, which is $325,000 for each Executive.

The Employment Agreements also provide that each Executive is eligible to receive an annual bonus under the terms of the Bonus Plan or the 2009 Incentive Plan, subject to any terms and conditions that may be established by the Compensation Committee. Additional compensation and benefits to which each Executive is entitled under the Employment Agreements include but are not limited to (i) indemnification by us (including the advancement of expenses to defend any proceeding that is encompassed by such indemnification), (ii) coverage under our director and officer liability insurance policy, (iii) the ability to participate in the same benefit plans and to receive the same benefits as our other senior executives, and (iv) payment by us of legal fees and expenses incurred by the Executive in connection with the review and negotiation of, or the enforcement of, his Employment Agreement or otherwise involving any provision of such agreement.

The Change of Control Agreements

We entered into change of control agreements with Messrs. Giambrone and Kleinman on February 1, 2008, which agreements were amended and restated on December 31, 2008 and further amended on December 31, 2010 in order to comply with certain requirements of Section 409A of the Code. These agreements were structured, negotiated and prepared with the assistance of outside counsel as well as outside compensation consultants, all of which advised the Compensation Committee as to the terms and scope of such agreements. In this section, we refer to these agreements as the “Change of Control Agreements,” the Change of Control Agreements and the Employment Agreements together as the “Executive Agreements,” and the named executive officers subject to the Executive Agreements as the “Executives.”

Each Change of Control Agreement is for an initial term of three years beginning on December 31, 2008. However, on each anniversary of that date beginning with December 31, 2009, the term is automatically extended by one year, unless we elect not to have the term extended. The Compensation Committee has determined that the term of the Change of Control Agreements would not be extended beyond its current expiration date of December 31, 2012. Each Executive received notice of such non-extension in accordance with the terms of the Change of Control Agreements.

As set forth in the 2012 Employment Agreements, prior to the expiration of the Change of Control Agreements, upon the occurrence of an event requiring rights, payments or benefits to be provided to Messrs. Giambrone and Kleinman under both their 2012 Employment Agreements and their Change of Control Agreements, neither Executive will become entitled to receive duplicative rights, payments or benefits. Furthermore, upon such occurrence, in the event of a discrepancy between the rights, payments or benefits due the Executive under each agreement, he will receive the right, payment or benefit of greater economic value.

If no “change of control” (as defined in the Change of Control Agreements and summarized below) occurs during the term of the Change of Control Agreements, the terms and conditions of the Executive’s employment with us remain unaffected by these agreements.  If a change of control does occur during the term of the Change of Control Agreements, and the Executive’s employment has not terminated prior to the date of such change of control, then, on that date, these agreements automatically convert into employment agreements with a three-year term commencing upon such date (the “Effective Date”).  However, if the Executive’s employment is terminated prior to the date of a change of control, and the Executive reasonably demonstrates that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a change of control or (ii) otherwise arose in connection with or anticipation of a change of control, then the “Effective Date” becomes the date immediately prior to the date of such termination.

While the Executive is employed during the three-year term following the Effective Date, he will be entitled to, among other things, (i) the continued position, authority, duties and responsibilities commensurate with the most significant of those he held during the 120 day period prior to the change of control, (ii) an annual base salary that is not reduced below an annual rate equal to 12 times the highest monthly base salary paid in the 12-month period prior to the change of control and (iii) an annual bonus at least equal to the highest bonus earned under the annual incentive plan as in effect from time to time, or any comparable bonus under any predecessor or successor plan, for the 3 years prior to the change of control (such bonus is referred to as the “Highest Pre-Effective Date Bonus”).

Generally, for purposes of the Change of Control Agreements, a “change of control” occurs:

•                  if any person becomes the owner of 20% or more of our common stock or voting securities (other than stock or securities acquired (i) directly from, or by, us, (ii) by an employee benefit plan of ours or of our affiliates, or (iii) in a transaction described in clauses (i), (ii) and (iii) of the second-to-last bullet point below),

•                  if there occurs the replacement of a majority of the members of the Board in place as of the date of the Change of Control Agreements, other than in specific circumstances,

•                  upon consummation of a reorganization, merger, exchange, consolidation or similar transaction of us or any of our subsidiaries, a sale or other disposition of all or substantially all of our assets, or the acquisition of another company’s assets or stock by us or any of our subsidiaries, other than a transaction that would result in (i) all or substantially all of the owners of our outstanding common stock and voting securities immediately prior to the transaction continuing to own more than 50% of the common stock (or its equivalent) and voting power of the entity resulting from that transaction in substantially the same proportions as their pre-transaction ownership, (ii) no person (other than any corporation resulting from that transaction or any employee benefit plan of us or of such resulting corporation) owning 20% or more of the common stock or voting power of voting securities of that corporation (excluding pre-transaction ownership) and (iii) the members of the incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for that transaction constituting at least a majority of the members of the board of directors (or its equivalent) of the entity resulting from that transaction, or

•                  our stockholders approve a complete liquidation or dissolution of us.

We have agreed to pay as incurred, to the full extent permitted by law, all legal fees and expenses the Executive reasonably incurs as a result of any contest of the validity or enforceability of, or liability under, the Change of Control Agreement or otherwise relating to the Executive’s employment, or termination from employment, with us.

Termination and Change of Control Provisions in the Executive Agreements

Termination by the Company for Cause or by the Executive without Good Reason

At any time under the Employment Agreements, or within three years following the Effective Date under the Change of Control Agreements, if the Executive voluntarily terminates employment without “good reason” (as defined in the agreements), we will be required to pay to the Executive the following to the extent not already paid, which are referred to as the “Accrued Obligations”: (i) his annual base salary and accrued vacation pay through the termination date, (ii) his annual bonus for the fiscal year preceding the fiscal year in which the termination occurred and (iii) unreimbursed business expenses through the termination date.  In addition, we will be required to pay or provide any amounts or benefits to which the Executive is entitled in accordance with any plan, program, policy, practice or agreement of ours, including any deferred base salary or annual bonus, which are referred to as “Other Benefits.”

Under the Employment Agreements, if the Executive is terminated for “cause” (as defined in such agreements), he will similarly be entitled to the Accrued Obligations and Other Benefits to the extent not already paid.  However, under the Change of Control Agreements, if within three years following the Effective Date the Executive is terminated for “cause” (as defined in such agreements), he will only be entitled to his annual base salary and accrued vacation pay through the termination date, along with the payment or delivery of Other Benefits, all to the extent not already paid.

Termination due to Disability or Death

Under the Employment Agreements, in the event of a termination of employment due to “disability” (as defined in such agreements) or death, the Executive or his legal representatives will be entitled to receive (i) the Accrued Obligations and Other Benefits and (ii) a pro-rata annual bonus (such bonus is referred to as the “Pro-Rata Employment Agreement Bonus”). In the case of the 2010 Employment Agreements, the Pro-Rata Employment Agreement Bonus is to be based on the highest annual bonus earned in the three years prior to the date of termination (such bonus is referred to as the “Highest Employment Agreement Bonus”). In the case of the 2012 Employment Agreements, the Pro-Rata Employment Agreement Bonus is to be based on the average annual bonus earned over the three years prior to the year in which the termination occurred (such bonus is referred to as the “Average Employment Agreement Bonus”).

In the event of termination due to disability, Other Benefits which the Executive will be entitled to receive under the Employment Agreements include (i) continued base salary (less any short-term disability benefits) until the Executive is eligible for long-term disability benefits and (ii) the disability and other benefits as in effect at any time after the effective date of the Executive’s termination that are generally available to our similarly situated executives. In the event of termination due to death, the Executive’s legal representatives are entitled to receive as Other Benefits the death benefits as in effect on the date of the Executive’s death with respect to our similarly situated executives and their beneficiaries.

Under the Change of Control Agreements, in the event, within three years after the Effective Date, of a termination of employment due to “disability” (as defined in such agreements) or death, the Executive or his estate or beneficiaries will be entitled only to the Accrued Obligations and Other Benefits. In the event of termination due to disability, such “Other Benefits” which the Executive will be entitled to receive will include disability and other benefits at least equal to the most favorable of those generally provided under our disability plans as in effect generally for our other peer executives at any time during the 120-day period immediately preceding the Effective Date, or, if more favorable, at any time thereafter. In the event of termination due to death, the Executive’s estate and/or beneficiaries are entitled to receive death benefits at least equal to the most favorable of those under our death benefit plans as in effect with respect to our peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive’s estate and/or beneficiaries, as in effect on the date of the Executive’s death.

However, under the Change of Control Agreements, if the Executive could have resigned for “good reason” (as defined in the agreements) on or before the date of death or disability but failed to do so, he will be entitled as a result of his death or disability to receive all amounts payable to him as if he had resigned for good reason. Payments to which the Executive would be entitled under the Change of Control Agreements due to a resignation for good reason are described below under “Termination by the Company without Cause or by the Executive for Good Reason.”

Under the Executive Agreements, “disability” generally means the Executive’s absence from his duties with us on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by us and acceptable to the Executive.

Termination by the Company without Cause or by the Executive for Good Reason

If, under the Employment Agreements, or if within three years after the Effective Date under the Change of Control Agreements, the Executive’s employment is terminated by us (other than a termination for “cause,” death or “disability”) or the Executive terminates employment for “good reason,” the Executive will be entitled to a lump-sum cash payment equal to:

•                  the then-Accrued Obligations,

•                  in the case of the Employment Agreements only, the Pro-Rata Employment Agreement Bonus (provided however that, unless the Pro-Rata Employment Agreement Bonus is payable upon a “change in control” as defined in the 2009 Incentive Plan, its payment will be conditioned upon the achievement of any performance goals applicable to the Executive’s annual bonus for the fiscal year that included the date of termination),

•                  in the case of the Change of Control Agreements only, a pro-rata bonus amount that is based on the higher of (i) the annual bonus for the preceding fiscal year (the “Recent Annual Bonus”) and (ii) the Highest Pre-Effective Date Bonus, and

•                  3 times (in the case of the 2010 Employment Agreements only), 2.5 times (in the case of the Change of Control Agreements only) and 2 times (in the case of the 2012 Employment Agreements only) the sum of:

▪                  the Executive’s base salary, plus

▪                  in the case of the 2010 Employment Agreements only, the Highest Employment Agreement Bonus, plus

▪                  in the case of the 2012 Employment Agreements only, the Average Employment Agreement Bonus, plus

▪                  in the case of the Change of Control Agreements only, the higher of the Recent Annual Bonus and the Highest Pre-Effective Date Bonus, plus

▪                  the amount of our contribution to the Profit Sharing Plan on behalf of the Executive for the year prior to the date of termination.

Upon any such termination, the Executive and his family will also be entitled to receive health and welfare benefit coverage (including medical, prescription, dental, disability, employee life insurance, group life insurance, accidental death and travel accident insurance), at least equal to, and at the same after-tax cost to the Executive as, those that would have been provided if the Executive had continued to be employed by us, for up to three years in the case of the 2010 Employment Agreements, and up to eighteen months in the case of the 2012 Employment Agreements and the Change of Control Agreements. The Executive will also be entitled to the Other Benefits and, solely in the case of the Employment Agreements, full accelerated vesting of any then-outstanding stock awards or options. As a condition of receiving any such payments or benefits to which the Executive would otherwise be entitled under the Executive Agreements upon termination, the Executive is required to execute a general release of us and our affiliates.

Generally, for purposes of the Executive Agreements, “cause” exists for the Executive’s:

•                  willful and continued failure substantially to perform the Executive’s duties (other than as a result of physical or mental illness or injury), after written demand for substantial performance,

•                  gross misconduct and, in the case of the Change of Control Agreements only, illegal conduct, that, in any case, is willful and results in material and demonstrable damage to our business or reputation, or

•                  conviction of, or plea of guilty or nolo contendere to, a charge of commission of a felony.

Generally, for purposes of the Executive Agreements, “good reason” exists if (without the Executive’s consent, in the case of the Employment Agreements):

•                  solely in the case of the Change of Control Agreements, the Executive is assigned duties materially inconsistent with the Executive’s position, authority, duties or responsibilities, or there is a material diminution in such position, authority, duties or responsibilities (whether or not occurring solely as a result of us ceasing to be a publicly traded entity),

•                  solely in the case of the Employment Agreements, the Executive is assigned duties inconsistent with his job description, the Executive’s reporting obligations are changed or we take any action that results in a diminution in the Executive’s position, titles, authority, duties or responsibilities,

•                  solely in the case of the Employment Agreements, the Executive is not nominated for election and re-election to the Board,

•                  we fail to pay or provide, as may be required by the Executive Agreements, any of the Executive’s (i) base salary, annual bonus and other benefits, (ii) reimbursement of expenses, (iii) office and staff or (iv) indemnification (and if applicable, advancement) and directors’ and officers’ liability insurance,

•                  we require that the Executive render his services primarily at a location other than the one described in his Executive  Agreement,

•                  we purport to terminate the Executive’s employment otherwise than as permitted by his Executive Agreement, or

•                  we fail to require any successor by us to assume expressly and agree to perform his Executive Agreement.

Under the Change of Control Agreements, the Executive’s employment will not be deemed to have been terminated by the Executive for “good reason” if we remedy such circumstance within 30 days after notice thereof from the Executive. Under the Employment Agreements, the circumstances described in the second, third and fourth bullet points above will not constitute “good reason” if (i) the actions that gave rise to such circumstances were isolated, insubstantial, inadvertent and not taken in bad faith and (ii) such circumstances are remedied promptly after notice thereof from the Executive.

Change of Control Payment Excise Taxes

The Employment Agreements do not entitle the Executives to a “gross-up” payment from us in order to make the Executive whole for any federal excise tax imposed upon him under Section 4999 of the Code as a result of any change of control payments or benefits received or to be received by him in connection with his employment with us (or termination thereof).  Instead, the Executive receives whichever of the following is more favorable to him on a net after-tax basis:  (i) his change in control payments reduced to the extent necessary so that none of those payments are subject to excise tax or (ii) the full amount of such change in control payments, which is subject to the excise tax.

Under the Change of Control Agreements, each of the Executives is entitled to a “gross-up” payment to make him whole for any federal excise tax imposed under Section 4999 of the Code on change of control payments or benefits received by him, unless the value of the payments and benefits does not exceed 110% of the maximum amount payable without triggering the excise tax, in which case the payments and benefits will be reduced to such maximum amount.

Restrictive Covenants

Each of the Executive Agreements contains restrictive covenants prohibiting the Executive from disclosing confidential information obtained while employed by us. In addition, the Employment Agreements contain additional restrictive covenants prohibiting the Executive from competing with us and soliciting our clients for a period of six months after termination. In addition, the Executive is prohibited from soliciting our employees for twelve months after termination, other than any general employment solicitation that is not directed at our employees.

Other Change of Control Provisions

The 2009 Incentive Plan

The LTIP Awards, the Performance Awards, and each of the 2009, 2010 and 2011 Year-End Stock Awards were granted pursuant to the 2009 Incentive Plan. Generally under the plan, a “change in control” (as defined), will trigger the acceleration of exercisability or vesting, and the lapse of any period of restriction or settlement or other payment, with respect to any outstanding award granted under the plan.

As set forth in the accelerated vesting and payments provisions of the 2009 Incentive Plan, upon a change in control all outstanding awards become fully vested, non-forfeitable and, to the extent applicable, immediately exercisable prior to the occurrence of the change in control, and:

•                  each share of restricted stock, restricted stock unit or other award granted under the plan and denominated in shares shall be cancelled in exchange for an amount equal to the “change in control price” (as defined) being offered to Company stockholders, multiplied by the number of shares covered by such award,

•                  the target performance goals applicable to any outstanding awards of “performance shares,” “performance units,” “cash-based awards” and other awards (as each is defined) shall deemed to have been attained in full (unless actual performance exceeds the target performance goal, in which case actual performance shall be used) for the entire applicable performance period then outstanding,

•                  any award not denominated in shares or that had been subject to deferred payment or settlement shall be cancelled in exchange for the full amount of such award, and

•                  outstanding stock options or stock appreciation rights shall be cancelled, and holders of such awards will receive an amount equal to (i) the excess of the fair market value of a share of Company common stock on the date of the change in control, over (ii) the option or grant price applicable to such option or stock appreciation right, multiplied by the number of shares covered by such award.

The 2009, 2010 and 2011 Year-End Stock Awards would be subject to the provisions of the first bullet listed above and vesting of the underlying shares would accelerate regardless of the performance conditions otherwise applicable to vesting. The LTIP Awards would be subject to the provisions of the second and third bullets listed above and the Performance Awards would be subject to the second bullet listed above (and the resulting shares issued would be subject to the first bullet listed above).

However, the above-described provisions regarding the acceleration and payment of outstanding awards upon a change in control are subject to certain powers of the Board and the Compensation Committee. Under the 2009 Incentive Plan, to the extent the Board or the Compensation Committee determines, in its discretion and prior to the change in control, that a “new employer” (as defined) will honor or assume such awards, or substitute such awards with alternative awards, then a change in control will not itself trigger such acceleration and payment provisions. If a new employer is to honor, assume or replace such awards, it must provide the award holder with, among other things, equal or better rights and entitlements and substantially equivalent economic value as that held prior to the change in control. In February 2011, the Compensation Committee formally determined that it would not be possible for a “new employer” to honor, assume or substitute the 2009 and 2010 Year-End Stock Awards in a manner which would satisfy these conditions. Similar provisions were contained in the restricted stock award agreements governing the 2011 Year-End Stock Awards.

The 2006 Incentive Plan

There are no currently unvested shares outstanding under the 2006 Incentive Plan, as the shares underlying the final one-third portion of the 2008 Year-End Stock Awards fully vested in February 2012.

Other Termination Provisions

Restricted Stock Award Agreements

The 2009, 2010 and 2011 Year-End Stock Awards are governed by restricted stock award agreements entered into between us and the individual award recipient. Pursuant to such award agreements and the 2009 Incentive Plan under which such awards were granted, the vesting of such restricted stock will accelerate upon death, “permanent disability” or a “change in control” (as defined in the applicable incentive plan). With respect to any then-incomplete performance periods or cycles, any existing performance conditions that must otherwise be satisfied for vesting to occur will not prevent the acceleration of vesting in these circumstances.

Any unvested shares shall be forfeited on certain employment termination events, including both voluntary termination by the Executive with or without good reason and termination by us with or without “cause” (as defined in the governing equity incentive plan), but excluding retirement, except to the extent otherwise provided in an Employment Agreement. Upon retirement, unvested shares will not be forfeited but will remain subject to their original vesting schedule as well as any applicable performance conditions that must be satisfied for vesting to occur. For these purposes, “retirement” means the termination of employment, provided that the Executive is at least 60 years old or has worked for us for an amount of time such that his age plus his number of years of employment is at least 65, and provided further that he has entered into a two year non-competition/non-solicitation agreement with us. All the Executives are currently eligible for retirement under this definition.

The vesting schedule for the 2011 Year-End Stock Awards is described under “2011 Year-End Stock Awards” and the vesting schedules and performance conditions for the 2009 and 2010 Year-End Stock Awards are described under “No 2011 Year-End Vesting of Prior Stock Awards,” each beginning on page 36.

The LTIP and the Performance Award Agreements

The LTIP governing the LTIP Awards granted in February 2010 to Messrs. Michaud, Senchak and Duffy generally provides that an LTIP Award recipient will not be entitled to any LTIP Award payment with respect to any performance cycle that ends after his termination. The agreements governing the Performance Awards granted in March 2011 to these Executives contain similar prohibitions on award payments.

However, under both the LTIP and the Performance Award agreements, in the event of (i) termination by us without “cause,” (ii) termination by the Executive for “good reason” or (iii) the Executive’s death, “disability,” or “retirement,” (as each such term is defined in the 2009 Incentive Plan) during any performance cycle or period, such Executive will be entitled to payment of a pro-rata portion (based on the portion of such performance cycle or period that he was actively employed by us) of his award with respect to such performance cycle or period, provided that the performance goals with respect to such performance cycle or period are achieved. Any pro-rata payment will be made at the end of the performance cycle or period and will be made in accordance with the terms governing the award. Additional terms of the LTIP Awards and Performance Awards are described under “The LTIP” and “Performance Awards” beginning on pages 24 and 26, respectively.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Potential Termination and Change of Control Payments for Messrs. Michaud, Senchak and Duffy

The following tables describe the estimated potential payments upon termination of employment or a change of control of us that would be payable to each of Messrs. Michaud, Senchak and Duffy, assuming that the termination or change of control occurred on December 31, 2011. The actual amounts to be paid can only be determined at the time of such Executive’s separation from the Company. The footnotes for all three of the tables set forth below are included after the third table.

Payments for Thomas B. Michaud

				Upon a Change of Control
	Termination				No Termination or
	without	Termination	Termination for	Termination	Termination without
	Good Reason	due to Death	Good Reason or	for Good Reason	Good Reason or
	or for Cause	or Disability	without Cause	or without Cause	for Cause
Cash Severance — Base	$0	$ 0	$ 1,200,000	$ 1,200,000	$ 0
Cash Severance — Bonus	0	0	7,479,999	7,479,999	0
2011 Pro-rata Bonus(1)	0	2,493,333	2,493,333	2,493,333	0
Equity Value(2)	0	1,359,521	0	1,359,521	1,359,521
LTIP Award Payments	0	0(3)	0(3)	1,000,000(4)	1,000,000 (5)
Performance Awards	0	0(6)	0(6)	608,414(7)	608,414 (8)
Health/Welfare Benefits	0	0	47,710	47,710	0
Company Profit Sharing Plan Contribution	0	0	36,750	36,750	0
Gross-up on Excise Taxes	n/a	n/a	n/a	n/a	n/a
Total	$0	$3,852,854	$11,257,792	$14,225,727	$2,967,935

Payments for Andrew M. Senchak

				Upon a Change of Control
	Termination				No Termination or
	without	Termination	Termination for	Termination	Termination without
	Good Reason	due to Death	Good Reason or	for Good Reason	Good Reason or
	or for Cause	or Disability	without Cause	or without Cause	for Cause
Cash Severance — Base	$0	$ 0	$ 1,200,000	$ 1,200,000	$ 0
Cash Severance — Bonus	0	0	7,479,999	7,479,999	0
2011 Pro-rata Bonus(1)	0	2,493,333	2,493,333	2,493,333	0
Equity Value(2)	0	1,359,521	0	1,359,521	1,359,521
LTIP Award Payments	0	0(3)	0(3)	1,000,000(4)	1,000,000 (5)
Performance Awards	0	0(6)	0(6)	608,414(7)	608,414 (8)
Health/Welfare Benefits	0	0	43,822	43,822	0
Company Profit Sharing Plan Contribution	0	0	36,750	36,750	0
Gross-up on Excise Taxes	n/a	n/a	n/a	n/a	n/a
Total	$0	$3,852,854	$11,253,904	$14,221,839	$2,967,935

Payments for John G. Duffy

				Upon a Change of Control
	Termination				No Termination or
	without	Termination	Termination for	Termination	Termination without
	Good Reason	due to Death	Good Reason or	for Good Reason	Good Reason or
	or for Cause	or Disability	without Cause	or without Cause	for Cause
Cash Severance — Base	$0	$ 0	$ 1,200,000	$ 1,200,000	$ 0
Cash Severance — Bonus	0	0	7,479,999	7,479,999	0
2011 Pro-rata Bonus(1)	0	2,493,333	2,493,333	2,493,333	0
Equity Value(2)	0	1,359,521	0	1,359,521	1,359,521
LTIP Award Payments	0	0(3)	0(3)	1,000,000(4)	1,000,000 (5)
Performance Awards	0	0(6)	0(6)	608,414(7)	608,414 (8)
Health/Welfare Benefits	0	0	47,710	47,710	0
Company Profit Sharing Plan Contribution	0	0	36,750	36,750	0
Gross-up on Excise Taxes	n/a	n/a	n/a	n/a	n/a
Total	$0	$3,852,854	$11,257,792	$14,225,727	$2,967,935

_________________

(1)             Because amounts in the table are determined as of December 31, 2011, the 2011 Pro-rata Bonus reflects a bonus for the entire 2011 fiscal year. Year-end bonuses are generally paid in the first quarter of the following year. Amounts shown also assume the satisfaction of any provisions of the Employment Agreements requiring the achievement of any performance goals applicable to payment of such bonus.

(2)             The amounts shown in this row are derived from the termination and change of control vesting acceleration provisions that are contained in the agreements governing the restricted stock awards that were unvested as of December 31, 2011 and, in the case of a change of control only, the equity incentive plans under which such awards were granted. The amounts shown assume vesting of such awards as of December 31, 2011 at the year-end closing price on the NYSE of $15.18 (on the last trading day of 2011), and do not include any stock awards that had already vested as of such date. Since the amounts shown are determined as of December 31, 2011, they do not include the unvested 2011 Year-End Stock Awards that were granted in February 2012 and do not exclude the portion of the 2008 Year-End Stock Awards that vested in February 2012 (no 2009 or 2010 Year-End Stock Awards vested in February 2012 due to failure to meet associated performance-based conditions).

 (3)          The amount shown represents no LTIP Award payments for the 2010-2012 performance cycle (which was not completed as of December 31, 2011), due to the failure to exceed the “threshold” level of performance established for such cycle during the 2010-2011 period (the first two years of such performance cycle). Had such threshold level been exceeded, the executive would have been entitled to LTIP Award payments for such three-year performance cycle, which payments would have been pro-rated based on the two-year portion of such cycle for which the executive would have been actively employed. LTIP Award payments to which the executive is entitled upon termination are described further under “The LTIP and the Performance Award Agreements” beginning on page 50.

(4)             The amount shown assumes payment of the higher of the LTIP Award payments to which the executive would be entitled upon: (i) termination without cause or for good reason, pursuant to the LTIP, or (ii) a change of control, pursuant to the 2009 Incentive Plan. LTIP Award payments to which the executive would have been entitled upon termination without cause or for good reason or upon a change of control are described further in footnotes (3) and (5) of this table, respectively.

(5)             The amount shown represents LTIP Award payments for the full 2010-2012 performance cycle (which was not completed as of December 31, 2011), based on the achievement of the “target” level of performance established for such cycle, even though such target level was not actually achieved during the 2010-2011 period (the first two years of such cycle). The 2009 Incentive Plan provides that upon a change of control, if actual performance has exceeded the “target” level of performance under the LTIP Awards, then such actual performance shall be deemed to have been achieved for all then-uncompleted performance cycles. Otherwise, upon a change of control and regardless of actual performance, the “target” level of performance shall be deemed to have been achieved for all then-uncompleted cycles. The change of control provisions applicable to the LTIP Awards are described further under “Other Change of Control Provisions—The 2009 Incentive Plan” beginning on page 49.

(6)             Assumes no shares were granted under the Performance Awards, due to the failure during fiscal 2011 to meet the “threshold” level of performance established for the full 2011-2013 performance cycle (which was not completed as of December 31, 2011) established for such awards. Had such threshold level been met, the executive would have been entitled to a pro-rated stock award, based on the one year of the three-year cycle for which he would have been actively employed. Stock awards under the Performance Awards to which the executive may be entitled upon termination are described further under “The LTIP and the Performance Award Agreements” beginning on page 50.

(7)             The amount shown assumes payment of the higher of the Performance Award payments to which the executive would be entitled upon: (i) termination without cause or for good reason, pursuant to the Performance Award Agreements, or (ii) a change of control, pursuant to the 2009 Incentive Plan. The Performance Award payments to which the executive would have been entitled upon termination without cause or for good reason or upon a change of control are described further in footnotes (6) and (8) of this table, respectively.

(8)             The amount shown represents shares issued under the Performance Awards based on the achievement of the “target” level of performance established for the full 2011-2013 award performance period (which was not completed as of December 31, 2011),  even though such target level was not actually achieved during fiscal 2011, the first year of such period. The 2009 Incentive Plan provides that upon a change of control, if actual performance has exceeded the “target” level of performance, then such actual performance shall be deemed to have been achieved for all then-uncompleted performance periods. Otherwise, upon a change of control and regardless of actual performance, the “target” level of performance shall be deemed to have been achieved for all then-uncompleted periods, and for each share to be granted the executive would receive an amount equal to the “change in control price” (as defined in the 2009 Incentive Plan) being offered to stockholders. The amount shown is as of December 31, 2011, based on the year-end closing price of our common stock on the NYSE of $15.18 (on the last trading day of 2011), The change of control provisions applicable to the LTIP Awards are described further under “Other Change of Control Provisions—The 2009 Incentive Plan” beginning on page 49.

Potential Termination and Change of Control Payments for Messrs. Giambrone and Kleinman

The following tables describe the estimated potential payments upon a change of control of us, both with and without a subsequent termination of employment, that would be payable to each of Messrs. Giambrone and Kleinman, assuming that the change of control, and if applicable the termination, occurred on December 31, 2011, which would result in the occurrence of an Effective Date. The actual amounts to be paid can only be determined at the time of such Executive’s separation from the Company. The footnotes for both of the tables set forth below are included after the second table.

The 2012 Employment Agreements, which provide for potential payments to Messrs. Giambrone and Kleinman upon termination of employment or a change of control of us, were entered into in January 2012. Therefore, such executives would not have been entitled to any payments under these agreements if a termination of employment or change of control had occurred on December 31, 2011. The 2012 Employment Agreements are described further under “Agreements with the Named Executive Officers” beginning on page 44.

Payments for Robert Giambrone

	Termination
	without	Termination	Termination	Change of Control
	Good Reason	due to Death	for Good Reason	without
	or for Cause	or Disability(1)	or without Cause	Termination
Cash Severance — Base	$ 0	$ 0	$ 812,500	$ 0
Cash Severance — Bonus	0	0	3,712,500	0
2011 Pro-rata Bonus(2)	0	0	1,485,000	0
Equity Value(3)	617,447	617,447	617,447	617,447
Health/Welfare Benefits	0	0	23,835	0
Company Profit Sharing Plan Contribution	0	0	30,625	0
Gross-up on Excise Taxes(4)	0	0	2,587,196	0
Total	$ 617,447	$617,447	$9,269,103	$617,447

Payments for Mitchell B. Kleinman

	Termination
	without	Termination	Termination	Change of Control
	Good Reason	due to Death	for Good Reason	without
	or for Cause	or Disability(1)	or without Cause	Termination
Cash Severance — Base	$ 0	$ 0	$ 812,500	$ 0
Cash Severance — Bonus	0	0	2,722,500	0
2011 Pro-rata Bonus(2)	0	0	1,089,000	0
Equity Value(3)	450,178	450,178	450,178	450,178
Health/Welfare Benefits	0	0	23,835	0
Company Profit Sharing Plan Contribution	0	0	30,625	0
Gross-up on Excise Taxes(4)	0	0	1,981,652	0
Total	$450,178	$450,178	$7,110,290	$450,178

____________

(1)          The amounts shown in this column assume that the Executive could not have resigned for “good reason” on or before the date of death or disability. If (i) the Effective Date preceded the date of death or disability and (ii) the Executive could have resigned for good reason on or before the date of death or disability but failed to do so, he would be entitled to all amounts set forth in the column under the heading “Termination for Good Reason or without Cause.”

(2)          Because amounts in the table are determined as of December 31, 2011, the 2011 Pro-rata Bonus reflects a bonus for the entire 2011 fiscal year. Year-end bonuses are generally paid in the first quarter of the following year.

(3)          The amounts shown in this row are derived from the change of control vesting acceleration provisions that are contained in the agreements governing the restricted stock awards that were unvested as of December 31, 2011 and the equity incentive plans under which such awards were granted. The amounts shown assume vesting of restricted stock as of December 31, 2011 at the year-end closing price on the NYSE of $15.18 (on the last trading day of 2011), and do not include any stock awards that had already vested as of such date. Since the amounts shown are determined as of December 31, 2011, they do not include the unvested 2011 Year-End Stock Awards that were granted in February 2012 and do not exclude the portion of the 2008 Year-End Stock Awards that vested in February 2012 (no 2009 or 2010 Year-End Stock Awards vested in February 2012 due to failure to meet associated performance-based conditions).

(4)          The calculation of the gross-up amount is based upon an excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a state income tax rate applicable to the individual Executive. For purposes of this calculation, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value is attributed to non-competition covenants, as the Change of Control Agreements do not contain any such covenants.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY” VOTE)

As contemplated by Section 14A of the Exchange Act, we are providing stockholders with an opportunity to vote on a resolution approving the compensation of our named executive officers, as reported in this Proxy Statement. This is also known as a “say on pay” vote. Based on the results of the advisory vote at our 2011 annual meeting of stockholders regarding the frequency of say on pay votes, the Board has determined to include a stockholder advisory say on pay vote in our proxy materials every year.

Our stockholders may provide an advisory vote on our executive compensation program through the following resolution:

RESOLVED, that the compensation paid to the named executive officers, as reported in this Proxy Statement in accordance with the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The Board recommends that you endorse the compensation program for our named executive officers by voting FOR this advisory resolution. We believe that the compensation of our named executive officers is reasonable and appropriate, demonstrates responsible compensation practices and reflects several core principles we have put in place to drive long-term, sustainable value for our stockholders, including:

•      a broad pay-for-performance philosophy that subjects all our named executive officers’ year-end bonus compensation to the satisfaction of performance-based measures and creates “at-risk” compensation in the form of incentive awards that are only paid upon the achievement of performance goals that are set over multi-year horizons,

•      a firm alignment of executives’ interests with those of stockholders, by paying a significant portion of compensation in the form of restricted stock awards that vest over a multi-year period and are subject to forfeiture provisions, as well as by requiring substantial personal stock ownership by each executive officer, and

•      the facilitation of market competitiveness in an intensely competitive industry, by attracting and retaining executive leadership that is motivated to remain with us and share in our long-term success.

We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 21, as well as the related compensation tables and narrative discussion appearing on pages 39 through 53, which describe the compensation of our named executive officers in detail and provide more information on our compensation policies, practices and philosophy.

You may cast your vote for or against this resolution, or you may abstain from voting your shares. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to approve this resolution. The vote on this resolution is advisory and non-binding, and therefore may not be construed as overruling any decision by the Board or as creating or implying any additional fiduciary duties for the Board or our Company. The Compensation Committee and the Board will review and consider the voting results, along with other relevant factors, in connection with their ongoing evaluation of our compensation program.

Your Board Recommends a Vote FOR the Advisory Resolution

Approving the Compensation of our Named Executive Officers

PROPOSAL 3

APPROVAL  OF  AN  AMENDMENT  TO  THE  KBW,  INC.  2009  INCENTIVE

COMPENSATION  PLAN  TO  INCREASE  THE  AGGREGATE  NUMBER  OF

SHARES  OF  COMMON  STOCK  AUTHORIZED  FOR  ISSUANCE

Overview

We currently provide stock-based compensation under the KBW, Inc. 2009 Incentive Compensation Plan, which we refer to as the “2009 Incentive Plan.” The 2009 Incentive Plan is intended to promote our long-term success and increase stockholder value by attracting, motivating, and retaining non-employee directors, officers, employees, advisors, consultants and independent contractors.  To achieve this purpose, the 2009 Incentive Plan allows the flexibility to grant or award stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance unit awards, performance share awards, cash-based awards and other stock-based awards to eligible individuals. As of April 17, 2012, there were 3,083,862 shares of our common stock available for future grants under the 2009 Incentive Plan.

The Board believes that the 2009 Incentive Plan has contributed significantly to our success by enabling us to attract and retain the services of directors, officers, employees of outstanding ability. As noted under “Our Compensation Philosophy and Objectives” beginning on page 23, our pay practices have featured a steadily increasing focus on performance and incentive-based pay and an expansive trend toward equity-based awards and mandatory equity retention. By linking compensation to performance priorities, reducing the percentage of annual bonuses paid in cash, selectively granting incentive awards tied to multi-year performance goals and subject to “clawback” provisions, and making a substantial portion of overall executive compensation vulnerable to market risk, the Compensation Committee (which we refer to as the “Committee” throughout this Proposal 3) has taken significant steps to infuse our compensation program with long-term, sustainable incentives to help maximize stockholder value.  We believe our increased use of equity based compensation is consistent with pay practices among public companies in our industry.

Reflecting this trend, the stock component of our 2011 year-end bonuses constituted a greater percentage of an eligible employee’s bonus in 2011 compared to 2010. In addition, a greater overall number of employees received a bonus containing an equity component in 2011. All 2011 Year-End Stock Awards were granted pursuant to the 2009 Incentive Plan. The Board and the Committee intend to continue to incorporate equity-based awards as a standard component of overall compensation in order to strengthen the pay-for-performance link and to further align employee and stockholder interests.

Amendment to the 2009 Incentive Plan

Because our success is largely dependent upon the judgment, interest and special efforts of our directors, officers and employees, we want to continue to provide stock-based incentive awards to recruit, motivate and retain these individuals.  Accordingly, on April 18, 2012, at the recommendation of the Committee, the Board approved and adopted an amendment to the 2009 Incentive Plan, subject to stockholder approval, to increase the aggregate number of shares of common stock authorized for issuance under the 2009 Incentive Plan by 3,000,000 shares (the “Amendment”).

The purpose of the increase in authorized shares is to secure adequate shares to fund expected awards under our 2009 Incentive Plan through at least the annual award in January 2014. The Board believes that this number represents a reasonable amount of potential equity dilution relative to our industry and allows us to continue awarding equity incentives, which are a critical component of our overall compensation program. It is our intention to issue new share awards in the form of restricted shares subject to future vesting conditions.

The Amendment will become effective on the date it is approved by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Meeting. Shares held by brokers who do not have discretionary authority to vote on this proposal and who have not received voting instructions from the beneficial owners are not counted or deemed to be present or represented for the purpose of determining whether this proposal has been approved. Abstentions are treated as shares present or represented and are counted in the tabulations of the votes cast on this proposal. Abstentions have the same effect as voting against this proposal.

Run Rate Calculation and Other Key Data

The following table provides information regarding our run rate (also referred to as burn rate) for the past three years under our compensation plans:

	2011	2010	2009	Three-Year Average
Restricted Stock Awards Granted	2,453,597	1,672,181	2,229,232	2,118,337
Performance Awards Granted(1)	120,240	0	0	-
Total	2,573,837	1,672,181	2,229,232	2,159,417
Weighted Average Diluted Shares Outstanding(2)	31,698,410	32,498,945	31,448,074	31,881,810
Run Rate(3)	8.1%	5.2%	7.1%	6.8%

_________

(1)   As described on page 26, the actual number of shares which may be issued pursuant to the Performance Awards will be determined over a three year performance period based on average return on equity measured over that period. No Performance Award recipient will be entitled to receive any award-based shares until such determination is final.

(2)   As reported in Note 14 to our financial statements that were filed with our Annual Report on Form 10-K for the year ended December 31, 2011.

(3)   For any applicable period, the run rate is calculated as the total number of awards granted divided by the weighted average diluted shares outstanding.

We believe that our burn rate is within norms for companies in the investment banking industry based on current pay practices where, from both a business and regulatory perspective, there is an increasing emphasis on making full value equity awards a core component of compensation.

On April 17, 2012, the equity overhang, or the percentage of outstanding shares (plus shares that could be issued pursuant to our plans) represented by all unvested stock incentives previously granted and those available for future grant under all plans, was 23.6%. The equity overhang from all stock incentives granted and available would be approximately 32.3% assuming approval of the proposed amendment to the 2009 Incentive Plan. Equity overhang as of the mailing of proxy materials for our 2009 annual meeting of stockholders (which contained a proposal for stockholder approval of the 2009 Incentive Plan) was 32.5%.

In light of our ongoing stock buyback program, under which we repurchased 3,784,805 shares during 2011 and 235,300 shares during 2010 (the first year in which this program was authorized), and the practices in our industry, we believe our overhang level is reasonable.

Description of the Material Terms of the 2009 Incentive Plan

The only amendment we are asking stockholders to approve is an increase in the number of shares available under the 2009 Incentive Plan pursuant to the Amendment. The 2009 Incentive Plan otherwise remains the same.

We are required by SEC rules to present a description of the material terms of the 2009 Incentive Plan, which is provided below. We encourage you to read the entire 2009 Incentive Plan (which is available at www.kbw.com under “Investor Relations—SEC Filings” as an exhibit to our Proxy Statement relating to our 2009 Annual Meeting) and the Amendment (which is attached as Appendix A to this Proxy Statement) for a full statement of the plan’s terms and conditions.

Administration

The Committee has discretionary authority to operate, manage and administer the 2009 Incentive Plan in accordance with its terms. The Committee will determine the non-employee directors, employees, advisors, consultants and independent contractors who will be granted awards under the 2009 Incentive Plan, the size and types of awards, the terms and conditions of awards and the form and content of the award agreements representing awards. The Committee is authorized to establish, administer and waive terms, conditions and performance goals of outstanding awards and to accelerate the vesting or exercisability of awards, in each case, subject to limitations contained in the 2009 Incentive Plan. The Committee will interpret the 2009 Incentive Plan and award agreements and will have authority to correct any defects, supply any omissions and reconcile any inconsistencies in the 2009 Incentive Plan and/or any award agreements. The Committee’s decisions and actions concerning the 2009 Incentive Plan will be final and conclusive.  Within the limitations of the 2009 Incentive Plan and applicable law, the Committee may delegate its responsibilities under the 2009 Incentive Plan to persons selected by it, and the Board will be permitted to exercise all of the Committee’s powers under the 2009 Incentive Plan.

The Committee is comprised of at least two members of the Board, each of whom is selected by the Board and will satisfy independence criteria established by the Board and additional regulatory requirements, including the listing standards of the NYSE.  Currently, the members of the Committee are Messrs. Condron, Schmidt and Zimmerman, each of whom is a non-employee director.

Shares Subject to the 2009 Incentive Plan

Prior to the adoption of the Amendment, a total of 6,641,638 shares of our common stock were available for delivery under the 2009 Incentive Plan at the time it became effective. This included 641,638 shares that were available for issuance under the 2006 Incentive Plan. The number of shares available for delivery under the 2009 Incentive Plan is subject to adjustment for certain changes in our capital structure, as described under “Changes in Capital” beginning on page 61. The shares of common stock that may be issued under the 2009 Incentive Plan will be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares that have been reacquired and are held as treasury stock. Any shares (a) subject to an award that is (1) forfeited, terminated, cancelled or otherwise expires or (2) settled for cash, or (b) used to pay the exercise price or required tax withholding (whether by delivery or withholding of shares) for an award (whether under the 2006 Incentive Plan or the 2009 Incentive Plan) will be available for future awards under the 2009 Incentive Plan. If we acquire or combine with another company, any awards that may be granted under the 2009 Incentive Plan in substitution or exchange for outstanding stock options or other awards of that other company will not reduce the shares available for issuance under the 2009 Incentive Plan, but the shares available for any incentive stock options granted under the 2009 Incentive Plan will be limited to 6,641,638 shares of common stock, adjusted as stated above. On April 17, 2012, the closing price of our common stock on the NYSE was $16.29.

Participation

The Committee may grant awards under the 2009 Incentive Plan to (a) employees, advisors, consultants and independent contractors of us and our subsidiaries and affiliates, (b) those individuals who have accepted an offer of employment or consultancy from us or our subsidiaries or affiliates, and (c) our non-employee directors. However, only employees of us and our subsidiaries will be eligible to receive “incentive stock options” under the 2009 Incentive Plan.

Stock Options

A stock option is the right to purchase a specified number of shares of common stock in the future at a specified exercise price and subject to the other terms and conditions specified in the option agreement and the 2009 Incentive Plan. Stock options granted under the 2009 Incentive Plan will be either “incentive stock options,” which may be eligible for special tax treatment under the Code, or options other than incentive stock options, referred to as “nonqualified stock options,” as determined by the Committee and stated in the option agreement. The number of shares covered by each option will be determined by the Committee, but no participant may be granted in any fiscal year options for more than 1,000,000 shares of common stock. The exercise price of each option is set by the Committee but cannot be less than 100% of the fair market value of the common stock at the time of grant (or, in the case of an incentive stock option granted to a 10% or more stockholder of us, 110% of that fair market value). Options granted under the 2009 Incentive Plan in substitution or exchange for options or awards of another company involved in a corporate transaction with us or a subsidiary of us will have an exercise price that is intended to preserve the economic value of the award that is replaced. The fair market value of our common stock generally means the closing price of the common stock on the NYSE on the option grant date. The exercise price of any stock options granted under the 2009 Incentive Plan may be paid by check, or, with the Committee’s approval, shares of our common stock already owned by the option holder, a cashless broker-assisted exercise that complies with law, withholding of shares otherwise deliverable to the option holder upon exercise of the option or any other method approved or accepted by the Committee in its discretion.

Options will become exercisable and expire at the times and on the terms established by the Committee.  An incentive stock option cannot be exercised later than the tenth anniversary of the grant date. If the exercise of an option (other than an incentive stock option or “ISO”) on its scheduled expiration date would violate law, the option may be extended until its exercise would not violate law.  Options generally terminate when the holder’s employment or service with us terminates. However, an option may be exercised for up to five years following the holder’s termination in specified circumstances, unless the Committee or the option agreement permits exercise of the option following the holder’s termination to any greater or lesser extent.

Stock Appreciation Rights

Stock appreciation rights, or SARs, may be granted under the 2009 Incentive Plan alone or contemporaneously with stock options granted under the plan. SARs are awards that, upon their exercise, give the holder a right to receive from us an amount equal to (1) the number of shares for which the SAR is exercised, multiplied by (2) the excess of the fair market value of a share of our common stock on the exercise date over the grant price of the SAR. The grant price of a SAR cannot be less than 100% of the fair market value of our common stock on the grant date of such SAR. A SAR may be settled in cash, shares or a combination of cash and shares, as determined by the Committee. SARs will become exercisable and expire at the times and on the terms established by the Committee, subject to the same maximum time limits as are applicable to options granted under the 2009 Incentive Plan. However, a SAR granted with an option will be exercisable and terminate when the related option is exercisable and terminates, and such related option will no longer be exercisable to the extent that the holder exercises the related SAR. Likewise, such a SAR will not be exercisable to the extent that the related option is exercised. The number of shares covered by each SAR will be determined by the Committee, but no participant may be granted in any fiscal year SARs covering more than 1,000,000 shares of our common stock.

Restricted Stock and Restricted Stock Units

Restricted stock awards are shares of our common stock that are awarded to a participant subject to the satisfaction of the terms and conditions established by the Committee. Until the applicable restrictions lapse, shares of restricted stock are subject to forfeiture and may not be sold, assigned, pledged or otherwise disposed of by the participant who holds those shares. Restricted stock units are denominated in units of shares of our common stock, except that no shares are actually issued to the participant on the grant date.  When a restricted stock unit award vests, the participant is entitled to receive shares of our common stock, a cash payment based on the value of shares of our common stock or a combination of shares and cash. Vesting of restricted stock awards and restricted stock units may be based on continued employment or service and/or satisfaction of performance goals or other conditions established by the Committee. A recipient of restricted stock will have the rights of a stockholder during the restriction period, including the right to receive any dividends, which may be subject to the same restrictions as the restricted stock, unless the Committee provides otherwise in the grant. A recipient of restricted stock units will have none of the rights of a stockholder unless and until shares are actually delivered to the recipient. The number of shares of restricted stock and/or restricted stock units granted to a participant will be determined by the Committee, but no participant may be granted in any fiscal year more than 1,000,000 shares subject to awards of restricted stock or restricted stock units. Upon termination of employment or service, or failure to satisfy other vesting conditions, a participant’s unvested shares of restricted stock and unvested restricted stock units are forfeited unless the participant’s award agreement, or the Committee, provides otherwise.

Performance Units, Performance Shares and Cash-based Awards

Performance units, performance shares and cash-based awards granted to a participant are amounts credited to a bookkeeping account established for the participant. A performance unit is a fixed or variable dollar denominated unit with a value determined by the Committee and stated in the award agreement. The value of a performance share is based on the value of our common stock.  A cash-based award has a value that is established by the Committee at the time of its grant. The number of performance units, performance shares and cash-based awards granted to a participant will be determined by the Committee. However, no participant may be granted in any fiscal year: (i) performance units amounting to more than $10,000,000, (ii) performance shares with respect to more than 1,000,000 shares or (iii) cash-based awards amounting to more than $10,000,000. Whether a performance unit, performance share or cash-based award actually will result in a payment to a participant will depend upon the extent to which performance goals or other conditions established by the Committee are satisfied. After a performance unit, performance share or cash-based award has vested, the participant will be entitled to receive a payout of cash, shares of our common stock or a combination thereof, as determined by the Committee. A participant’s award agreement describes the effect of a termination of employment or service on the participant’s performance units, performance shares or cash-based award.

Other Stock-Based Awards

The Committee may grant to participants other stock-based awards under the 2009 Incentive Plan, which are valued in whole or in part by reference to, or otherwise based on, shares of our common stock. The form of any other stock-based awards will be determined by the Committee, and may include a grant or sale of unrestricted shares of our common stock. The number of shares of our common stock related to another stock-based award will be determined by the Committee. However, no participant may be granted in any fiscal year other stock-based awards with respect to more than 1,000,000 shares (or cash amounts based on the fair market value of this number of shares on the grant date of the award). Other stock-based awards may be paid in shares of our common stock, cash or a combination of shares and cash, according to the award agreement. The terms and conditions, including vesting conditions, of another stock-based award will be established by the Committee when the award is made. The Committee will determine the effect of a termination of employment or service on a participant’s other stock-based awards.

Dividend Equivalents

The Committee may provide for the payment of dividend equivalents with respect to shares of our common stock subject to an award, such as restricted stock units, that have not actually been issued under that award. Dividend equivalents may be paid on a current or deferred basis, in cash or additional shares of our common stock and subject to such limitations and restrictions as the Committee may determine.

Performance-Based Awards

Restricted stock awards, restricted stock units, performance units, performance shares, cash-based awards and other stock-based awards subject to performance conditions may, in the Committee’s discretion, be structured to qualify as performance-based compensation that is exempt from the deduction limitations of Section 162(m) of the Code, as described under “Certain Federal Income Tax Consequences” beginning on page 62. Awards intended to satisfy this exemption must be conditioned on the achievement of objectively determinable performance goals based on one or more of the performance measures listed below, determined in relation to the Company or its subsidiaries or any of their business units, divisions, services or products, or in comparison to a designated group of other companies or index:

•

earnings or income, including operating income or profit or earnings before or after interest, taxes, depreciation, amortization, certain compensation and benefits expenses and/or extraordinary or special items

		•	implementation or completion of critical projects or processes

•	earnings per share (basic or diluted)	•	execution of assignments directly related to an individual participant

•	book value per share	•	economic value created

•	revenue	•	total stockholders’ equity

•	expenses	•	operating margin or profit margin

•	return on assets (gross or net), return on investment, return on capital, or return on equity	•	ratio of certain compensation and benefits expenses to revenues or net revenues

•	return on revenues	•	common stock price appreciation or total stockholder return

•	cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital	•	cost targets, reductions and savings, productivity and efficiencies

•

strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions and budget comparisons

The Committee will determine whether the performance goals that have been chosen for a particular performance-based award have been met. The Committee may in its discretion adjust downwards but not upwards amounts payable or benefits granted, issued, retained or vested under a performance-based award described above. The Committee may not waive the achievement of performance goals applicable to these awards, except in the case of the participant’s death, disability or a change in control of us. The Committee’s evaluation of the achievement of performance goals may include or exclude any of the following events that occur during a performance period: (a) gains or losses on sales or dispositions, (b) asset write-downs, (c) changes in tax law or rate, including the impact on deferred tax liabilities, (d) the cumulative effect of changes in accounting principles, (e) extraordinary items described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in our Annual Report on Form 10-K, (f) acquisitions occurring after the start of a performance period or unbudgeted costs incurred related to future acquisitions, (g) operations discontinued, divested or restructured during the performance period, including severance costs, (h) gains or losses on refinancing or extinguishment of debt, (i) foreign exchange gains and losses and (j) any other similar event or condition specified in the applicable award agreement.

Deferrals of Awards

The Committee may, to the extent permitted by law, require or allow participants to defer receipt of all or part of any cash or shares subject to their awards on the terms of any deferred compensation plan of us or other terms set by the Committee.

Transferability of Awards

Options, SARs, unvested restricted stock, and other awards under the 2009 Incentive Plan may not be sold or otherwise transferred except in the event of a participant’s death to his or her designated beneficiary or by will or the laws of descent and distribution, unless otherwise determined by the Committee. The Committee may permit awards other than incentive stock options and any related SARs to be transferred for no consideration.

Change in Control

A “change in control” of us (as defined in the 2009 Incentive Plan) will have no effect on outstanding awards under the 2009 Incentive Plan to the extent that the Board or the Committee determines that such awards will be honored or assumed or replaced with new rights by a new employer (referred to as an alternative award), so long as the alternative award:

•      is based on securities that are, or within 60 days after the change in control will be, traded on an established United States securities market,

•      provides the holder with rights and entitlements (such as vesting and timing or methods of payment) that are at least substantially equivalent to the rights, terms and conditions of the outstanding award,

•      has an economic value that is substantially equivalent to that of the outstanding award,

•      provides that if the holder’s employment with the new employer terminates under any circumstances, other than due to termination for cause or resignation without good reason, within 1 year following the change in control (or prior to a change in control, but following the date on which we agree in principle to enter into that change in control transaction), (1) any conditions on the holder’s rights under, or any restrictions on transfer or exercisability applicable to, the alternative award will be waived or will lapse in full, and the alternative award will become fully vested and exercisable, and (2) the alternative award may be exercised until the later of (a) the last date on which the outstanding award would otherwise have been exercisable, and (b) the earlier of (i) the third anniversary of the change in control and (ii) expiration of the term of the outstanding award, and

•      will not subject the holder to additional taxes or interest under Section 409A of the Code.

If the Board or the Committee does not make this determination with respect to any outstanding awards, then:

(1)   the awards will fully vest and become non-forfeitable and exercisable immediately prior to the change in control,

(2)   the Board or the Committee will provide that in connection with the change in control:

•      each outstanding option and SAR will be cancelled in exchange for an amount equal to the fair market value of our common stock on the change in control date, reduced by the option exercise price or grant price of the option or SAR,

•      each outstanding share of restricted stock, restricted stock unit and any other award denominated in shares will be cancelled in exchange for an amount equal to the number of shares covered by the award multiplied by the price per share offered for our common stock in the change in control transaction, or, in some cases, the highest fair market value of the common stock during the 30 trading days preceding the change in control date, and

•      any outstanding award not denominated in shares, including any award the payment of which was deferred, will be cancelled in exchange for the full amount of the award,

(3)   the target performance goals applicable to any outstanding awards will be deemed to be fully attained, unless actual performance exceeds the target, in which case actual performance will be used, for the entire performance period then outstanding, and

(4)   the Board or the Committee may otherwise adjust or settle outstanding awards as it deems appropriate, consistent with the plan’s purposes.

Any amounts described under (2) above will be paid in cash, publicly traded securities of the new employer or a combination of cash and securities as soon as reasonably practicable, but in no event later than 10 business days, following the change in control.

Changes in Capital

In the event of a change in our capital structure, such as a stock dividend, stock split or recapitalization, or a corporate transaction, such as a merger, consolidation, reorganization or spin-off, the Committee or the Board will make substitutions or adjustments that it deems appropriate and equitable to: (a) the aggregate number, class and kind of shares or other securities reserved for issuance and delivery under the 2009 Incentive Plan, (b) the number, class and kind of shares or other securities subject to outstanding awards, (c) the option exercise price, grant price or other price of securities subject to outstanding options, stock appreciation rights and, to the extent applicable, other awards, and (d) the plan’s limits on the number of shares that may be subject to awards granted to a single participant.  In the case of a corporate transaction, these adjustments may include, for example, (1) cancellation of outstanding awards in exchange for payments of cash and/or property, (2) substitution of other property (for example, stock of another company) for shares of our common stock subject to outstanding awards, and (3) in connection with a transaction in which a subsidiary, affiliate or division of us is sold or otherwise ceases to be owned by us, arranging for the assumption of awards, or replacement of awards with new awards based on other property or other securities, by the affected subsidiary, affiliate, or division, or by the entity that controls that subsidiary, affiliate, or division (as well as any corresponding adjustments to awards that remain based upon our securities). The Committee will also make appropriate adjustments and modifications in the terms of any outstanding awards to reflect, or related to, any such events, adjustments, substitutions or changes, including modifications of performance goals and changes in the length of performance periods.

Amendment and Termination

The Board may amend, alter, suspend or terminate the 2009 Incentive Plan. However, the Board will be required to obtain approval of the stockholders, if required by the exemption from the short-swing profit recovery rules of the Exchange Act, the tax law requirements for incentive stock options or any applicable law, regulation or rule, of any amendment of the 2009 Incentive Plan that would: (a) increase the maximum number of shares of our common stock that may be sold or awarded under the plan, or that may be subject to awards granted to a single participant, (b) decrease the minimum option exercise price or SAR grant price required by the plan, except, in the case of (a) or (b), in the event of certain changes in capital of the Company (as described above under “Changes in Capital”), (c) change the class of persons eligible to receive awards under the 2009 Incentive Plan, (d) change the performance measures applicable to awards intended to qualify as performance-based compensation under Section 162(m) of the Code, (e) extend the duration of the plan or the maximum exercise periods of any options or SARs granted under the plan or (f) otherwise require stockholder approval to comply with applicable laws, regulations or rules. The Committee may also amend outstanding awards.

However, no amendment, alteration, suspension or termination of the 2009 Incentive Plan or amendment of outstanding awards may materially impair the previously accrued rights of a participant under any outstanding award without his or her written consent, except (a) to comply with (1) the exemption from the short-swing profit recovery rules of the Exchange Act or (2) the exception for performance-based compensation under Section 162(m) of the Code, or (b) where the Board or the Committee determines that the amendment or alteration either (1) is required or advisable to comply with laws, regulations, rules or accounting standards or (2) is not reasonably likely to significantly diminish, without adequate compensation, the benefits provided under an award.  Additionally, the provisions of the 2009 Incentive Plan described above under “Change in Control” may not be amended, terminated or modified on or after the date of a Change in Control to materially impair any participant’s outstanding award without that participant’s prior written consent. The Board or the Committee will also make adjustments that it deems appropriate to awards under the 2009 Incentive Plan in recognition of unusual or nonrecurring events affecting us or our financial statements or changes in laws, regulations, rules or accounting principles.

The 2009 Incentive Plan prohibits us from reducing the exercise price or grant price of an outstanding stock option or SAR or replacing an outstanding stock option or SAR with a new option or SAR that has a lower exercise price or grant price, or with any other type of new award under the 2009 Incentive Plan, except in connection with a share change, a corporate transaction or as otherwise described under “Changes in Capital” above, without first obtaining stockholder approval.

Duration of 2009 Incentive Plan

The 2009 Incentive Plan will continue in effect until all shares of our common stock available under the 2009 Incentive Plan are delivered and all restrictions on those shares have lapsed, unless the 2009 Incentive Plan is terminated earlier by the Board.  No awards may be granted under the 2009 Incentive Plan on or after June 9, 2019.

Forfeiture

The 2009 Incentive Plan authorizes the Committee to provide for the forfeiture or recoupment of a participant’s awards in certain situations, such as the termination of the participant’s employment for cause, serious misconduct, breach of noncompetition, confidentiality or other restrictive covenants, or other activity detrimental to our business, reputation or interests. If we are required to prepare an accounting restatement (a) due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, if a participant knowingly or grossly negligently engaged in, or failed to prevent, that misconduct, or if a participant is one of the individuals subject to automatic forfeiture under the Sarbanes-Oxley Act of 2002, the participant will be obligated to reimburse us the amount of any payment in settlement of an award earned or accrued during the twelve-month period following the public issuance or filing with the SEC (whichever first occurred) of the relevant financial document, and (b) the Committee may in its discretion provide that if the amount earned under any participant’s award is reduced by such restatement, that participant will reimburse us the amount of the reduction previously paid in settlement of that award.

Non-United States Participants

The Committee may grant awards to, and establish modifications, amendments, procedures and subplans for, eligible individuals who are non-United States nationals, reside outside the United States, are compensated from a payroll maintained outside the United States, or are subject to non-United States legal or regulatory provisions, on terms and conditions different from those otherwise specified in the 2009 Incentive Plan to foster and promote achievement of the plan’s purposes and comply with those non-United States  legal or regulatory provisions.

Tax Withholding Obligations

The 2009 Incentive Plan authorizes us and our subsidiaries and affiliates to withhold all applicable taxes from any award or payment under the 2009 Incentive Plan and to take other actions necessary or appropriate to satisfy those tax obligations.

Certain Federal Income Tax Consequences

The following is a brief summary of certain significant United States Federal income tax consequences, under the Code, as in effect on the date of this summary, applicable to the Company and plan participants in connection with awards under the 2009 Incentive Plan. This summary is not intended to be exhaustive, and, among other things, does not describe state, local or non-United States tax consequences, or the effect of gift, estate or inheritance taxes.  References to “the Company” in this summary of tax consequences mean KBW, Inc., or any subsidiary or affiliate of KBW, Inc. that employs or receives the services of a recipient of an award under the 2009 Incentive Plan, as the case may be.

The grant of options under the 2009 Incentive Plan will not result in taxable income to the recipient of the options or an income tax deduction for the Company. However, the transfer of our common stock to an option holder upon exercise of his or her option may or may not give rise to taxable income to the option holder and a tax deduction for the Company depending upon whether such option is a nonqualified stock option or an incentive stock option.

The exercise of a nonqualified stock option by an option holder generally results in immediate recognition of taxable ordinary income by the option holder and a corresponding tax deduction for the Company in the amount by which the fair market value of the shares of our common stock purchased, on the date of such exercise, exceeds the aggregate exercise price paid. Any appreciation or depreciation in the fair market value of those shares after the exercise date will generally result in a capital gain or loss to the holder at the time he or she disposes of those shares.

The exercise of an incentive stock option by the option holder is exempt from income tax, although not from the alternative minimum tax, and does not result in a tax deduction for the Company if the holder has been an employee of the Company at all times beginning with the option grant date and ending three months before the date the holder exercises the option (or twelve months in the case of termination of employment due to disability). If the option holder has not been so employed during that time, the holder will be taxed as described above for nonqualified stock options.  If the option holder disposes of the shares purchased more than two years after the option was granted and more than one year after the option was exercised, then the option holder will recognize any gain or loss upon disposition of those shares as capital gain or loss. However, if the option holder disposes of the shares prior to satisfying these holding periods (known as a “disqualifying disposition”), the option holder will be obligated to report as taxable ordinary income for the year in which that disposition occurs the excess, with certain adjustments, of the fair market value of the shares disposed of, on the date the incentive stock option was exercised, over the exercise price paid for those shares. The Company would be entitled to a tax deduction equal to that amount of ordinary income reported by the option holder.  Any additional gain realized by the option holder on the disqualifying disposition would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the holder.

The granting of SARs does not result in taxable income to the recipient of a SAR or a tax deduction for the Company. Upon exercise of a SAR, the amount of any cash the participant receives (before applicable tax withholdings) and the fair market value as of the exercise date of any common stock received are taxable to the participant as ordinary income and deductible by the Company.

A participant will not recognize any taxable income upon the award of shares of restricted stock which are not transferable and are subject to a substantial risk of forfeiture. Dividends paid with respect to restricted stock prior to the lapse of restrictions applicable to that stock will be taxable as compensation income to the participant. Generally, the participant will recognize taxable ordinary income at the first time those shares become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares when the restrictions lapse. However, a participant may elect to recognize taxable ordinary income upon the award date of restricted stock based on the fair market value of the shares of common stock subject to the award on the award date.  If a participant makes that election, any dividends paid with respect to that restricted stock will not be treated as compensation income, but rather as dividend income, and the participant will not recognize additional taxable income when the restrictions applicable to his or her restricted stock award lapse. Assuming compliance with the applicable tax withholding and reporting requirements, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in the Company’s taxable year in which that participant recognizes that ordinary income.

The granting of restricted stock units does not result in taxable income to the recipient of a restricted stock unit or a tax deduction for the Company. The amount of cash paid (before applicable tax withholdings) or the then-current fair market value of the common stock received upon settlement of the restricted stock units is taxable to the recipient as ordinary income and deductible by the Company.

The granting of a performance unit, performance share, cash-based award, other stock-based award or dividend equivalent right generally should not result in the recognition of taxable income by the recipient or a tax deduction by the Company. The payment or settlement of a performance unit, performance share, cash-based award, other stock-based award or dividend equivalent right should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid (before applicable tax withholding) or the then-current fair market value of the shares of common stock received, and a corresponding tax deduction by the Company. If the shares covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to the participant and the Company will be similar to the tax consequences of restricted stock awards, described above.  If the award consists of unrestricted shares of common stock, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and the Company will be entitled to a corresponding tax deduction.

Under Section 162(m) of the Code, the Company may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to our Chief Executive Officer or any one of our three highest paid executive officers, other than the Chief Executive Officer or Chief Financial Officer, who are employed by us on the last day of our taxable year.  However, certain “performance-based compensation,” the material terms of which are disclosed to and approved by our stockholders, is not subject to this deduction limitation. The 2009 Incentive Plan has been structured with the intention that compensation resulting from stock options and SARs granted under the 2009 Incentive Plan will be qualified performance-based compensation and, assuming the plan is approved by the stockholders, deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code. The 2009 Incentive Plan allows the Committee discretion to award restricted stock, restricted stock units, performance shares, performance units, cash-based awards and other stock-based awards that are intended to be qualified performance-based compensation, as described under “Performance-Based Awards” beginning on page 59.

Under certain circumstances, accelerated vesting, exercise or payment of awards under the 2009 Incentive Plan in connection with a “change of control” of us might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the excess parachute payment.

Special tax rules under Section 409A of the Code apply to programs that provide for a deferral of compensation. Failure to comply with those requirements will result in accelerated recognition of U.S. federal income along with an additional tax equal to 20% of the amount included in U.S. federal income, and interest on deemed underpayments in certain circumstances. While certain awards under the 2009 Incentive Plan could be subject to Section 409A (for example, restricted stock units), the Incentive Plan and awards have been drafted to comply with the requirements of Section 409A, where applicable.

Plan Benefits

As of April 17, 2012 there were approximately 493 employees and four non-employee directors who are eligible to receive awards under the 2009 Incentive Plan. Because it will be within the Committee’s discretion to determine which employees and directors will receive awards under the 2009 Incentive Plan and the types and amounts of those awards, it is not possible at present to specify the benefits that would be received under the 2009 Incentive Plan by directors, executive officers and other employees if the Amendment is approved by stockholders.

Your Board Recommends a Vote FOR the Approval of the Amendment to
the KBW, Inc. 2009 Incentive Compensation Plan to Increase the Aggregate
Number of Shares Authorized for Issuance by 3,000,000 Shares

DIRECTOR COMPENSATION

We use a combination of annual cash and stock-based compensation to attract and retain qualified independent directors to serve on our Board. In setting director compensation, the Compensation Committee and the Board consider the significant amount of time that directors expend in fulfilling their duties to our Company and our stockholders, as well as the skill-level we demand of Board members. Directors who are also our employees receive no additional compensation for their service as directors.

In February 2011, the Board approved certain adjustments to 2011 annual compensation for non-employee directors. Such adjustments, which were made at the recommendation of the Compensation Committee after a review of publicly-available data regarding director compensation for other companies in the industry, represented the first adjustments to our non-employee director compensation since February 2007.  The CG&N Committee determined that such adjustments did not impair or compromise the independent status of any non-employee director under all applicable rules and regulations, which rules and regulations are described further under “Director Independence” beginning on page 11.

2012 annual compensation for our non-employee directors, which was affirmed by the Board in February 2012 at the recommendation of the Compensation Committee, is unchanged from 2011.

Cash Compensation Paid to Our Non-Employee Directors

During 2011, Board members who are not our employees were entitled to receive an annual cash retainer of $75,000, payable in equal quarterly installments. The Audit Committee chairman and the Compensation Committee chairman were each entitled to additional cash compensation of $25,000 per year, payable in equal quarterly installments.

We reimburse directors for out-of-pocket travel costs and other expenses incurred in connection with Board service and attendance at Board and committee meetings.

Stock Compensation Paid to Our Non-Employee Directors

During 2011, Board members who are not our employees were entitled to receive, in arrears, $75,000 in annual restricted stock awards. These awards are issued on or about the time that year-end stock bonuses are issued to our employees, which is typically in the first quarter of the following fiscal year, and vest on the same terms as year-end stock awards to employees generally.

All shares underlying unvested restricted stock awards granted to the non-employee directors are deemed to be legally outstanding shares of common stock and are therefore entitled to dividend payments. The restricted stock award agreements entered into by such directors with respect to such awards provide that dividends on unvested shares must be paid at the same time as dividends are paid generally. Our common stock dividend payments are described further under “Dividends and Dividend Equivalents for 2011” beginning on page 37.

Non-Employee Director Stock Ownership Guidelines

The Board has approved stock ownership guidelines for our non-employee directors. Non-employee directors must own shares of our common stock equal in value to five times the average annual cash compensation that they receive for their services in such capacity over the five most recently completed years prior to a compliance testing date. Such target does not include any cash compensation received for services as a chairperson or member of any Board committees.

All non-employee directors that became subject to the guidelines at the time of their adoption in 2007 (which includes all of the current non-employee directors) must be in compliance no later than March 1, 2013. Directors that fail to meet these guidelines on such date will receive all further compensation for their director services in the form of restricted stock until the target multiple is reached. Our employee directors are subject to different guidelines, described under “Executive Stock Ownership Guidelines” beginning on page 27.

Director Compensation Table

The table below sets forth the compensation paid by us to non-employee directors with respect to the fiscal year ended December 31, 2011:

Name(1)	Fees Earned or Paid in Cash		Stock Awards(2)	All Other Compensation(3)	Total
Daniel M. Healy	$100,000	(4)	$75,000	$794	$175,794
Christopher M. Condron	$100,000	(5)	$75,000	$794	$175,794
James K. Schmidt	$75,000		$75,000	$794	$150,794
Michael J. Zimmerman	$75,000		$75,000	$794	$150,794

(1)

Thomas Michaud, Andrew Senchak and John Duffy are not included in this table as they are employee directors of us and therefore receive no additional compensation for their services as directors. The 2011 compensation received by Messrs. Michaud, Senchak and Duffy as our employees is shown in the “Summary Compensation Table” beginning on page 39.

(2)

The actual number of shares to be issued in connection with these awards was calculated by dividing the aggregate dollar amount of the stock award by $16.7162, the weighted average price of our common stock on the NYSE over a five consecutive trading day period ending at the close of the market on February 29, 2012, the last trading day prior to the grant date for such stock awards. Dividend payments associated with such shares do not impact the grant date fair value of these awards, in accordance with ASC Topic 718.

(3)

Amounts shown in this column reflect dividends paid during 2011 on restricted stock awards granted as annual compensation for director services that were not vested at the time of dividend payment. Such shares are legally outstanding and are therefore entitled to dividends on common stock. See “Dividends and Dividend Equivalents for 2011” beginning on page 37.

(4)	Includes compensation in connection with service as chairman of the Audit Committee.

(5)	Includes compensation in connection with service as chairman of the Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Transactions with Related Persons

To minimize actual and perceived conflicts of interest, the Board has delegated to the Audit Committee the authority to review any Company transactions where the aggregate amount involved is reasonably expected to exceed $120,000 and any of the following “related parties” has or will have a direct or indirect material interest in the transaction:

•                  our executive officers or directors (including nominees),

•                  our 5% or greater stockholders, and

•                  a child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law or individual (other than a tenant or employee) sharing the household of any of the foregoing persons.

These transactions are considered “related party transactions” and the Audit Committee has adopted a written policy (referred to as the “Related Party Review Policy”) governing such transactions. Unless exempted from the Related Party Review Policy as described below, a related party transaction must be approved or ratified by the Audit Committee unless the committee determines that such transaction must be considered by all disinterested Board members, in which case such transaction will be approved or ratified by the vote of a majority of such disinterested directors.

In considering whether to approve or ratify any related party transaction, the Audit Committee, or disinterested members of the Board, as the case may be (the “Reviewing Directors”), shall consider all relevant factors, including but not limited to:

•                  the size of the transaction and the amount payable to the related party,

•                  the nature of the interest of the related party in the transaction,

•                  whether the transaction may involve a conflict of interest, and

•                  whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to us as would be available in comparable transactions with or involving unaffiliated third parties.

The Reviewing Directors will review related party transactions at regularly scheduled meetings of the Audit Committee or the Board, as the case may be, unless it is advisable for an interim meeting to be called for such purpose. Certain transactions that would not be required to be disclosed under applicable rules and regulations of the SEC are exempted from the definition of “related party transactions” under the Related Party Review Policy, and therefore do not require review and approval by the Audit Committee.

Relationships with Our Directors and Executive Officers

In addition to the Executive Agreements between us and each of the named executive officers that are currently in effect, which are described under “Agreements with the Named Executive Officers” beginning on page 44, certain relationships between the Company and our directors or executive officers are described below.

Securities Trading and Investments by Employees

From time to time, our directors, officers and other employees may buy or sell securities to or from Keefe as principal or through Keefe as agent in its capacity as a registered securities broker-dealer. Such transactions are generally executed on terms (i.e. commissions, mark-ups and mark-downs) more favorable to the employee-customer than those available to similarly situated non-employee customers. In addition, through our clearing broker we provide margin credit for employees, while we have generally not provided such credit to customers.

From time to time, and subject to our policies requiring prior satisfaction of customer orders, certain employees are permitted to make investments for their own account in securities which we are also placing with customers or in which we are also making an investment as principal. With the exception of allowing employees to make such investments net of any sales commissions or similar fees due us, such investments are made on terms no more favorable to the employee than those relating to the investments of our customers.

Our employees, including the named executive officers, are subject to trading restrictions on our common stock. These restrictions are generally included in restricted stock award agreements signed by individual employees and in our Company-wide employee trading policy. Under this trading policy, employees may trade our common stock only during certain “window” periods throughout the year, which generally open on the second trading day following a quarterly public earnings release and close immediately after completion of the second month of a fiscal quarter, subject to adjustment by senior management if an adjustment is deemed to be necessary or advisable. Furthermore, this policy prohibits employees from hedging or shorting our stock, due to a concern that such actions may be perceived as creating an economic interest in a negative price performance. Employees are also required to hold stock positions in financial services companies (including our stock) for a minimum of 30 days. Certain of these trading restrictions may be waived in limited circumstances.

KBW Managed Investment Funds

We previously maintained an interest in a hedge fund, and we continue to maintain an interest in a private equity fund, that we manage through our wholly-owned asset management subsidiary, KBW Asset Management, Inc., the investment manager and general partner of such funds. As of December 31, 2011, the value of our interest in the hedge fund was approximately $19.4 million and we had committed $15.0 million of capital to the private equity fund (with approximately $7.6 million funded). During January and February 2012, in connection with liquidating the hedge fund, we withdrew 100% of our investment from the hedge fund.

The terms of the private equity fund are set out in the limited partnership agreement. The private equity fund is a closed-end fund, meaning that investors cannot withdraw their capital, and they make capital commitments that the fund can draw upon.

A significant number of our employees, including our named executive officers, have made personal investments in one or both of these funds. Thomas Michaud, our Chief Executive Officer and President, invested $1.0 million in the hedge fund during 2011. Mr. Michaud redeemed this investment in full effective December 31, 2011 in connection with the liquidation of the hedge fund. Regarding the private equity fund, in prior years Andrew Senchak, our Chairman and John Duffy, our Vice Chairman, made capital commitments of $1.0 million and an immediate family member of Mr. Michaud made a capital commitment of $1.25 million. These investments were approved and ratified by the Audit Committee.

Each fund pays a fixed management fee and a performance-based fee to its investment manager and its general partner.  Effective December 31, 2011, the hedge fund investors withdrew their investments. Through such date, our employee investors in the hedge fund bore an annual management fee of 1% and a performance fee of 10%, a variance from the fee percentages applicable to outside investors. Through the end of the private equity fund’s investment period on December 31, 2011, the management fee for all investors (both employee and non-employee) equaled 1% annually of the total fund capital commitments. From January 1, 2012 forward, the annual fee equals 0.5% of the cost basis of all investments (other than cash and cash equivalents) held by the fund minus investment write-offs, measured at the beginning of each fiscal quarter. The profit share is equal to 10% of the private equity fund’s net profits, payable only after all investors have received a return of their invested capital and an 8% compounded annual return on their invested capital.

Amended and Restated Stockholders’ Agreement

At the time of completion of the IPO, employees deemed to be “covered stockholders,” (defined to be any employees holding a title at or above the level of “Principal”) entered into the amended and restated stockholders’ agreement, relating to the ownership and disposition of any shares of our common stock owned by them. Pursuant to the stockholders’ agreement, shares held by covered stockholders were subject to limitations on disposition until the five year anniversary of the IPO, which limitations may be waived by the Board or will be removed upon retirement, death or disability in accordance with the agreement. The fifth anniversary of the IPO was November 8, 2011. Consequently, there are no shares still subject to the prohibitions on disposition contained in the stockholders’ agreement.

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of the April 17, 2012 record date, for:

•                  each director and nominee for director,

•                  each named executive officer in the “Summary Compensation Table” beginning on page 39,

•                  all directors (including nominees) and the named executive officers as a group, and

•                  any reported beneficial owner of more than five percent of our common stock.

In accordance with the rules of the SEC, “beneficial ownership” includes voting or investment power with respect to securities. These amounts reflect the shares outstanding based upon the vesting terms of outstanding restricted stock units and include all currently-unvested shares of restricted stock granted pursuant to the 2011 Year-End Stock Awards, the 2010 Year-End Stock Awards and the 2009 Year-End Stock Awards. Unless otherwise indicated, the address for each person listed below is: c/o KBW, Inc., 787 Seventh Avenue, New York, New York, 10019. To our knowledge, except as may be noted in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percent‡
Thomas B. Michaud(1)	611,300	1.75%
Andrew M. Senchak(2)	483,116	1.38%
John G. Duffy(3)	890,633	2.54%
Mitchell B. Kleinman(4)	281,858	*
Robert Giambrone(5)	226,399	*
Daniel M. Healy(6)	41,556	*
Christopher M. Condron(6)	27,306	*
James K. Schmidt(6)	16,314	*
Michael J. Zimmerman(6)	13,330	*
T. Rowe Price Associates, Inc.(7)(8)	2,506,590	7.16%
DePrince, Race & Zollo, Inc. (9)(10)	2,182,480	6.23%
BlackRock, Inc.(11)(12)	1,844,959	5.27%
JP Morgan Chase & Co.(13)(14)	1,782,543	5.09%
All Directors and Named Executive Officers as a group (9 persons)	2,591,812	7.40%

‡

For purposes of this table, the percentage is calculated based on the 34,776,678 shares of common stock which are entitled to vote at the Meeting and the 255,936 shares underlying vested restricted stock units which are not entitled to vote at the Meeting, for a total of 35,032,614 shares of common stock.

*	Less than 1% of our outstanding shares of common stock.

(1)

Includes (a) 59,822 shares representing his entire unvested 2011 Year-End Stock Award, (b) 57,835 shares representing his entire unvested 2010 Year-End Stock Award, (c) 18,283 shares representing the unvested portion of his 2009 Year-End Stock Award and (d) 26,875 shares underlying vested restricted stock units held by Mr. Michaud.

(2)

Includes (a) 44,866 shares representing his entire unvested 2011 Year-End Stock Award, (b) 57,835 shares representing his entire unvested 2010 Year-End Stock Award, (c) 18,283 shares representing the unvested portion of his 2009 Year-End Stock Award and (d) 164,363 shares which are indirectly beneficially owned by Mr. Senchak and held by the Andrew M. Senchak Family Trust.

(3)

Includes (a) 40,379 shares representing his entire unvested 2011 Year-End Stock Award, (b) 57,835 shares representing his entire unvested 2010 Year-End Stock Award, (c) 18,283 shares representing the unvested portion of his 2009 Year-End Stock Award, (d) 265,497 shares held in the aggregate by twelve trusts for the benefit of Mr. Duffy’s children, for which he is not the trustee and over which shares he has no voting or investment power and in which shares he has no pecuniary interest (Mr. Duffy disclaims any beneficial ownership of these 265,497 shares), (e) 100,000 shares pledged by Mr. Duffy to secure a $2,150,000 aggregate principal amount bank loan scheduled to mature on May 31, 2012 and (f) 78,833 shares pledged by Mr. Duffy to secure a $200,000 aggregate principal amount non-purpose loan that does not set forth a designated maturity date.

(4)

Includes (a) 35,893 shares representing his entire unvested 2011 Year-End Stock Award, (b) 15,945 shares representing his entire unvested 2010 Year-End Stock Award, (c) 7,949 shares representing the unvested portion of his 2008 Year-End Stock Award and (d) 124,829 shares underlying vested restricted stock units held by Mr. Kleinman.

(5)

Includes (a) 47,857 shares representing his entire unvested 2011 Year-End Stock Award, (b) 21,743 shares representing his entire unvested 2010 Year-End Stock Award and (c) 10,930 shares representing the unvested portion of his 2009 Year-End Stock Award.

(6)

Includes (a) 4,486 shares representing such non-employee director’s entire unvested 2011 stock compensation, (b) 1,221 shares representing the unvested portion of his 2010 stock compensation and (c) 632 shares representing the unvested portion of his 2009 stock compensation.

(7)

Information based on a Schedule 13G filed with the SEC on February 9, 2011 by T. Rowe Price Associates, Inc., a Maryland corporation (“T. Rowe”), which filing was amended on Schedule 13G/A filed with the SEC on February 10, 2012. According to such filing as so amended, T. Rowe beneficially owns 2,506,590 shares of our common stock. T. Rowe previously informed us in written correspondence that these shares are owned by various individual and institutional investors for which T. Rowe serves as an investment adviser with power to direct investments and/or sole power to vote the shares. T. Rowe then stated that, while for purposes of the Exchange Act it is deemed to be a beneficial owner of such shares, it expressly disclaims that it is, in fact, the beneficial owner of such shares.

(8)	Address of T. Rowe is 100 E. Pratt Street, Baltimore, Maryland 21202.

(9)

Information based on a Schedule 13G filed with the SEC on February 15, 2012 by DePrince, Race & Zollo, Inc., a Florida corporation (“DRZ”). According to such filing, DRZ beneficially owns 2,182,480 shares of our common stock.

(10)	Address of DRZ is 250 Park Ave South, Suite 250, Winter Park, Florida 32789.

(11)

Information based on a Schedule 13G filed with the SEC on January 29, 2010 by BlackRock, Inc., a Delaware corporation (“BlackRock”), which filing was amended on Schedules 13G/A filed with the SEC on February 7, 2011 and on February 13, 2012. According to such filing as so amended, BlackRock and/or certain subsidiaries together beneficially own 1,844,959 shares of our common stock.

(12)	Address of BlackRock is 40 East 52nd Street, New York, New York 10022.

(13)

Information based on a Schedule 13G filed with the SEC on January 19, 2012 by JPMorgan Chase & Co., a Delaware corporation (“JP Morgan”). According to such filing, JP Morgan beneficially owns 1,782,543 shares of our common stock.

(14)	Address of JP Morgan is 270 Park Avenue, New York, New York 10017.

PROPOSAL 4

THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (INDEPENDENT AUDITORS)

At its February 21, 2012 meeting, the Audit Committee recommended and approved the appointment of KPMG as our independent registered public accounting firm (independent auditors) to examine our consolidated financial statements for the year ending December 31, 2012. The Company and the Audit Committee are seeking the stockholders’ ratification of such action.

Representatives of KPMG are expected to attend the Meeting and be available to make a statement or respond to appropriate questions.

Your Board and the Audit Committee Recommend a Vote FOR the Ratification of the Appointment
of KPMG LLP as our Independent Registered Public Accounting Firm (Independent Auditors)

AUDIT COMMITTEE DISCLOSURE

Report of Our Audit Committee

The Audit Committee assists the Board in its risk oversight responsibilities, as well as monitors the integrity of our financial statements, the qualifications, performance and independence of our external auditors, the performance of our internal audit function, and the compliance by us with certain legal and regulatory requirements.

The consolidated financial statements of KBW, Inc. for the fiscal year ended December 31, 2011 were audited by KPMG LLP, our independent registered public accounting firm (the “Auditors”). In connection with such financial statements, the Audit Committee has:

(1)              reviewed and discussed the audited financial statements with management and the Auditors,

(2)              discussed with the Auditors the matters required to be discussed by the statement on Auditing Standards No. 61 (as amended), as adopted by the Public Company Accounting Oversight Board, and

(3)              received the written disclosures and letter from the Auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the Auditors’ communications with the Audit Committee concerning independence, and discussed with the Auditors their independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the Company’s 2011 audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC. The Board has approved this inclusion.

AUDIT COMMITTEE

Daniel M. Healy, Chairman
Christopher M. Condron
Michael J. Zimmerman

Our Audit Committee’s Pre-Approval Policy

For audit services, the independent auditor will provide the Audit Committee with an engagement letter, generally during the first quarter of the fiscal year, outlining the scope of the audit services proposed to be performed during the fiscal year. If agreed to, such engagement letter will be formally accepted by the Audit Committee. The independent auditor will submit to the Audit Committee for approval an audit services fee proposal together with or after acceptance of the engagement letter, which fee proposal if accepted constitutes part of the engagement letter. The independent auditor must ensure that all audit services provided to us have been approved by the Audit Committee. The Chief Financial Officer is responsible for tracking all the independent auditor’s audit services fees actually incurred against the estimates provided for such services and to report the results of such monitoring process to the Audit Committee at least annually.

For non-audit services, management will submit to the Audit Committee for approval, generally during the first quarter of the fiscal year (unless impracticable or a later date is agreed to by the committee), the list of non-audit services that it recommends the Audit

Committee engage the independent auditor to provide for the fiscal year. The independent auditor will confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, an estimated amount or fee-range for each such non-audit service over the course of the fiscal year will be provided to the Audit Committee. The Audit Committee may consider the amount or range of estimated fees for non-audit services as a factor in determining whether a proposed service could be considered to be an impairment on independence. The Audit Committee must approve both the list of permissible non-audit services and the estimated amount or fee-range for each of such services.

To ensure prompt handling of unexpected matters, the Audit Committee has delegated to the Audit Committee chairman the interim authority to grant pre-approvals of audit-related services and permitted non-audit services, as well as to amend or supplement the scope of, and fees for, audit-related services and the list of permissible non-audit services (including related fees). The Audit Committee will be informed by the independent auditor on a quarterly basis of any new audit or non-audit services that were approved by the chairman between meetings. In addition, to the extent that the scope of services proposed are significantly different than the scope originally pre-approved, or to the extent fees for such non-audit services exceed or are reasonably likely to exceed their pre-approved estimates, the independent auditor will request a new or amended pre-approval from the committee.

The Chief Financial Officer is responsible for tracking all the independent auditor’s non-audit services fees actually incurred against the estimates provided for such services, and will report at least annually to the Audit Committee. In the event the invoice in respect of any such service is materially in excess of the estimated amount or range, the Audit Committee must approve such excess amount prior to payment of the invoice. Any requests to pay invoices in excess of the estimated amounts are to include an explanation as to the reason for such overage.

The pre-approval policy for audit and non-audit services does not include a delegation of the Audit Committee’s responsibilities under the Exchange Act to management. The requirement to obtain pre-approval for non-audit services is subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act.

Service Fees Paid to Our Independent Registered Public Accounting Firm

KPMG served as our independent auditors with respect to the fiscal years ended December 31, 2011 and 2010. The following table provides a breakdown of aggregate fees paid by us to KPMG for the last two fiscal years. All fees set forth below opposite the captions “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were incurred in connection with services that were pre-approved by the Audit Committee.

	2011	2010
Audit Fees	$1,299,000	$1,227,177
Audit-Related Fees(1)	51,500	48,250
Tax Fees(2)	246,200	365,504
All Other Fees(3)	171,000	178,566
Total	$1,767,700	$1,819,497

(1)	Consists primarily of services related to the Profit Sharing Plan.

(2)	Consists primarily of tax compliance and planning.

(3)	Consists primarily of audits of sponsored partnership entities and accounting advisory services.

ADDITIONAL MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers, directors and 10% stockholders are required under the Exchange Act to file reports of ownership and changes in ownership with the SEC and the NYSE. Copies of these reports must also be furnished to us.

Based solely on our review of the copies of such forms received by us with respect to 2011, we believe all of our directors and executive officers met all applicable filing requirements for that year.

Stockholder Proposals for Our 2013 Annual Meeting of Stockholders

If any stockholder intends to present a proposal to be considered for inclusion in our proxy material in connection with the 2013 annual meeting of stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8—Shareholder Proposals) and received by our Corporate Secretary on or before December 29, 2012. Stockholder proposals to be presented at the 2013 annual meeting of stockholders which are not to be included in our proxy materials must be received by our Corporate Secretary no earlier than March 14, 2013, nor later than April 13, 2013, in accordance with the procedures set forth in the amended and restated bylaws of the Company.

Householding

Under SEC rules, a single copy of proxy materials or single package of notices of Internet availability of proxy materials may be sent to multiple stockholders sharing the same address and last name, or who we reasonably believe are members of the same family, and who have previously consented to receive a single copy of these materials in a manner provided by these rules. Each stockholder to whom we are required to deliver a notice of Internet availability continues to receive a separate notice within that single package. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs. Stockholders of record may revoke their consent to future householding mailings by contacting Broadridge toll free at (800) 542-1061, or by writing to:

Broadridge

Householding Department

51 Mercedes Way

Edgewood, NY 11717

Certain brokerage firms, banks, or other similar entities holding shares for “street name” holders may household proxy materials or notices. Beneficial owners sharing an address whose shares are held in an account by such entities should contact such entity if they now receive (i) multiple copies of our proxy materials or notices and wish to receive only one copy of these materials per household in the future or (ii) a single copy of our proxy materials or notice and wish to receive separate copies of these materials in the future. Additional copies of our proxy materials are available upon request by contacting us as described under “Available Information” below.

Available Information

Our 2011 annual report and Form 10-K, including our financial statements for the year ended December 31, 2011, accompany this Proxy Statement. Stockholders who wish to obtain an additional copy of our 2011 annual report and/or a copy of the Form 10-K filed with the SEC for the year ended December 31, 2011, or a copy of our Corporate Governance Guidelines, Code of Ethics,  Supplemental Code of Ethics or the charters of our Audit Committee, Compensation Committee or CG&N Committee, may do so without charge by doing any of the following:

•                  viewing these documents on the “Investor Relations” section of our web site at www.kbw.com,

•                  contacting Alan Oshiki with Investor Relations at (866) 529-2339,

•                  emailing kbw.inv.relations@kbw.com or

•                  writing to KBW, Inc., Attn: Alan Oshiki, c/o King Worldwide Investor Relations, 48 Wall Street, 32nd Floor, New York, New York 10005.

OTHER BUSINESS

Our management does not know of any other matter to be presented for action at the Meeting. If any other matter should be properly presented at the Meeting, however, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

Mitchell B. Kleinman
General Counsel and Corporate Secretary

New York, New York
April 27, 2012

APPENDIX A

AMENDMENT NUMBER ONE TO THE

KBW, INC. 2009 INCENTIVE COMPENSATION PLAN

Pursuant to Section 16 of the KBW, Inc. 2009 Incentive Compensation Plan (“Plan”), the Board of Directors of KBW, Inc. hereby amends the Plan, subject to shareholder approval, as follows:

§1

Section 4.1 of the Plan is hereby amended to increase the total number of Shares authorized to be delivered pursuant to Awards under the Plan by 3,000,000 Shares.

§2

Capitalized terms used in this Amendment shall have the meanings set forth in the Plan.  Except as otherwise expressly amended by this Amendment, all the provisions of the Plan shall remain in full force and effect.

§3

This Amendment shall become effective on the date it is approved by the majority of the votes cast at the 2012 annual meeting of stockholders.

A-1

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Monday, June 11, 2012. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to KBW, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Monday, June 11, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by KBW, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. KBW, INC. COMPUTERSHARE SHAREOWNER SERVICES P.O. BOX 358015 PITTSBURGH, PA 15252-8015 Toll Free: 877-897-6894 International: 201-680-6685 TTY# Hearing Impaired: 800-231-5469 www.computershare.com M46517-P21494 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Except For All Withhold All KBW, INC. The Board of Directors recommends you vote FOR the following: 1. Election of the following Director nominees for a three-year term: 01) John G. Duffy 02) Daniel M. Healy 03) Michael J. Zimmerman Abstain For Against The Board of Directors recommends you vote FOR the following proposal: 2. Advisory resolution to approve executive compensation (a “say on pay” vote). The Board of Directors recommends you vote FOR the following proposal: 3. Amendment to the KBW, Inc. 2009 Incentive Compensation Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan. The Board of Directors and the Audit Committee recommend you vote FOR the following proposal: 4. Ratification of the appointment of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2012. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. To change the address on your account, please check the box at right and indicate your new address in the space on the reverse side. Please note that change(s) to the registered name(s) on the account may not be submitted via this method. Please indicate if you plan to attend this meeting. No Yes Please sign exactly as name appears hereon. One joint owner may sign on behalf of the others. When signing in a representative capacity, please clearly state your capacity.

Annual Meeting Admission Ticket KBW, Inc. 2012 Annual Meeting of Stockholders Tuesday, June 12, 2012 10:00 a.m. Eastern Time AMA New York Executive Conference Center 1601 Broadway (between 48th and 49th Streets) New York, NY 10019 (212) 903-8060 www.amaconferencecenters.org This Admission Ticket will be required to admit you to the meeting. Please write your name and address in the space provided below and present this ticket when you enter. Name: Address: City, State and Zip Code: Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The 2012 Notice and Proxy Statement and the 2011 Annual Report are available at www.proxyvote.com M46518-P21494 KBW, INC. Annual Meeting of Stockholders June 12, 2012 10:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Andrew M. Senchak, Robert Giambrone and Mitchell B. Kleinman, and each of them, as proxies, each with full power to act without the others and with full power of substitution, to vote as indicated on the back of this card all the shares of common stock of KBW, Inc. in this account held in the name of the undersigned at the close of business on April 17, 2012, at the annual meeting of stockholders to be held on June 12, 2012 at 10:00 a.m. Eastern Time, and at any adjournment thereof, with all the powers the undersigned would have if personally present. If this card is properly executed and returned, the shares represented thereby will be voted. If a choice is specified by the stockholder, the shares will be voted accordingly. If not otherwise specified, the shares represented by this card will be voted FOR the election of all nominees under Proposal 1, and FOR Proposals 2, 3 and 4 and in the discretion of the proxies with regard to such other matters as may properly come before the meeting. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) PLEASE MARK YOUR VOTES AND SIGN ON THE REVERSE SIDE OF THIS CARD.